                                                                     EXHIBIT 2.2


                              AGREEMENT AND PLAN

                                      OF

                           REORGANIZATION AND MERGER



                                  dated as of

                               October 25, 1996

                                By and Between

                       Prism Entertainment Corporation,
                            a Delaware corporation,

                                      and

                             Lee Video City, Inc.,
                           a California corporation,

                               TABLE OF CONTENTS
                               -----------------

                                                                   Page
                                                                   ----
ARTICLE I      DEFINITIONS......................................    1
      1.1      Definitions......................................    1

ARTICLE II     THE MERGER.......................................    6
      2.1      The Merger.......................................    6
      2.2      Exchange of Certificates.........................    8
      2.3      Closing..........................................    9

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF VCI............    9
      3.1      Corporate Existence and Power....................    9
      3.2      Corporate Authorization..........................   10
      3.3      Governmental Authorization.......................   10
      3.4      Non-Contravention................................   10
      3.5      VCI Capitalization...............................   10
      3.6      Subsidiaries.....................................   11
      3.7      Consents.........................................   11
      3.8      Financial Statements.............................   11
      3.9      Absence of Certain Changes.......................   12
      3.10     Title to Assets..................................   13
      3.11     Real Property....................................   13
      3.12     Litigation.......................................   13
      3.13     Contracts........................................   13
      3.14     Licenses and Permits.............................   13
      3.15     Compliance with Laws.............................   14
      3.16     Intangible Property..............................   14
      3.17     Employees........................................   14
      3.18     Prepaids.........................................   15
      3.19     Taxes............................................   15
      3.20     Environmental Compliance.........................   16
      3.21     Labor and Employment Matters.....................   16
      3.22     Pension and Benefit Plans........................   18
      3.23     Insurance........................................   21
      3.24     Books and Records................................   21
      3.25     Inventory........................................   22
      3.26     Accuracy and Provision of Information............   22

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PRISM..........   23
      4.1      Corporate Existence and Power....................   23
      4.2      Corporate Authorization..........................   23


      4.3      Governmental Authorization.......................   23
      4.4      Non-Contravention................................   23
      4.5      Prism Capitalization.............................   24
      4.6      Finders' Fees....................................   24
      4.7      Subsidiaries.....................................   24
      4.8      Litigation.......................................   24
      4.9      Consents.........................................   25
      4.10     Financial Statements.............................   25
      4.11     Absence of Certain Changes.......................   26
      4.12     Title to Assets..................................   26
      4.13     Real Property....................................   26
      4.14     Intangible Property..............................   27
      4.15     Contracts........................................   27
      4.16     Licenses and Permits.............................   27
      4.17     Compliance with Laws.............................   28
      4.18     Employees........................................   28
      4.19     Taxes............................................   28
      4.20     Environmental Compliance.........................   29
      4.21     Labor and Employment Matters.....................   30
      4.22     Pension and Benefit Plans........................   31
      4.23     Insurance........................................   34
      4.24     Books and Records................................   35
      4.25     Film Library.....................................   35
      4.26     Accounts Receivable..............................   38
      4.27     Accuracy and Provision of Information............   38

ARTICLE V      COVENANTS OF VCI.................................   38
      5.1      Conduct of the Business..........................   38
      5.2      Insurance........................................   39
      5.3      No Defaults......................................   39
      5.4      Reporting and Compliance With Law................   40
      5.5      Access to Information............................   40
      5.6      Notices of Certain Events........................   40
      5.7      Other Offers.....................................   40

ARTICLE VI     COVENANTS OF PRISM...............................   41
      6.1      Conduct of the Business..........................   41
      6.2      Insurance........................................   42
      6.3      No Defaults......................................   42
      6.4      Reporting and Compliance With Law................   42
      6.5      Access to Information............................   42
      6.6      Notices of Certain Events........................   42
      6.7      Collier Stock Option Agreement...................   43


      6.8      Lee Agreement....................................   43
      6.9      Other Offers.....................................   43

ARTICLE VII    COVENANTS OF ALL PARTIES HERETO..................   44
      7.1      Best Efforts; Further Assurances.................   44
      7.2      Public Announcements.............................   44
      7.3      Best Efforts to Obtain Consents..................   44
      7.4      Confidentiality..................................   44

ARTICLE VIII   CONDITIONS TO CLOSING............................   45
      8.1      Conditions to the Obligations of Prism and VCI...   45
      8.2      Conditions to the Obligations of Prism...........   46
      8.3      Conditions to Obligation of VCI..................   48

ARTICLE IX     SURVIVAL; INDEMNIFICATION; TERMINATION...........   49
      9.1      Survival.........................................   49
      9.2      Indemnification..................................   50
      9.3      Procedures.......................................   51
      9.4      Grounds for Termination..........................   51

ARTICLE X      MISCELLANEOUS....................................   52
      10.1     Notices..........................................   52
      10.2     Amendments; No Waivers...........................   53
      10.3     Expenses.........................................   53
      10.4     Successors and Assigns...........................   53
      10.5     Governing Law....................................   53
      10.6     Counterparts; Effectiveness......................   54
      10.7     Entire Agreement.................................   54
      10.8     Severability.....................................   54
      10.9     Captions and Section References..................   54
      10.10    Interpretation...................................   54
      10.11    Attorneys' Fees..................................   54
      10.12    Ambiguities......................................   54
      10.13    No Third-Party Rights............................   54
      10.14    Knowledge of VCI.................................   55
      10.15    Schedules........................................   55


EXHIBITS
--------

Exhibit A      Agreement of Merger
Exhibit B      Certificate of Merger
Exhibit C      Overide Agreement
Exhibit D      Form of Employment Agreements
Exhibit E      Form of Non-Competition Agreement
Exhibit F      Form of Non-Competition Agreement
Exhibit G      Form of Proxy

VCI SCHEDULES
-------------

Schedule 3.1   Foreign Jurisdictions
Schedule 3.5   Capitalization
Schedule 3.7   VCI Consents
Schedule 3.8   Undisclosed Liabilities
Schedule 3.9   Absence of Certain Changes
Schedule 3.10  Title to Assets
Schedule 3.11  Real Property
Schedule 3.12  Litigation
Schedule 3.13  Contracts
Schedule 3.14  Licenses and Permits
Schedule 3.16  Intangible Property
Schedule 3.17  Employees
Schedule 3.18  Prepaids
Schedule 3.19  Taxes
Schedule 3.21  Labor and Employment Matters
Schedule 3.22  Pension and Benefit Plans
Schedule 3.23  Insurance


Prism SCHEDULES
---------------

Schedule 2.1   Distribution of Prism Stock and Prism Warrants
Schedule 4.1   Foreign Jurisdictions
Schedule 4.5   Capitalization
Schedule 4.7   Subsidiaries
Schedule 4.9   Prism Consents
Schedule 4.10  Undisclosed Liabilities
Schedule 4.11  Absence of Certain Changes
Schedule 4.12  Title to Assets
Schedule 4.13  Real Property
Schedule 4.14  Intangible Property

Schedule 4.15  Contracts
Schedule 4.16  Licenses and Permits
Schedule 4.18  Employees
Schedule 4.19  Taxes
Schedule 4.21  Labor and Employment Matters
Schedule 4.22  Pension and Benefit Plans
Schedule 4.23  Insurance
Schedule 4.25  Film Library

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


          AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement"), dated as of October 25, 1996, by and between Prism Entertainment Corporation, a Delaware corporation ("Prism"), and Lee Video City, Inc., a California corporation ("VCI").

                               R E C I T A L S:

          A. Prism is a public company that filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California on December 1, 1995. Prism is currently operating as a debtor-in-possession.

          B. VCI owns and operates a chain of retail video sales and rental stores.

          C. Prism and VCI desire to merge VCI with and into Prism (the "Merger") in accordance with the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises, and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

               1.1     Definitions.  The following terms, as used in this
                       -----------
Agreement, have the following meanings:

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "Agreement" has the meaning set forth in the first paragraph of this Agreement.

          "Agreement of Merger" means the Agreement of Merger to be filed with the Secretary of State of the State of California, substantially in the form of Exhibit A, subject to any changes that may be necessary to conform to any require ments of any governmental entity having authority over the Merger.

          "Books and Records" shall mean all books and records, stock transfer books, minute books, copies of outstanding stock certificates, ledgers, employee records, customer lists, files, correspondence, and other written records of every kind.

          "Case" means that certain jointly administered bankruptcy case, numbered Bk. No. 95-41355 TD, Chapter 11, currently before the Court.

          "Certificate of Merger" means the Certificate of Merger to be filed with the Secretary of State of the State of Delaware substantially in the form of Exhibit B hereto, subject to any changes that may be necessary to conform to any requirements of any governmental entity having authority over the Merger.

          "Closing" has the meaning set forth in Section 2.3.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time. Any reference to a specific section of the Code shall refer to the cited provision as the same may be amended from time to time.

          "Collier" means Barry Collier, an individual and a resident of California.

          "Collier Stock Option Agreement" has the meaning set forth in Section 6.7.

          "Confirmation Order" has the meaning set forth in the Plan.

          "Contracts" means all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, easements, mortgages, plans, collective bargaining agreements, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into or binding upon the relevant party or to which the property of such party may be subject.

          "Court" means the United States Bankruptcy Court for the Central District of California, or such other court that exercises jurisdiction over the Case.

          "DGCL" means the Delaware General Corporation Law.

          "Effective Time" has the meaning set forth in Section 2.1.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any entity that is a member of a group of which VCI is a member and which is under common control with VCI, within the meaning of the regulations promulgated under Section 414 of the Code.

          "ERISA Plans" shall mean, collectively, all Pension Plans and all Welfare Plans required to be disclosed on Schedule 3.22.

          "Final Order" has the meaning set forth in the Plan.

          "Indemnified Party" has the meaning set forth in Section 9.3.

          "Indemnifying Party" has the meaning set forth in Section 9.3.

          "Ingram" means Ingram Entertainment, Inc.

          "IRS" means the Internal Revenue Service.

          "Lee" means Robert Y. Lee, an individual and a resident of California.

          "Letter of Intent" means that certain letter agreement dated August 6, 1996, between Prism and VCI.

          "Lien" means, with respect to any asset: any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including, without limitation, any agreement to give any of the foregoing and any conditional sale.

          "Management Stock Option Agreement" has the meaning set forth in
Section 8.2(g).

          "Marks" means all registered and unregistered trademarks, service marks, trade names, and slogans, all applications therefor, and all goodwill associated therewith.

          "Material Adverse Change" means a material adverse change in the business, assets, financial condition or results of operations of, as applicable, Prism's or VCI's business, which involves a minimum loss or exposure of One Hundred Thousand Dollars ($100,000).

          "Material Adverse Effect" means a material adverse effect on the business, assets, financial condition or results of operations of, as applicable, Prism's or VCI's business, which involves a minimum loss or exposure of One Hundred Thousand Dollars ($100,000).

          "Merger" has the meaning set forth in the recitals of this Agreement.

          "Override Agreement" means that certain Agreement made and entered into as of October 25, 1996, by and among VCI, Lee (on behalf of himself and as Trustee of the Robert Y. Lee Revocable Living Trust UDT 1/9/91), Prism and Ingram, a copy of which is attached hereto as Exhibit C.

          "Pension Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government, domestic or foreign, or political subdivision or an agency or instrumentality thereof.

          "Plan" shall mean that certain Plan of Reorganization dated October 25, 1996, as amended, submitted to and approved by the Court in connection with the Case.

          "Prism" has the meaning set forth in the introductory paragraph of this Agreement.

          "Prism Consents" means the consents, waivers and amendments to be obtained by Prism and its Affiliates from other Persons with respect to the execution, delivery and performance by Prism of this Agreement and all related matters between Prism and VCI, including, but not limited to, the entering by the Court of the Final Order.

          "Prism Documents" means this Agreement, the Certificate of Merger, the Agreement of Merger and any other documents, instruments and certificates which are to be delivered by Prism pursuant to this Agreement.

          "Prism Financial Statements" has the meaning set forth in Section 4.10(a).

          "Prism Intangible Property" means all intangible property owned by Prism or in which Prism has any interest (including the right to use) or owned by any Prism shareholder and used in Prism's business (other than intangible property owned by third parties and available generally for commercial license from others), including without limitation, (i) Prism's name and all Marks; (ii) all statutory, common law and registered copyrights and mask work rights, and all applications for the registration thereof; (iii) all patents and applications therefor; (iv) all software; (v) all other inventions, discoveries, improvements, processes, formulas (secret or otherwise), trade secrets, information, know-how and ideas (including those in the possession of third parties, but that are the property of Prism); and (vi) all technical documentation relating thereto.

          "Prism Permits" has the meaning set forth in Section 4.16.

          "Prism Stock" has the meaning set forth in Section 2.1(d)(1).

          "Stockholders' Agreement" means that certain Stockholders' Agreement made and entered into by and among Prism, Lee, Collier and Ingram pursuant to the Override Agreement.

          "Tax" or "Taxes" mean any federal, state, local or foreign income, alternative minimum, gross receipts, transfer, sales, use, ad valorem, franchise, license, withholding, excise, FICA, unemployment compensation, disability, import, property, or other tax, fee or like assessment or charge, together with any interest or any penalty or addition, imposed by any governmental authority.

          "VCI" has the meaning set forth in the introductory paragraph of this Agreement.

          "VCI 1996 Balance Sheet" has the meaning set forth in Section 3.8(a).

          "VCI Certificates" has the meaning set forth in Section 2.2(a).

          "VCI Consents" has the meaning set forth in Section 3.7.

          "VCI Disclosure Schedules" means all of the schedules delivered by VCI pursuant to this Agreement.

          "VCI Documents" means this Agreement, the Certificate of Merger, Agreement of Merger and any other documents, instruments or certificates to be delivered by VCI in connection with this Agreement.

          "VCI Financial Statements" has the meaning set forth in Section
3.8(a).

          "VCI Intangible Property" means all intangible property owned by VCI or in which VCI has any interest (including the right to use) or owned by any VCI shareholder and used in VCI's business (other than intangible property owned by third parties and available generally for commercial license from others), including without limitation, (i) VCI's name and all Marks; (ii) all statutory, common law and registered copyrights and mask work rights, and all applications for the registration thereof; (iii) all patents and applications therefor; (iv) all software; (v) all other inventions, discoveries, improvements, processes, formulas (secret or otherwise), trade secrets, information, know-how and ideas (including those in the possession of third parties, but that are the property of VCI); and (vi) all technical documentation relating thereto.

          "VCI Permits" has the meaning set forth in Section 3.14.

          "VCI Shareholders" has the meaning set forth in Section 3.5.

          "VCI Stock" has the meaning set forth in Section 2.1(d)(2).

          "Welfare Plan" shall mean any employee welfare benefit plan within the meaning of Section 3(1) of ERISA.


                                  ARTICLE II

                                  THE MERGER

               2.1     The Merger.
                       ----------

          The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL (the "Effective Time"). Immediately subsequent to such filing, the Agreement of Merger shall be filed with the Secretary of State of the State of California. At the Effective Time, the following transactions will be deemed to have occurred simultaneously:

                       (a)    The Surviving Entity.  VCI shall be merged with
                              --------------------
and into Prism, with Prism being the surviving entity, and the separate corporate existence of VCI shall cease. Prism shall possess all the rights, privileges, powers and franchises and be subject to all of the duties, liabilities and obligations of both Prism and VCI, as provided under the DGCL.

                       (b)    Certificate of Incorporation and Bylaws.  The
                              ---------------------------------------
Certificate of Incorporation and Bylaws of Prism in effect immediately prior to the Effective Time shall be amended to reflect the change of Prism's name to "Video City, Inc." and provide for the authorization and issuance of the Prism Stock.

                       (c)    Directors and Officers.  Immediately following
                              ----------------------
the Effective Time (i) the directors of Prism shall be the persons designated by Ingram, Lee and Collier, in accordance with the terms and conditions of the Stockholders' Agreement, and (ii) Lee shall serve as Chairman of the Board and Chief Executive Officer, Collier shall serve as President, and such other persons may serve in such offices as duly elected or appointed from time to time by the Board of Directors of Prism, until such persons are succeeded in accordance with applicable law.

                       (d)    Conversion of Shares.  Automatically and without
                              --------------------
any action on the part of any holder thereof:

                              (1) All of the issued and outstanding shares of
the Common Stock of Prism, $.01 par value per share ("Prism Stock"), issued and outstanding immediately prior to the Effective Time shall either (i) remain issued and outstanding, subject to a reverse stock split the result of which will be 693,500 shares of the Common Stock of Prism or (ii) be converted into the right to receive 693,500 newly issued shares of the Common Stock of Prism.

                              (2) All of the shares of the Common Stock of VCI
("VCI Stock") issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive an aggregate of 5,078,750 shares of Prism Stock, such Prism Stock to be distributed to the VCI Shareholders in accordance with Schedule 3.5.

                       (e)    Conversion of VCI Options and Warrants.
                              --------------------------------------
Automatically and without any action on the part of any holder thereof, the holder of each option or warrant to purchase the Common Stock of VCI (respectively, an "Option" or "Warrant") which is outstanding and unexercised at the Effective Time shall be entitled, upon exercise of such Option or Warrant from and after the Effective Time, to receive that number of shares of the Common Stock of Prism that the holder would have received had such holder exercised the Option or Warrant immediately prior to Effective Time and been issued shares of the Common Stock of VCI therefor, and such shares of Common Stock of VCI were converted into shares of the Common Stock of Prism pursuant to
Section 2.1(d)(2) of this Agreement. Prism shall issue shares of its Common Stock upon the exercise of an Option or Warrant only upon payment to Prism of the adjusted exercise price per share as provided for in the relevant Option or Warrant agreement relating to the same, until such time as such Option or Warrant would have expired under the terms of such agreement. Following the Effective Time, Prism shall deliver to each holder of an Option or Warrant an amendment to the Option or Warrant agreement to evidence the substitution of the Common Stock of Prism for the Common Stock of VCI therein.

                       (f)    Issuance of Prism Stock to "Allowed Claims".
                              -------------------------------------------
Each share of the Prism Stock, not to exceed 2,552,750 shares in the aggregate, to be issued in accordance with the terms of the Plan to the holders of "Allowed Claims" (as such term is defined in the Plan) shall be so issued.

                       (g)    Issuance of Prism Stock to Ingram.  The 1,500,000
                              ---------------------------------
shares of the Common Stock of Prism to be issued to Ingram pursuant to the Override Agreement shall be so issued.

                       (h)    Grant of Prism Stock Option to Collier.  The
                              --------------------------------------
option to purchase 175,000 shares of the Common Stock of Prism to be granted by Prism to Collier or his designee pursuant to the Collier Stock Option Agreement shall be so granted in accordance with Section 6.7.

                       (i)    Fractional Shares.  No fractional shares of Prism
                              -----------------
Stock shall be distributed pursuant to the Merger, and any fractional share interests under Section 2.1(d) shall be disregarded.

               2.2     Exchange of Certificates.
                       ------------------------

                       (a) Upon surrender to Prism of certificates representing the VCI Shares (collectively, the "VCI Certificates"), the holders of such VCI Certificates shall each be entitled to receive in exchange therefor one or more certificates representing the number of shares of Prism Stock to which such holder is entitled pursuant to the provisions of Section 2.1(d). Upon receipt of evidence reasonably satisfactory to VCI of the loss, theft, destruction or mutilation of any VCI Certificate, and (if lost, stolen or destroyed) of indemnity reasonably satisfactory to Prism, and (if mutilated) upon surrender and cancellation of the VCI Certificate, each such holder shall be entitled to receive in exchange therefor one certificate representing the number of shares of Prism Stock to which such holder shall have become entitled pursuant to the provisions of Section 2.1(d).

                       (b) Each VCI Certificate converted into Prism Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired and cease to exist. In the event of a transfer of ownership of VCI Certificates which has not been registered in the transfer records of VCI, Prism Stock may be delivered to a transferee if the VCI Certificate is presented to Prism and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid in full. Until surrendered as contemplated by this Section 2.2(b), each holder of shares of VCI Stock shall thereafter cease to possess any rights with respect to such shares, except the right to receive upon such surrender number of shares of Prism Stock as provided by Section 2.1(d).

                       (c) No dividends on the Prism Stock shall be paid to the holder of any unsurrendered VCI Certificate until such VCI Certificate is surrendered; provided, however, that upon surrender of an VCI Certificate,
             --------  -------
there shall be paid to such holder the amount of dividends, if any, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of shares of Prism Stock issued upon such surrender. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any VCI Certificate, there shall be delivered to the Person entitled thereto, without interest, the amount of dividends so withheld as of any date subsequent to the Effective Date and prior to such date of delivery.

                       (d) All Prism Stock delivered in exchange for the VCI Stock in accordance with the terms of this Agreement shall be deemed to have been delivered in full satisfaction of all rights pertaining to such VCI Stock. If, after the Effective Time, VCI Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this Section 2.2.

                       (e) The shares of Prism Stock issued pursuant to the Plan to holders of "Allowed Claims" and "Allowed Equity Interests" (as such terms are defined in the Plan), shall be issued pursuant to the exemptions contained in Section 1145 of the Bankruptcy Code from the requirements of
Section 5 of the Securities Act of 1933, as amended, and any other federal, state or local law otherwise requiring registration or qualification of such Prism Stock.

               2.3     Closing.  The closing of the Merger (the "Closing") shall
                       -------
occur at the offices of Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017 at 9:00 a.m. on the earliest practicable date after all of the conditions of Article VIII have been satisfied.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF VCI

          Subject to the exceptions set forth in the VCI Disclosure Schedules, VCI hereby represents and warrants to Prism that:

               3.1     Corporate Existence and Power.  VCI is a corporation duly
                       -----------------------------
organized, validly existing and in good standing under the laws of the State of California, and has all corporate power and authority, and all governmental licenses, authorizations, consents and approvals required to carry on its business of operations as now conducted. Schedule 3.1 sets forth those jurisdictions in which VCI is required to be, and is, qualified to do business as a foreign corporation because of the character of the property owned or leased by VCI or the nature of its activities.

               3.2     Corporate Authorization.  The execution, delivery and
                       -----------------------
performance by VCI of this Agreement and all of the other VCI Documents and the consummation by VCI of the transactions contemplated hereby and thereby are within the corporate powers of VCI and have been duly authorized by all necessary corporate action on the part of VCI. This Agreement is, and as of the Closing Date, the other VCI Documents shall be, the legal, valid and binding obligations of VCI, enforceable against VCI in accordance with their respective terms.

               3.3     Governmental Authorization.  The execution, delivery and
                       --------------------------
performance by VCI of this Agreement and the other VCI Documents require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than the filing of the Certificate of Merger with the Secretary of State of Delaware and the filing of the Agreement of Merger with the Secretary of State of the State of California as contemplated by
Section 2.1.

               3.4     Non-Contravention.  The execution, delivery and
                       -----------------
performance by VCI of this Agreement and the other VCI Documents does not and will not (i) contravene or conflict with the articles of incorporation or bylaws of VCI, (ii) contravene or conflict with or constitute a violation of any provision of any law, statute, rule, regulation, judgment, injunction, order, writ or decree binding upon or applicable to VCI or any part of its business,
(iii) assuming the obtaining of all VCI Consents, constitute a default under or breach of, or violate or give rise to any right of termination, cancellation or acceleration of any right or obligation of VCI, or to a loss of any benefit relating to its business or operations to which VCI is entitled under any provision of any Contract to which VCI is a party or by which any of its assets is or may be bound or (iv) result in the creation or imposition of any Lien on any of VCI's assets.

               3.5     VCI Capitalization.  The authorized capital stock of VCI
                       ------------------
consists solely of 20,000,000 shares of VCI Stock, of which 1,495,408 shares are issued and outstanding. All such outstanding shares are duly authorized, validly issued and outstanding, fully paid and non-assessable and, except for such outstanding shares, there are no shares of capital stock of VCI outstanding. Schedule 3.5 sets forth a true a complete list of all of the shareholders of VCI (the "VCI Shareholders") and the number of shares of VCI Stock owned by each of the VCI Shareholders as of the date of this Agreement. All issued and outstanding shares of VCI Stock have been validly issued in full compliance with all federal and state securities laws and are not subject to any rights or obligations that require the registration of such shares. Except as set forth on Schedule 3.5, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of VCI Stock nor any securities convertible into such stock, and VCI is not obligated to issue any additional shares of VCI Stock or any options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. VCI hereby acknowledges and agrees that as a condition precedent to the consummation of the Merger, certain VCI shareholders, including Lee, will enter into an agreement with Ingram to exchange the warrants held by Ingram as set forth on Schedule 3.5 for certain warrants to acquire shares of post-Merger Prism Stock, and that Prism will grant additional warrants to Ingram to acquire shares of post-Merger Prism Stock, substantially as described in the Override Agreement.

               3.6     Subsidiaries.  VCI does not own, directly or indirectly,
                       ------------
securities or other ownership interests in any other entity, nor is VCI a party to any agreement relating to the formation of any other entity or joint venture.

               3.7     Consents.  Schedule 3.7 sets forth each Contract of VCI
                       --------
and each of the VCI Permits that requires a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the other VCI Documents or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a "VCI Consent").

               3.8     Financial Statements.
                       --------------------

                       (a) VCI has delivered to Prism true and correct copies of the unaudited financial statements of VCI consisting of a statement of operations for the eight-month period ended August 31, 1996, and a balance sheet as of August 31, 1996 (the "VCI 1996 Balance Sheet"), together with audited financial statements consisting of statements of operations and statements of cash flows for the years ended December 31, 1994 and 1995, and balance sheets as of December 31, 1994 and 1995 (collectively, the "VCI Financial Statements"). The VCI Financial Statements fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the financial position of VCI as of the dates thereof and the results of operations of VCI for the periods then ended.

                       (b) Except for (i) those liabilities specifically reflected or reserved against on the VCI 1996 Balance Sheet, (ii) those current liabilities for trade or business obligations incurred since August 31, 1996 in connection with the purchase of goods or services in the ordinary course of VCI's business and consistent with past practices (none of which is, individually or in the aggregate, material and none of which is for breach of contract, breach of warranty, tort or infringement), (iii) those liabilities arising under any Contract (none of which liabilities is for breach of contract, breach of warranty, tort or infringement) or (iv) those matters otherwise disclosed on Schedule 3.8 (none of which liabilities, except as stated in a Schedule hereto, is for breach of contract, breach of warranty, tort or infringement), VCI does not have, as of the date hereof, any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations (including, without limitation, the obligation to indemnify any other Person for any liabilities or expenses which have been or may in the future be incurred by or asserted against such other Person, or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement), which individually or in the aggregate are material to the condition (financial or otherwise), assets, liabilities, business or operations of VCI.
To the best knowledge of VCI, there are no circumstances, conditions, events or arrangements which may hereafter give rise to any liabilities of VCI except in the ordinary course of business or as otherwise set forth in this Section 3.8 or in a Schedule to this Agreement.

               3.9     Absence of Certain Changes.  Except as set forth on
                       --------------------------
Schedule 3.9, since August 31, 1996, VCI has conducted its business in the ordinary course consistent with past practices, and there has not been:

                       (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

                       (b) any dividend or other distribution declared or paid with respect to any of the VCI Stock;

                       (c) any loan or forgiveness of indebtedness to any holder of VCI Stock or any Affiliate thereof;

                       (d) any bonus, salary or other compensation paid or agreed to be paid to any employee except in accordance with Schedule 3.17 hereto;

                       (e)  any incurrence of indebtedness for borrowed money;

                       (f) any creation or other incurrence of any Lien on any of its assets;

                       (g) any transaction, Contract entered into, or commitment made, by VCI relating to its business, operations or any of its assets (including the acquisition or disposition of any assets) or any relinquishment by VCI of any contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement (other than payments of compensation); or

                       (h) any transfer of any assets of VCI to any Person who is a shareholder or other Affiliate of VCI.

               3.10    Title to Assets.  VCI has good and marketable title to
                       ---------------
its material properties and assets owned or stated to be owned by VCI, free and clear of all Liens except: (i) as set forth in the VCI Financial Statements,
(ii) Liens for current taxes not yet due, (iii) Liens incurred in the ordinary course of business, (iv) Liens that are not substantial in character, amount or extent (individually or collectively) and that do not (individually or collectively) materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of VCI, or (v) as set forth on Schedule 3.10.
All of the material properties and assets used by VCI or held by VCI, other than any leased assets listed on Schedule 3.10, are owned by VCI, free and clear of all Liens except as set forth on Schedule 3.10.

               3.11     Real Property.  Schedule 3.10 sets forth a true and
                        -------------
complete list of real property, including leaseholds and all other interests in real property, owned by VCI. VCI has good and marketable title to such real property and valid leasehold interest in such leaseholds, free and clear of all Liens, except: (i) for rights of lessors, co-lessees or sublessees and such matters that are reflected in the relevant lease, (ii) current Taxes not yet due and payable, (iii) Liens of public record, (iv) Liens, if any, as do not materially detract from the value of or materially interfere with the present use of such property, and (v) as set forth on Schedule 3.10.

               3.12    Litigation.  Other than as set forth on Schedule 3.12,
                       ----------
there is no action, suit, investigation, hearing or proceeding pending against or, to the best knowledge of VCI, threatened against or affecting, VCI, any of its officers, directors, or shareholders, its business or any assets or any Contract before any court or arbitrator or any governmental body, agency official, which would have a Material Adverse Effect, or in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no outstanding judgments against VCI.

               3.13    Contracts.  Each Contract of VCI is a valid and binding
                       ---------
agreement of VCI, and is in full force and effect, and VCI is not in default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. VCI has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Contracts, or granted any power of attorney with respect thereto. Schedule 3.13 is a true and correct list of all Contracts involving an outstanding monetary obligation greater than Twenty-Five Thousand Dollars ($25,000), or with a remaining term greater than one year.

               3.14    Licenses and Permits.  Schedule 3.14 correctly lists
                       --------------------
each material license, franchise, permit or other similar authorization affecting, or relating in any way to VCI's business, together with the name of the government agency or entity issuing such license or permit (the "VCI Permits"). The VCI Permits are valid and in full force and effect and, assuming the related VCI Consents have been obtained prior to the Closing Date, are transferable by VCI, and none of the VCI Permits will, assuming the related VCI Consents have been obtained prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement.

               3.15    Compliance with Laws.  VCI is not in material violation
                       --------------------
of, has not violated, and is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation of, any law, rule, statute, ordinance or regulation, or judgment, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, materially applicable to VCI's assets or the conduct of its business.

               3.16    Intangible Property.
                       -------------------

                       (a) Schedule 3.16 sets forth all material VCI Intangible Property and identifies each material contract to which VCI is a party relating to any item of VCI Intangible Property. No Contracts require VCI to (or will require Prism to) pay, or entitles it to receive any material royalty, license fee, or other compensation with respect to the VCI Intangible Property. Except as set forth on Schedule 3.16, no VCI Intangible Property development was funded by a third Person (other than any shareholder of VCI) or was conducted by or as a joint venture, in partnership, or otherwise in collaboration, with any other Person (except an employee solely in his or her capacity as such). The transactions contemplated hereby will not adversely affect in any manner any item or part of the VCI Intangible Property or the nature or usefulness thereof in the hands of Prism.

                       (b) All VCI Intangible Property and all federal, state and foreign registrations with respect thereto, and all applications therefor are valid and in full force and effect and are not subject to any taxes, maintenance fees or actions.

                       (c) None of the VCI Intangible Property which is purportedly an asset of VCI was developed or conceived by any VCI employee, officer or director while employed by any other Person and no VCI shareholder has violated any agreement with any former employer which pertains to any of such property.

               3.17    Employees.
                       ---------

                       (a) Schedule 3.17 sets forth a true and complete list of the names, titles, annual salaries or wage rates and other compensation and office location of all employees of VCI, indicating part-time and full-time employment, and all changes in salaries and wage rates per employee since January 1, 1996.

                       (b) Except as set forth on Schedule 3.17, VCI is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of VCI, non-competition agreement restricting the activities of VCI, or any similar agreement.

               3.18    Prepaids.  Except as set forth on Schedule 3.18, VCI
                       --------
has not received any material payments with respect to any services to be rendered or goods to be provided after the Closing.

               3.19    Taxes.
                       -----

                       (a) VCI has filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax, employment tax and other tax returns of every character required to be filed by it and has paid in full all Taxes (including, without limitation, all tax deposits), together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. Adequate provision has been made in the Books and Records of VCI and, to the extent required by generally accepted accounting principals, reflected in the VCI Financial Statements, for all Tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all Taxes for the periods covered by the VCI Financial Statements and for all prior periods. Schedule 3.19 sets forth the date or dates through which the IRS has examined the federal income taxes of VCI and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of VCI. Schedule 3.19 also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from VCI and lists each tax case of VCI currently pending in audit, at the administrative appeals level or in litigation. Schedule 3.19 further lists the date and issuing authority of each statutory notice of deficiency, notice or proposal assessment and revenue agent's report issued to VCI within the last twelve (12) months. Except as set forth on Schedule 3.19, to VCI's best knowledge, neither the IRS nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of VCI. Neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on Schedule 3.19.

                       (b) VCI has not made any requests for rulings, and VCI has not received any subpoenas or requests for information, or notices of proposed reassessment of any property owned or leased by VCI. There are no Liens for Taxes upon any property or assets of VCI (other than for real property taxes, not yet due, on premises leased by VCI for which VCI will be liable under the terms of the applicable leases).

                       (c) VCI has delivered to Prism true and complete copies of all federal, state and foreign income tax returns (together with any Revenue Agent's Reports) filed by VCI relating to its operations for taxable years ended 1994 and 1995.

                       (d) VCI has not filed a consent pursuant to Section 341(f) of the Code, and has not filed, and would not be deemed to have filed, any election under Section 338 of the Code.

                       (e) VCI has never been, nor is VCI currently, bound by or subject to any obligation under any agreement relating to the sharing of any liability for, or payment of, Taxes with any other Person.

                       (f) VCI has withheld or will withhold, and has paid over or will pay over to applicable taxing authorities amounts from its employees and has filed or will file all federal, foreign, state, and local returns and reports with respect to employee income tax withholding and social security and unemployment Taxes for all periods (or portions thereof) ending on or before the Effective Date, in compliance with the provisions of the Code and other applicable federal, foreign, state and local laws.

               3.20    Environmental Compliance.  VCI has not received any
                       ------------------------
notice that it or any of its properties have not been or are not now in complete compliance with all applicable environmental law.

               3.21    Labor and Employment Matters.
                       ----------------------------

                       (a) Except as set forth on Schedule 3.21, as of the date hereof:

                            (1)  The employment of each employee of VCI may be
terminated immediately by VCI, except as otherwise provided by statute or decisional authority;

                            (2)  To VCI's best knowledge, no key executive
employee of VCI and no group of employees of VCI has plans to terminate his, her or its employment at or prior to the Closing, whether or not as a result of the transactions contemplated herein; and

                            (3)  VCI has not had any material labor relations
problems.

                            (4)  VCI has complied in all material respects with
all collective bargaining agreements and all applicable laws and orders relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate governmental authorities, or is holding for payment not yet due to such governmental authorities, all amounts required to be withheld from such employees of VCI and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. No present or former employee, officer or director of VCI has notified VCI that he or she has or will have at the Effective Time, any claim against VCI for any matter, including but not limited to (i) overtime pay for work done through the Effective Time; (ii) wages or salary for the work done through the Effective Time; (iii) vacation time off or pay in lieu of vacation time off for the period through the Effective Time; (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours or work-place conditions; or (v) injuries or other damages which are not fully covered by VCI's insurance policies; except, in the case of clauses (i) and (ii), for amounts accrued in the current pay period that are not yet due and payable, and in the case of clause (iii), for vacation accrued in accordance with VCI's policies, which its employees have not yet taken.

                       (b) Except as disclosed on Schedule 3.21, as of the date hereof, VCI has not received any notice of any:

                            (1)  unfair labor practice complaint against VCI
pending before the National Labor Relations Board or any state or local agency;

                            (2)  pending labor strike or other material labor
trouble affecting VCI;

                            (3)  material labor grievance pending against VCI;

                            (4)  pending representation question respecting the
employees of VCI; or

                            (5)  pending arbitration proceedings arising out of
or under any collective bargaining agreement to which VCI is a party.

                       (c) In addition: (i) none of the matters specified in clauses (1) through (5) is threatened against VCI; (ii) no union organizing activities have taken place with respect to VCI; and (iii) no basis exists for which a claim may be made under any collective bargaining agreement to which VCI is a party.

               3.22    Pension and Benefit Plans.
                       -------------------------

                       (a) All accrued obligations of VCI applicable to its employees, whether arising by operation of law, by contract, by past custom or otherwise, for payments by VCI to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on, as applicable, the Books and Records of VCI and the VCI Financial Statements.

                       (b) Except as disclosed on Schedule 3.22, as of the date hereof:

                            (1)  Neither VCI nor any of its ERISA Affiliates
maintains or has any obligations to contribute to, or has in effect or has committed to adopt, any Pension Plan or any Welfare Plan;

                            (2)  Each ERISA Plan conforms in all material
respects to all applicable laws and orders, including ERISA and the applicable provisions of the Code. All notices, reports, returns, applications and disclosures have been timely made which are required to be made to the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, any participants in the ERISA Plans, any trustee, or any insurer with respect to the ERISA Plans;

                            (3)  VCI and its ERISA Affiliates have made or
provided for (with fully-funded reserves) all contributions heretofore required to have been made under all of the ERISA Plans, and will, by the Closing Date, have made or provided for (with fully-funded reserves) all contributions required to be made on or before the Closing Date under all such plans;

                            (4)  No ERISA Plan nor any trust created thereunder,
nor any trustee or administrator thereof has engaged in a transaction which may subject any of such ERISA Plans, any such trust, or any party dealing with such ERISA Plans or any such trust, to the Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA;

                            (5)  There are no material actions, claims or
lawsuits which have been asserted or instituted against the assets of any of the trusts under the ERISA Plans, and no basis for such action, claim or lawsuit exists, and no such action, claim or lawsuit has been threatened;

                            (6)  VCI has not agreed to indemnify any other party
for any liabilities or expenses which have been or may in the future be incurred by or asserted against such other party in respect of any ERISA Plan;

                            (7)  Each Pension Plan constituting one of the ERISA
Plans is qualified under Section 401 of the Code, each of the trusts maintained with respect thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred which would cause the loss of such qualification or exemption or the imposition of any penalty under Section 4971 of the Code;

                            (8)  The assets of each Pension Plan constituting
one of the ERISA Plans (including Pension Plans maintained by an ERISA Affiliate) are sufficient to pay all liabilities of the plan, including, without limitation, all liabilities to pay benefits to any past or present participant or beneficiary in such plan, any expense incurred in administering the plan, and any liabilities for Taxes which may be imposed on the plan or on any trust maintained in connection with the plan;

                            (9)  The value of all accrued benefits under each
Pension Plan constituting one of the ERISA Plans (including Pension Plans maintained by an ERISA Affiliate) which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, including each "multi-employer plan" within the meaning of Section 3(37) of ERISA, does not exceed, on an accrual basis, the aggregate value of the assets of each such plan;

                           (10)  There has been no "reportable event," within
the meaning of Section 4043(b) of ERISA, with respect to any Pension Plan which constitutes one of the ERISA Plans since the effective date of Section 4043(b) of ERISA;

                           (11)  The transaction contemplated by this Agreement
will not result in a reportable event, within the meaning of ERISA Section 4043, other than a reportable event with respect to which (i) the ERISA Section 4043 reportable event notice requirement has been waived or (ii) the Pension Benefit Guaranty Corporation will not apply a penalty for failure to satisfy the reportable event notice requirement;

                           (12)  Neither VCI nor any of its ERISA Affiliates has
any liability to the Pension Benefit Guaranty Corporation pursuant to Title IV of

ERISA in respect of any Pension Plan constituting one of the ERISA Plans (including Pension Plans maintained, or formerly maintained, by an ERISA Affiliate);

                           (13)  Neither VCI nor any of its ERISA Affiliates
maintains or has any obligation to contribute to any multi-employer plan;

                           (14)  Neither VCI nor any of its ERISA Affiliates has
terminated a defined benefit plan or multi-employer plan or suffered or otherwise caused a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA from any multi-employer plan. Since April 1, 1979, neither VCI nor any of its ERISA Affiliates has complied with Section 4204 of ERISA in order to avoid any such "complete withdrawal" or "partial withdrawal;"

                           (15)  The transaction contemplated by this Agreement
will not result in a VCI liability for severance or termination pay or result in increased employee benefits becoming payable to any employees of VCI;

                           (16)  Neither VCI nor any of its ERISA Affiliates has
any unpaid liability in respect of any employee for any contributions and/ or premiums due under any Welfare Plan constituting one of the ERISA Plans;

                           (17)  Neither VCI nor its ERISA Affiliates has any
liability as to any benefits to which any employee may be entitled under any Welfare Plan constituting one of the ERISA Plans, whether for benefits due or claims filed; and

                           (18)  VCI does not maintain any health or life
insurance plan that provides for continuing benefits or coverage for any participant or any spouse, dependent or beneficiary under such plan after termination of employment, other than as may be required under Section 4980B of the Code and regulations thereunder ("COBRA"). VCI is in compliance with the COBRA notice and continuation coverage requirements with respect to Plans maintained by VCI.

                       (c) True, correct and complete copies of the following documents, with respect to the each of the ERISA Plans, have been delivered to
Prism:

                            (1)  Each ERISA Plan document, employment contract,
policy, procedure or other governing instrument relating to a ERISA Plan, including all amendments, supplements, collective bargaining agreements, letters, memoranda, understandings and any other document reasonably necessary to reflect the terms and conditions of each ERISA Plan.

                            (2)  The most recent summary plan description of
each ERISA Plan for which a summary plan description is required under ERISA, and summaries of material modification thereto.

                            (3)  All instruments under which the assets of any
ERISA Plan are held or managed and benefits provided, including, but not limited to, insurance contracts, trust agreements, custodial contracts and investment management agreements.

                            (4)  The two most recent Forms 5500, 5500-C or 5500-
R for each ERISA Plan for which such filing is required, with all attachments and schedules thereto.

                            (5)  The two most recent annual financial statements
for each ERISA Plan, if not included with such Form 5500 (5500-C or 5500-R).

                            (6)  The most recent actuarial valuation report for
each ERISA Plan (as applicable).

                            (7)  With respect to each ERISA Plan that has
received a determination letter under Section 401(a) of the Code, and any voluntary employee benefit association trust that has received a determination letter under Section 501(c) of the Code, the most recent Internal Revenue Service determination letter (including any letter concerning the tax-exempt status of any trust under Sec tion 501(a) of the Code), the application submitted when requesting such determination letter, and any subsequently filed determination letter request.

                       (d) All Pension Plans shall be terminated by VCI prior to the Effective Time.

               3.23    Insurance.  Schedule 3.23 sets forth a true and correct
                       ---------
list of all policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of VCI specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than Five Thousand Dollars ($5,000). Such policies and binders are in full force and effect. No such policy is terminable or cancelable by the insurer by virtue of the consummation of the transactions contemplated herein.

               3.24    Books and Records.  VCI has heretofore furnished or made
                       -----------------
available to Prism for its examination the following, each of which is, and will be maintained as to remain until the Closing, accurate and complete in all material respects:

                       (a) copies of the Articles of Incorporation and bylaws, as in effect on the date of this Agreement;

                       (b) the minute books of VCI containing all proceedings, consents, actions and meetings of its shareholders and Boards of Directors;

                       (c) copies of all VCI Permits, orders and consents with respect to VCI's securities issued by any administrative agency or governmental body regulating the issuance or transfer of such securities and all applications for such permits, orders and consents;

                       (d) the stock transfer books of VCI setting forth all transfers of its securities;

                       (e) copies of all agreements and documents referred to in any VCI Disclosure Schedule;

                       (f)  all other Books and Records of VCI; and

                       (g) an accurate list of all of the incumbent officers and directors of VCI.

               3.25    Inventory.  The inventory of VCI reflected on the VCI
                       ---------
1996 Balance Sheet, as well as other inventory items acquired since the date of the VCI 1996 Balance Sheet that are now the property of VCI, are of such quality and held in such quantities as are being used and will be useable, are being sold and will be saleable, or are rented or will be rentable, in the ordinary course of the business of VCI. The inventory excludes slow-moving items and obsolete items, and are recorded at cost and amortized over their estimated life with no provision for salvage value. Videocassettes which are considered base stock are amortized over 36 months on a straight-line basis. Purchases of new release videocassettes and video games are amortized whereby the tenth and any succeeding copies of each title per store are amortized over nine months on an accelerated basis, the fourth through ninth copies of each title per store are amortized on an accelerated basis; and copies one through three of each title per store are amortized as base stock. Since the date of the VCI 1996 Balance Sheet, VCI has continued to replenish its inventories in a normal and customary manner consistent with practice prevailing in the retail video sales and rental industry.

               3.26    Accuracy and Provision of Information.  None of the
                       -------------------------------------
documents or other information made available to Prism or its Affiliates, attorneys, accountants, agents or representatives in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. VCI has provided Prism all material information regarding its business and operations.


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PRISM

                   Prism represents and warrants to VCI that:

               4.1     Corporate Existence and Power.  Prism is a corporation
                       -----------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Schedule 4.1 sets forth those jurisdictions in which Prism is required to be, and is, qualified to do business as a foreign corporation because of the character of the property owned or leased by Prism or the nature of its activities.

               4.2     Corporate Authorization.  The execution, delivery and
                       -----------------------
performance by Prism of this Agreement and the other Prism Documents and the consummation by Prism of the transactions contemplated hereby and thereby are within its respective corporate powers and as of the Closing will have been duly authorized by all necessary corporate action. Subject to obtaining all requisite corporate approvals and upon the Confirmation Order becoming a Final Order, this Agreement is, and the other Prism Documents shall be, as of the Closing Date, the legal, valid and binding obligations of Prism, enforceable against Prism in accordance with their respective terms.

               4.3     Governmental Authorization.  Other than the entry by the
                       --------------------------
Court of the Confirmation Order, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Agreement of Merger with the Secretary of State of the State of California as contemplated by
Section 2.1, the execution, delivery and performance by Prism of this Agreement and the other Prism Documents require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

               4.4     Non-Contravention.  At the Effective Time, the execution,
                       -----------------
delivery and performance by the Prism of this Agreement and other Prism Documents will not (i) contravene or conflict with its certificates of incorporation or bylaws, (ii) contravene or conflict with any provision of any law, statute, rule, regulation, judgment, injunction, order, writ, or decree binding upon them, (iii) assuming the obtaining of all Prism Consents and the Confirmation Order becoming a Final Order, constitute a default under or breach of any Contract to which Prism is a party or by which any of its assets is or may be bound, or result in the creation or imposition of any Lien on any of Prism's assets.

               4.5     Prism Capitalization.  At the Effective Time: (i) the
                       --------------------
authorized capital stock of Prism will consist solely of 20,000,000 shares of common stock, $.01 par value, 10,000,000 of which will be issued and outstanding, after giving effect to the Merger, (ii) such issued and outstanding shares will be duly authorized, validly issued, fully paid and nonassessable,
(iii) except for such issued and outstanding shares, there will be no shares of capital stock or other securities or other equity interests of Prism issued and outstanding and (iv) except as set forth on Schedule 4.5, there will be no outstanding options, warrants or other rights in or with respect to the unissued shares of Prism Stock nor any securities convertible into such stock, and Prism will not be obligated to issue any additional shares of Prism Stock or any options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. All issued and outstanding shares of Prism Stock have been validly issued in full compliance with all federal and state securities law, and are not subject to any rights or obligations that require the registration of such shares.

               4.6     Finders' Fees.  Except for Chanin and Company, whose fees
                       -------------
will be paid or accrued by Prism prior to the consummation of the Merger, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Prism or any of its respective Affiliates who might be entitled to any fee or commission from Prism or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

               4.7     Subsidiaries.  Except as set forth on Schedule 4.7, Prism
                       ------------
does not own, directly or indirectly, securities or other ownership interests in any other entity, nor is Prism a party to any agreement relating to the formation of any other entity or joint venture.

               4.8     Litigation.  Other than the Case, except as set forth on
                       ----------
Schedule 4.8, there is no action, suit, investigation, hearing or proceeding pending against or, to the best knowledge of Prism, threatened against or affecting, Prism, any of its officers, directors, or shareholders, its business or any assets or any Contract, before any court or arbitrator or any governmental body, agency official, or which would have a material adverse effect or in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby.

               4.9     Consents.  Schedule 4.9 sets forth each Contract and
                       --------
Permit of Prism that requires a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the other Prism Documents or the consummation of the transactions contemplated hereby or thereby.

               4.10    Financial Statements.
                       --------------------

                       (a) Prism has delivered to VCI true and correct copies of the audited financial statements of Prism consisting of a statement of operations and statement of cash flows for the six-month period ended July 31, 1996, and a balance sheet as of July 31, 1996, together with audited statements of operations and statements of cash flows for the fiscal years ended January 31, 1996, 1995 and 1994, and audited balance sheets as of January 31, 1996, 1995 and 1994 (collectively, the Prism Financial Statements"). The Prism Financial Statements fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the financial position of Prism as of the dates thereof and the results of operations of Prism for the period or years then ended.

                       (b) At the Effective Time, provided that the Confirmation Order has become a Final Order, and except for (i) those liabilities specifically reflected or reserved against under the Plan, (ii) those current liabilities for trade or business obligations incurred since July 31, 1996 in connection with the purchase of goods or services in the ordinary course of Prism's business and consistent with past practices, (none of which is, individually or in the aggregate, material and none of which is for breach of contract, breach of warranty, tort or infringement), (iii) those liabilities arising under any Contract (none of which liabilities is for breach of contract, breach of warranty, tort or infringement) or (iv) those liabilities otherwise disclosed on Schedule 4.10 (none of which liabilities is for breach of contract, breach of warranty, tort or infringement), Prism does not have, as of the date hereof, any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations (including, without limitation, the obligation to indemnify any other Person for any liabilities or expenses which have been or may in the future be incurred by or asserted against such other Person, or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement), which individually or in the aggregate are material to the condition (financial or otherwise), assets, liabilities, business, operations or prospects of Prism. To the best knowledge of Prism and except as provided for by the Plan or which relates to the Case, there are no circumstances, conditions, events or arrangements which may hereafter give rise to any liabilities of Prism except in the ordinary course of business or as otherwise set forth in this
Section 4.10.

               4.11    Absence of Certain Changes.  Except as set forth on
                       --------------------------
Schedule 4.11, or as provided for by the Plan, since July 31, 1996, there has not been:

                       (a) any dividend or other distribution declared or paid with respect to any of the Prism Stock;

                       (b) any loan or forgiveness of indebtedness to any holder of Prism Stock or any Affiliate thereof;

                       (c) any bonus, salary or other compensation paid or agreed to be paid to any employee except in accordance with Schedule 4.18 hereto;

                       (d)  any incurrence of indebtedness for borrowed money;

                       (e) any creation or other incurrence of any Lien on any of its assets;

                       (f) any transaction, Contract entered into, or commitment made, by Prism relating to its business, operations or any of its assets (including the acquisition or disposition of any assets) or any relinquishment by Prism of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or in accordance with the Plan; or

                       (g) any transfer of any assets of Prism to any Person who is a shareholder or other Affiliate of Prism.

               4.12    Title to Assets.  At the Effective Time, provided that
                       ---------------
the Confirmation Order has become a Final Order, and except as set forth on
Schedule 4.12, Prism will have good and marketable title to its material properties and assets owned or stated to be owned by Prism, free and clear of all Liens except the Liens specified on Schedule 4.12 which survive pursuant to the terms of the Plan.

               4.13    Real Property.  Schedule 4.13 sets forth a true and
                       -------------
complete list of real property, including leaseholds and all other interests in real property, owned by Prism. Prism has good and marketable title to such real property and valid leasehold interest in such leaseholds, free and clear of all Liens, except: (i) for rights of lessors, co-lessees or sublessees and such matters that are reflected in the relevant lease, (ii) current Taxes not yet due and payable, (iii) Liens of public record, (iv) Liens, if any, as do not materially detract from the value of or materially interfere with the present use of such property, and (v) set forth on Schedule 4.13.

               4.14    Intangible Property.
                       -------------------

                       (a) Schedule 4.14 sets forth all material Prism Intangible Property and identifies each material contract to which Prism is a party relating to any item of Prism Intangible Property. Except as set forth on
Schedule 4.14 (and other than Contracts that exclusively relate to current accounts receivable of Prism), (i) no Contracts require Prism to pay, or entitle Prism to receive, any royalty, license fee, or other compensation with respect to the Prism Intangible Property, (ii) no Prism Intangible Property development was funded by a third Person (other than any shareholder of Prism) or was conducted by or as a joint venture, in partnership, or otherwise in collaboration, with any other Person (except an employee solely in his or her capacity as such) and (iii) the transactions contemplated hereby will not adversely affect in any manner any item or part of the Prism Intangible Property or the nature or usefulness thereof in the hands of VCI.

                       (b) All Prism Intangible Property and all federal, state and foreign registrations with respect thereto, and all applications therefor are valid and in full force and effect and are not subject to any taxes, maintenance fees or actions.

                       (c) None of the Prism Intangible Property which is pur portedly an asset of Prism was developed or conceived by any Prism employee, officer or director while employed by any other Person and no Prism shareholder has violated any agreement with any former employer which pertains to any of such property.

               4.15    Contracts.  At the Effective Time, after giving effect to
                       ---------
the Final Order and the Merger, each Contract of Prism that will exist as of the Effective Time will be a valid and binding agreement of Prism and in full force and effect, and Prism will not be in default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. Schedule 4.15 is a true and correct list of all Contracts of Prism (other than Contracts that exclusively relate to current accounts receivable of Prism) that will exist at the Effective Time involving an outstanding monetary obligation greater than Twenty-Five Thousand Dollars ($25,000) or with a remaining term greater than one year.

               4.16    Licenses and Permits.  Schedule 4.16 correctly lists each
                       --------------------
material license, franchise, permit or other similar authorization affecting, or relating in any way to Prism's business, together with the name of the government agency or entity issuing such license or permit (the "Prism Permits"). The Prism Permits are valid and in full force and effect and, assuming the related Prism Consents have been obtained prior to the Closing Date, none of the Prism Permits will, be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement.

               4.17    Compliance with Laws.  Prism is not in material
                       --------------------
violation of, have not violated, and is neither under investigation with respect to nor have been threatened to be charged with or given notice of any violation of, any law, rule, statute, ordinance or regulation, or judgment, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, applicable to Prism's assets or the conduct of its business.

               4.18    Employees.
                       ---------

                       (a) Schedule 4.18 sets forth a true and complete list of the names, titles, annual salaries or wage rates and other compensation and office location of all employees of Prism, indicating part-time and full-time employment, and all changes in salaries and wage rates per employee since January 1, 1996.

                       (b) Prism is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of Prism, non-competition agreement restricting the activities of Prism, or any similar agreement.

               4.19    Taxes.
                       -----

                       (a) Except as set forth on Schedule 4.19, Prism has filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax, employment tax and other tax returns of every character required to be filed by it and has paid in full all Taxes (including, without limitation, all tax deposits), together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. The tax and audit positions taken by Prism in connection with the tax returns described in the preceding sentence were reasonable and asserted in good faith. Adequate provision has been made in the Books and Records of Prism and, to the extent required by generally accepted accounting principals, reflected in the Prism Financial Statements, for all Tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all Taxes for the periods covered by the Prism Financial Statements and for all prior periods. Schedule
4.19 sets forth the date or dates through which the IRS has examined the federal income taxes of Prism and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of Prism.
Schedule 4.19 also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from Prism and lists each tax case of Prism currently pending in audit, at the administrative appeals level or in litigation. Schedule 4.19 further lists the date and issuing authority of each statutory notice of deficiency, notice or proposal assessment and revenue agent's report issued to Prism within the last twelve
(12) months. Except as set forth on Schedule 4.19, to Prism's best knowledge, neither the IRS nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of Prism. Neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on Schedule 4.19.

                       (b) Except as set forth on Schedule 4.19, Prism has not made any requests for rulings, and Prism has not received any subpoenas or requests for information, notices of proposed reassessment of any property owned or leased by Prism, and there are no Liens for Taxes upon any property or assets of Prism (other than any real property taxes, not yet due, on premises leased by Prism for which Prism will be liable under the terms of the applicable leases.

                       (c) Prism has delivered to VCI true and complete copies of all federal, state and foreign income tax returns (together with any Revenue Agent's Reports) filed by Prism relating to its operations for taxable years ended 1993, 1994 and 1995.

                       (d) Prism has not filed a consent pursuant to Section 341(f) of the Code, and has not filed, and would not be deemed to have filed, any election under Section 338 of the Code.

                       (e) Prism has never been, nor is Prism currently, bound by or subject to any obligation under any agreement relating to the sharing of any liability for, or payment of, Taxes with any other Person.

                       (f) Except as set forth on Schedule 4.19, Prism has withheld or will withhold, and has paid over or will pay over to applicable taxing authorities amounts from its employees and has filed or will file all federal, foreign, state, and local returns and reports with respect to employee income tax withholding and social security and unemployment Taxes for all periods (or portions thereof) ending on or before the Effective Date, in compliance with the provisions of the Code and other applicable federal, foreign, state and local laws.

               4.20    Environmental Compliance.  Prism has not received any
                       ------------------------
notice that it or any of its properties have not been or are not now in complete compliance with all applicable environmental law.

               4.21    Labor and Employment Matters.
                       ----------------------------

                       (a) Except as set forth on Schedule 4.21, as of the date hereof:

                            (1)  The employment of each employee of Prism may be
terminated immediately by Prism, except as otherwise provided by statute or decisional authority;

                            (2)  No key executive employee of Prism and no group
of employees of Prism has plans to terminate his, her or its employment at or prior to the Closing, whether or not as a result of the transactions contemplated herein; and

                            (3)  Prism has not had any material labor relations
problems.

                            (4)  Prism has complied in all material respects
with any collective bargaining agreements and all applicable laws and orders relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate governmental authorities, or is holding for payment not yet due to such governmental authorities, all amounts required to be withheld from such employees of Prism and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. Other than as provided for under the Plan, at the Effective Time, no present or former employee, officer or director of Prism will have notified Prism that he or she has any claim against Prism for any matter, including but not limited to (i) overtime pay for work done through the Effective Time; (ii) wages or salary for the work done through the Effective Time; (iii) vacation time off or pay in lieu of vacation time off for the period through the Effective Time; (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours or work-place conditions; or (v) injuries or other damages which are not fully covered by Prism's insurance policies; except, in the case of clauses (i) and (ii), for amounts accrued in the current pay period that are not yet due and payable, and in the case of clause (iii), for vacation accrued in accordance with Prism's policies, which its employees have not yet taken.

                       (b) Except as disclosed on Schedule 4.21, as of the date hereof, Prism has not received any notice of any:

                            (1)  unfair labor practice complaint against Prism
pending before the National Labor Relations Board or any state or local agency;

                            (2)  pending labor strike or other material labor
trouble affecting Prism;

                            (3)  material labor grievance pending against Prism;

                            (4)  pending representation question respecting the
employees of Prism; or

                            (5)  pending arbitration proceedings arising out of
or under any collective bargaining agreement to which Prism is a party.

                       (c) In addition: (i) none of the matters specified in clauses (1) through (5) of Section 4.21(b) has been threatened against Prism;
(ii) no union organizing activities have taken place with respect to Prism; and
(iii) no basis exists for which a claim may be made under any collective bargaining agreement to which Prism is a party.

               4.22    Pension and Benefit Plans.
                       -------------------------

                       (a) Except as disclosed on Schedule 4.22, all accrued obligations of Prism applicable to its employees, whether arising by operation of law, by contract, by past custom or otherwise, for payments by Prism to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on, as applicable, the Books and Records of Prism and the Prism Financial Statements.

                       (b) Except as disclosed on Schedule 4.22, as of the date hereof:

                            (1)  Neither Prism nor any of its ERISA Affiliates
maintains or has any obligations to contribute to, or has in effect or has committed to adopt, any Pension Plan or any Welfare Plan;

                            (2)  Each ERISA Plan conforms in all material
respects to all applicable laws and orders, including ERISA and the applicable provisions of the Code. All notices, reports, returns, applications and disclosures have been timely made which are required to be made to the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, any participants in the ERISA Plans, any trustee, or any insurer with respect to the ERISA Plans;

                            (3)  Prism and its ERISA Affiliates have made or
provided for (with fully-funded reserves) all contributions heretofore required to have been made under all of the ERISA Plans, and will, by the Closing Date, have made or provided for (with fully-funded reserves) all contributions required to be made on or before the Closing Date under all such plans;

                            (4)  No ERISA Plan nor any trust created thereunder,
nor any trustee or administrator thereof has engaged in a transaction which may subject any of such ERISA Plans, any such trust, or any party dealing with such ERISA Plans or any such trust, to the Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA;

                            (5)  There are no material actions, claims or
lawsuits which have been asserted or instituted against the assets of any of the trusts under the ERISA Plans, and no basis for such action, claim or lawsuit exists, and no such action, claim or lawsuit has been threatened;

                            (6)  Prism has not agreed to indemnify any other
party for any liabilities or expenses which have been or may in the future be incurred by or asserted against such other party in respect of any ERISA Plan;

                            (7)  Each Pension Plan constituting one of the ERISA
Plans is qualified under Section 401 of the Code, each of the trusts maintained with respect thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred which would cause the loss of such qualification or exemption or the imposition of any penalty under Section 4971 of the Code;

                            (8)  The assets of each Pension Plan constituting
one of the ERISA Plans (including Pension Plans maintained by an ERISA Affiliate) are sufficient to pay all liabilities of the plan, including, without limitation, all liabilities to pay benefits to any past or present participant or beneficiary in such plan, any expense incurred in administering the plan, and any liabilities for Taxes which may be imposed on the plan or on any trust maintained in connection with the plan;

                            (9)  The value of all accrued benefits under each
Pension Plan constituting one of the ERISA Plans (including Pension Plans maintained by an ERISA Affiliate) which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, including each "multi-employer plan" within the meaning of Section 3(37) of ERISA, does not exceed, on an accrual basis, the aggregate value of the assets of each such plan;

                           (10)  There has been no "reportable event," within
the meaning of Section 4043(b) of ERISA, with respect to any Pension Plan which constitutes one of the ERISA Plans since the effective date of Section 4043(b) of ERISA;

                           (11)  The transaction contemplated by this Agreement
will not result in a reportable event, within the meaning of ERISA Section 4043, other than a reportable event with respect to which (i) the ERISA Section 4043 reportable event notice requirement has been waived or (ii) the Pension Benefit Guaranty Corporation will not apply a penalty for failure to satisfy the reportable event notice requirement;

                           (12)  Neither Prism nor any of its ERISA Affiliates
has any liability to the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA in respect of any Pension Plan constituting one of the ERISA Plans (including Pension Plans maintained, or formerly maintained, by an ERISA Affiliate);

                           (13)  Neither Prism nor any of its ERISA Affiliates
maintains or has any obligation to contribute to any multi-employer plan;

                           (14)  Neither Prism nor any of its ERISA Affiliates
has terminated a defined benefit plan or multi-employer plan or suffered or otherwise caused a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA from any multi-employer plan. Since April 1, 1979, neither Prism nor any of its ERISA Affiliates has complied with Section 4204 of ERISA in order to avoid any such "complete withdrawal" or "partial withdrawal;"

                           (15)  The transaction contemplated by this Agreement
will not result in a Prism liability for severance or termination pay or result in increased employee benefits becoming payable to any employees of Prism;

                           (16)  Neither Prism nor any of its ERISA Affiliates
has any unpaid liability in respect of any employee for any contributions and/ or premiums due under any Welfare Plan constituting one of the ERISA Plans;

                           (17)  Neither Prism nor its ERISA Affiliates has any
liability as to any benefits to which any employee may be entitled under any Welfare Plan constituting one of the ERISA Plans, whether for benefits due or claims filed; and

                           (18)  Prism does not maintain any health or life
insurance plan that provides for continuing benefits or coverage for any participant or any spouse, dependent or beneficiary under such plan after termination of employment, other than as may be required under Section 4980B of the Code and regulations thereunder ("COBRA"). Prism is in compliance with the COBRA notice and continuation coverage requirements with respect to Plans maintained by Prism.

                       (c) True, correct and complete copies of the following documents, with respect to the each of the ERISA Plans, have been delivered to
VCI:

                            (1)  Each ERISA Plan document, employment contract,
policy, procedure or other governing instrument relating to a ERISA Plan, including all amendments, supplements, collective bargaining agreements, letters, memoranda, understandings and any other document reasonably necessary to reflect the terms and conditions of each ERISA Plan.

                            (2)  The most recent summary plan description of
each ERISA Plan for which a summary plan description is required under ERISA, and summaries of material modification thereto.

                            (3)  All instruments under which the assets of any
ERISA Plan are held or managed and benefits provided, including, but not limited to, insurance contracts, trust agreements, custodial contracts and investment management agreements.

                            (4)  The two most recent Forms 5500, 5500-C or 5500-
R for each ERISA Plan for which such filing is required, with all attachments and schedules thereto.

                            (5)  The two most recent annual financial statements
for each ERISA Plan, if not included with such Form 5500 (5500-C or 5500-R).

                            (6)  The most recent actuarial valuation report for
each ERISA Plan (as applicable).

                            (7)  With respect to each ERISA Plan that has
received a determination letter under Section 401(a) of the Code, and any voluntary employee benefit association trust that has received a determination letter under Section 501(c) of the Code, the most recent Internal Revenue Service determination letter (including any letter concerning the tax-exempt status of any trust under Section 501(a) of the Code), the application submitted when requesting such determination letter, and any subsequently filed determination letter request.

               4.23    Insurance.  Schedule 4.23 sets forth a true and correct
                       ---------
list of all policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of Prism specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than Five Thousand Dollars ($5,000). Such policies and binders are in full force and effect. No such policy is terminable or cancelable by the insurer by virtue of the consummation of the transactions contemplated herein.

               4.24    Books and Records.  Prism has heretofore furnished or
                       -----------------
will furnish upon request or made or will make available to VCI and the VCI Shareholders for their examination the following, each of which is, and will be maintained as to remain until the Closing, accurate and complete in all material respects:

                       (a) copies of the Articles of Incorporation and bylaws, as in effect on the date of this Agreement;

                       (b) the minute books of Prism containing all proceedings, consents, actions and meetings of its shareholders and Boards of Directors;

                       (c) copies of all Prism Permits, orders and consents with respect to Prism's securities issued by any administrative agency or governmental body regulating the issuance or transfer of such securities and all applications for such permits, orders and consents;

                       (d) the stock transfer books of Prism setting forth all transfers of its securities;

                       (e) copies of all agreements and documents referred to in any Prism Disclosure Schedule;

                       (f)  all other Books and Records of Prism; and

                       (g) an accurate list of all of the incumbent officers and directors of Prism.

               4.25    Film Library.
                       ------------

                       (a) Schedule 4.25 hereto accurately lists each of the motion pictures (collectively, the "Pictures"; each, individually, a "Picture") in which Prism has any ownership interest or which Prism is licensed to distribute or exploit in any territory in any media for any duration whatsoever. As to each Picture, Schedule 4.25 also identifies the rights of Prism thereto, including availability dates, broken down by territory and media.

                       (b) Except as specifically indicated on Schedule 4.25, Prism is the sole owner of all right, title and interest, in each Underlying Property and each Picture, including the sole and exclusive right to distribute and exhibit, and to authorize others to distribute and exhibit, each Picture.

                       (c) Except as set forth on Schedule 4.25, Prism holds for each Picture rights which include:

                            (1)  The right to cut and edit the Picture to the
extent necessary to comply with the regulations of any governmental agency or department, to conform to time requirements or continuity acceptance standards of any television exhibitor or to avoid litigation, and the right to intercut commercial advertising and other announcements during (or before or after) the telecasting of segments of the Picture, and to authorize others to do so;

                            (2)  The right to synchronize all music contained in
the Picture in connection with the exhibition, broadcast, distribution and other exploitation (including the duplication and distribution of videogram and other copies) of the Picture in all media, now known or hereafter devised;

                            (3)  The right to publicize and advertise the
Picture in any manner in any media, and including the right to publish, broadcast and otherwise use the names, likenesses and voices of performers appearing in the Picture, the directors and all other parties who rendered services in connection with the Picture in such advertising and publicity; and

                            (4)  The right to grant licenses and other
authorizations to one or more third parties to exercise any or all of Prism's rights, licenses and privileges with respect to the Picture without the consent of any third party.

                       (d) Except as set forth on Schedule 4.25, there are no agreements, contracts or commitments with or to any person or entity, other than producer participation agreements with respect to future revenues, which would require Prism or its licensees to pay any royalty, compensation or other sum whatsoever by reason of any exploitation, distribution, exhibition, broadcast or other exploitation of any Picture in any media, now known or hereafter devised, in any territory or the exercise of any of Prism's rights in or pertaining to any Picture or Underlying Property.

                       (e) Music performance rights in each Picture for all media are (i) available to Prism through performing rights societies such as ASCAP, BMI or

SESAC, or their affiliated performing rights societies, (ii) in the public domain throughout the world, or (iii) owned by Prism.

                       (f) Except as set forth on Schedule 4.25, there are no claims, liens, encumbrances, or other rights or charges of any kind of any person or entity existing or threatened in, to or on any Picture, or any Underlying Property or other literary, musical or other material contained therein, or any of Prism's rights in any Picture or Underlying Property. There is no litigation pending or threatened with respect to, or which might affect any of Prism's rights in, any Picture or Underlying Property, and no basis is known to Prism which could or might result in any such litigation.

                       (g) No element of any Picture or Underlying Property, nor any Picture or Underlying Property itself, nor the exercise of any of Prism's rights in any Picture, does or will infringe or violate any copyright, trademark, right of ideas, patent, right of privacy or publicity, or any other right of any person or entity, or constitute a defamation or libel of any person or entity; and Prism has not been challenged by others alleging any such infringement or violation of any rights of others.

                       (h) All of the pictures have been produced in compliance with applicable federal, state and local laws, statutes, ordinances, rules, regulation and other requirements applicable thereto, and Prism has not received notice from any person or entity to the contrary.

                       (i) Except as set forth on Schedule 4.25, all of the Picture Contracts are and will be fully enforceable in accordance with their terms subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other similar law affecting creditor's rights generally; Prism is not, and to the best knowledge of Prism, no other party to any Picture Contract is, in breach or default of any Picture Contract; no fact, circumstance, event or condition has occurred or exists which could result in a material default by any party under any Picture Contract (or any right thereunder) or the imposition of any lien or other charge upon any Picture or Underlying Property or right therein; there are no notices of any alleged default under, or notices of termination of any Picture Contract currently outstanding; and neither the execution and delivery of this Agreement nor the consummation of any of the transactions covered and contemplated hereby, will adversely affect, or will result in the abrogation, impairment, cancellation or termination of, any Picture Contract or cause or result in the loss of any right or benefit of Prism thereunder.

                       (j) Prism owns, possesses and controls reproduction materials of sufficient technical quality to produce all prints and/or tapes of each

Picture of a technical quality adequate for exploitation in commercial television, video and other media by Prism and its licensees in the ordinary course of business.

                       (k) The original negative of each Picture and all copies of each Picture publicly distributed bear (and have borne) a legally sufficient copyright notice.

               4.26    Accounts Receivable.  All notes receivable and accounts
                       -------------------
receivable of Prism are reflected properly on Prism's books and records and will be reflected properly on its books and records at the Effective Time, are valid receivables subject to no setoffs or counterclaims, are collectible, and will be collected within 60 days (in the case of domestic receivables) and 120 days (in the case of foreign receivables) of their due date at their recorded amounts, subject to a reserve of 5% of gross domestic receivables applied to domestic receivables and 15% of gross foreign receivables applied to foreign receivables, and subject to a possible offset from Turner Home Entertainment Inc. of up to Two Hundred Fifty Thousand Dollars ($250,000).

               4.27    Accuracy and Provision of Information.  None of the
                       -------------------------------------
documents or other information made available to VCI, the VCI Shareholders or their Affiliates, attorneys, accountants, agents or representatives in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. Prism has provided VCI and the VCI Shareholders all material information regarding its business and operations.

                                   ARTICLE V

                               COVENANTS OF VCI

          VCI agrees that:

               5.1     Conduct of the Business.  From the date of this
                       -----------------------
Agreement until the Effective Time, VCI shall conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact the business relationships with third parties. Without limiting the generality of the foregoing, VCI shall not:

                       (a) materially amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material Contract (including contracts described in clause (b) below), or any other right or asset of VCI, without Prism's prior written consent;

                       (b) enter into any material contract, agreement, lease, license or commitment (including without limitation any leases of real property, capital leases, employment or severance agreements, or agreements with respect to the borrowing of money) not to be fully performed prior to the Closing and not in the ordinary course of VCI's business without Prism's prior written consent;

                       (c) sell, lease, license or otherwise dispose of any of its assets except (i) pursuant to existing contracts or commitments disclosed herein and (ii) in the ordinary course consistent with past practice;

                       (d) pay, declare or promise to pay any dividends, distributions or other payments to VCI's shareholders, other than salaries consistent with Schedule 3.19;

                       (e) grant any options, warrants or other rights to acquire any securities of VCI;

                       (f) pay any bonuses or other compensation not in the ordinary course of business;

                       (g)  adopt any employee benefit plans;

                       (h) take any action that would make any representation or warranty of VCI hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date;

                       (i) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; or

                       (j)  agree to do any of the foregoing.

               5.2     Insurance.  From the date hereof through the Effective
                       ---------
Time, VCI shall maintain in force (including necessary renewals thereof) the insurance policies listed on Schedule 3.23, except to the extent that they may be replaced with equivalent policies appropriate to insure its respective assets, properties and business to the same extent as currently insured at the same rates or at different rates approved by Prism.

               5.3     No Defaults.  From the date hereof through the Effective
                       -----------
Time, VCI shall not commit a material default under any term or provision of, or suffer or permit to exist any condition or event which, with notice or lapse of time or both, would constitute a material default by VCI under, any material Contract or under any of the VCI Permits.

               5.4     Reporting and Compliance With Law.  From the date hereof
                       ---------------------------------
through the Effective Time, VCI shall duly and timely file all tax returns required to be filed with governmental authorities and duly observe and conform in all material respects to all applicable laws and orders.

               5.5     Access to Information.  From the date hereof until and
                       ---------------------
including the Closing Date, VCI (i) will continue to give Prism and its counsel and other representatives full access to the offices, properties, books and records of VCI relating to VCI's business, (ii) will furnish to Prism, and its counsel and other representatives such information relating to its business as such Persons may reasonably request and (iii) will instruct the employees, counsel and representatives of VCI to cooperate with Prism in its investigation of VCI's business; provided that no investigation pursuant to this Section (or
                   --------
any investigation prior to the date hereof) shall affect any representation or warranty given by VCI; and provided further that any investigation pursuant to
                           ----------------
this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of VCI.

               5.6     Notices of Certain Events.  VCI shall promptly notify
                       -------------------------
Prism of:

                       (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                       (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                       (c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting VCI or its business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
3.12 or that relate to the consummation of the transactions contemplated by this Agreement.

               5.7     Other Offers.  Neither VCI, the VCI Shareholders, their
                       ------------
Affiliates, nor anyone on their behalf, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations or enter into any agreement with, or provide any information or assistance to any Person other than Prism concerning any acquisition, merger, consolidation, joint venture, partnership, disposition of all or substantially all of the assets of, or similar transaction with, or concerning any direct or indirect equity interest in, Prism or VCI.

                                  ARTICLE VI

                              COVENANTS OF PRISM

          Prism agrees that:

               6.1     Conduct of the Business.  From the date of this Agreement
                       -----------------------
until the Effective Time, and other than as required pursuant to the Plan or any order of the Court or as provided for or referenced in this Agreement, Prism shall conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact the business relationships with third parties. Without limiting the generality of the foregoing, Prism shall not:

                       (a) materially amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material Contract (including contracts described in clause (b) below), or any other right or asset of Prism, without VCI's prior written consent;

                       (b) enter into any material contract, agreement, lease, license or commitment (including without limitation any leases of real property, capital leases, employment or severance agreements, or agreements with respect to the borrowing of money) not to be fully performed prior to the Closing without VCI's prior written consent;

                       (c) sell, lease, license or otherwise dispose of any of its assets except (i) pursuant to existing contracts or commitments disclosed herein and (ii) in the ordinary course consistent with past practice;

                       (d) pay, declare or promise to pay any dividends, distributions or other payments to Prism's shareholders, other than salaries consistent with Schedule 4.18;

                       (e) grant any options, warrants or other rights to acquire any securities of Prism;

                       (f) pay any bonuses or other compensation not in the ordinary course of business;

                       (g)  adopt any employee benefit plans;

                       (h) take any action that would make any representation or warranty of Prism hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date;

                       (i) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; or

                       (j)  agree to do any of the foregoing.

               6.2     Insurance.  From the date hereof through the Effective
                       ---------
Time, Prism shall maintain in force (including necessary renewals thereof) the insurance policies listed on Schedule 4.23, except to the extent that they may be replaced with equivalent policies appropriate to insure its respective assets, properties and business to the same extent as currently insured at the same rates or at different rates approved by VCI.

               6.3     No Defaults.  From the date hereof through the Effective
                       -----------
Time, Prism shall not commit a material default under any term or provision of, or suffer or permit to exist any condition or event which, with notice or lapse of time or both, would constitute a material default by Prism under any material Contract or under any of the Prism Permits.

               6.4     Reporting and Compliance With Law.  From the date hereof
                       ---------------------------------
through the Effective Time, Prism except as set forth on Schedule 4.19, Prism shall duly and timely file all tax returns required to be filed with governmental authorities and duly observe and conform in all material respects to all applicable laws and orders.

               6.5     Access to Information.  From the date hereof until and
                       ---------------------
including the Closing Date, Prism (i) will continue to give VCI and its counsel and other representatives full access to the offices, properties, books and records of Prism relating to Prism's business, (ii) will furnish to VCI, and its counsel and other representatives such information relating to its business as such Persons may reasonably request and (iii) will instruct the employees, counsel and representatives of Prism to cooperate with VCI in its investigation of Prism's business; provided that no investigation pursuant to this Section (or
                     --------
any investigation prior to the date hereof) shall affect any representation or warranty given by Prism; and provided further that any investigation pursuant to
                             ----------------
this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Prism.

               6.6     Notices of Certain Events.  Prism shall promptly notify
                       -------------------------
VCI of:

                       (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                       (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                       (c) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Prism, threatened against, relating to or involving or otherwise affecting Prism or its business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.18 or that relate to the consummation of the transactions contemplated by this Agreement.

               6.7     Collier Stock Option Agreement.  Prism shall, prior to
                       ------------------------------
or at the Effective Time, pursuant to a stock option agreement between Prism and Collier (the "Collier Stock Option Agreement") and upon the approval of the "Creditors Committee" (as such term is defined in the Plan), grant to Collier the option to purchase 175,000 shares of the Common Stock of Prism at the exercise price of Ten Cents ($.10) per share. The Collier Stock Option Agreement shall have a ten-year term, and shall contain a "cashless" exercise provision, pursuant to which Collier will be relieved from the obligation to pay the exercise price by choosing to receive from Prism, upon the exercise of all or part of the option, that number of shares of the Common Stock of Prism equal to (i) the number of shares that would otherwise be issuable to Collier less
(ii) that number of shares equal to the dollar amount of the aggregate exercise price for the portion of the option exercised, divided by the fair market value per share of the Common Stock of Prism at the time of the exercise of the option. In addition, the Collier Stock Option Agreement shall contain a "gross-up" feature, pursuant to which Collier, upon the exercise of all or part of the option, shall be granted by Prism an additional option to purchase that number of shares of the Common Stock of Prism at an exercise of $2.00 per share equal to (i) 17,500, divided by (ii) that number that is equal to the fair market value per share of the Common Stock of Prism at the time of the exercise of the option less Two Dollars ($2.00).

               6.8     Lee Agreement.  Lee and Prism shall, prior to or at the
                       -------------
Effective Time, execute the Lee Agreement referred to in Section 8.2(g).

               6.9     Other Offers.  Neither Prism, its Affiliates, nor
                       ------------
anyone on their behalf, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations or enter into any agreement with, or provide any information or assistance to any Person other than VCI concerning any acquisition, merger, consolidation, joint venture, partnership, disposition of all or substantially all of the assets of, or similar transaction with, or concerning any direct or indirect equity interest in, Prism or VCI.

                                  ARTICLE VII

                        COVENANTS OF ALL PARTIES HERETO

          The parties hereto agree that:

               7.1     Best Efforts; Further Assurances.    Subject to the terms
                       --------------------------------
and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including, but not limited to, all actions and things relating to all agreements between the parties and Ingram. The parties hereto each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

               7.2     Public Announcements.  The parties agree that any press
                       --------------------
release or other public statement with respect to this Agreement or the transactions contemplated hereby shall be approved in advance thereof by Prism and VCI, except where such release or statement is required by law.

               7.3     Best Efforts to Obtain Consents.  VCI hereby agrees to
                       -------------------------------
use its best efforts to obtain each VCI Consent, and Prism hereby agrees to use its best efforts to obtain each Prism Consent, in each case as promptly as practicable after the date of this Agreement.

               7.4     Confidentiality.  Subject to any obligation to comply
                       ---------------
with any applicable law, rule or regulation of the Court or any other governmental authority or securities exchange, any subpoena or other legal process to make information available to the Persons entitled thereto, and the reasonable need to provide information to any of the parties involved in or related to the Case, all information obtained by any party about any other and such other party's Affiliates, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge. Notwithstanding the foregoing, the obligation of confidentiality created in this Section shall not apply to any information received by any party from a third party not under any obligation to keep such information confidential, nor to any information obtained by any party which is generally known to others engaged in the trade or business of the other party. From and after the Closing, Prism shall be under no obligation to maintain confidential any such information concerning VCI. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.


                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

               8.1     Conditions to the Obligations of Prism and VCI.  The
                       ----------------------------------------------
obligations of Prism and VCI to consummate the Merger are subject to the satisfaction of the following conditions:

                       (a)  Final Order.  The Confirmation Order shall become
                            -----------
a Final Order (i) approving the Merger, the transactions described in this Agreement to which Ingram is a party and the other transactions contemplated by this Agreement and (ii) containing such other terms and conditions that are acceptable to Prism and VCI.

                       (b)  Court Orders.  No provision of any applicable law or
                            ------------
regulation, and no judgment, injunction, order or decree shall prohibit the consummation of the Merger.

                       (c)  Third Party Proceedings.  There shall not be
                            -----------------------
pending any proceeding brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

                       (d)  Merger of Prism Subsidiaries Into Prism.  Prism
                            ---------------------------------------
Pictures Corporation and Prism Pictures International, Ltd. shall each be merged with and into Prism, in accordance with applicable law.

                       (e)  Ingram. Ingram shall have taken and completed the
                            ------
actions that are described in the Override Agreement or, as applicable, entered into written agreements with the appropriate parties to take and complete such actions.

                       (f)  Stockholders' Agreement.  Prism, Lee, Collier and
                            -----------------------
Ingram shall have entered into the Stockholders' Agreement in form and substance satisfactory to the parties.

                       (g)  Prism Consents.  Prism shall have received all
                            --------------
Prism Consents, in form and substance reasonably satisfactory to it, and no such Prism

Consent shall have been revoked, and Prism shall have received all necessary corporate approvals of Prism and its Affiliates.

                       (h)  Employment Agreements.  Each of Lee, Collier and
                            ---------------------
Craig Kelly ("Kelly") shall have executed and delivered to Prism an Employment Agreement substantially as set forth on Exhibits D-1, D-2 and D-3.

                       (i)  VCI Consents.  Prism shall have received all VCI
                            ------------
Consents, in form and substance reasonably satisfactory to Prism, and no such VCI Consent shall have been revoked, and VCI shall have received all necessary corporate approvals of VCI.

               8.2     Conditions to the Obligations of Prism.  The obligation
                       --------------------------------------
of Prism to consummate the Merger is subject to the satisfaction of the following further conditions:

                       (a)  Performance of Obligations.  (i) VCI shall have
                            --------------------------
performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of VCI contained in this Agreement and in any certificate or other writing delivered by VCI pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) no Material Adverse Change shall have occurred since the date of this Agreement,
(iv) no material changes in the manner in which VCI conducts business shall have occurred since the date of this Agreement, and (v) Prism shall have received a certificate signed by the President of VCI to the effect set forth in clauses
(i) through (iv) of this Section 8.2(a).

                       (b)  Existence and Authorization.  Prism shall have
                            ---------------------------
received all documents it may reasonably request relating to the existence of VCI and the authority of VCI for this Agreement, all in form and substance reasonably satisfactory to Prism, including, without limitation, (i) a copy of the Articles of Incorporation of VCI certified as of a recent date by the Secretary of State of its jurisdiction of organization, (ii) copies of VCI's bylaws as effective on the date hereof; (iii) copies of resolutions duly adopted by the Board of Directors of VCI authorizing this Agreement, the Certificate of Merger and the Agreement of Merger and the other VCI Documents and the transactions contemplated hereby and thereby, (iv) copies of resolutions duly adopted by the shareholders of VCI approving this Agreement and the transactions contemplated hereby, (v) a certificate of the Secretary of VCI certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (vi) a recent good standing certificate regarding VCI from the office of the Secretary of State of the State of California.

                       (c)  Loans to Related Parties.  Except for normal
                            ------------------------
travel and expense advances to employees not exceeding Ten Thousand Dollars ($10,000) in the aggregate, all loans and advances by VCI to officers, shareholders and employees, and their Affiliates shall have been repaid in full, with the exception of loans that are to be forgiven as set forth on Schedule 3.9.

                       (d)  Employee Benefit Plans.  Prism shall have received
                            ----------------------
satisfactory evidence that (i) all of VCI's Pension Plans, programs and arrangements have been terminated on terms and conditions reasonably satisfactory to Prism, and (ii) all benefits payable under such plans, programs and arrangements have been paid.

                       (e)  Non-Competition Agreement.  Lee shall have executed
                            -------------------------
and delivered to Prism a Non-Competition Agreement in form substantially as set forth on Exhibit E attached hereto.

                       (f)  Transfer of Shares to Collier.  Lee and Collier
                            -----------------------------
shall have entered into an agreement pursuant to which, prior to the Effective Time, Lee conveys to Collier or his designee that number of shares of the Common Stock of VCI that, pursuant to Section 2.1(d)(2) of this Agreement and at the Effective Time, will convert into 610,000 of the shares of the Common Stock of Prism. The purchase price per share of the Common Stock of VCI to be paid by Collier to Lee shall be Five Cents ($.05), which may be paid, at the sole option of Collier, in the form of a non-recourse promissory note. The promissory note may be paid, if not paid earlier, at the sole option of Collier, with the proceeds of the last sale of any of the 610,000 shares of Common Stock of Prism issued to Collier in the Merger. In addition, if the Merger is not consummated, Collier shall have the right to "put" such 610,000 shares of the Common Stock of VCI to Lee, and Lee shall have the right to "call" such shares from Collier, and in either case, the promissory note described in this Section shall be forgiven.

                       (g)  Lee Agreement.  Lee shall have entered into an
                            -------------
agreement with Prism pursuant to which Lee agrees to surrender for cancellation at no cost to post-Merger Prism, up to 250,000 shares of Common Stock upon the exercise from time to time of the options referred to in Schedule 3.5 Section E2 (or replacements thereof).

                       (h)  Legal Opinion.  Prism shall have received an
                            -------------
opinion of Troy & Gould, counsel to VCI, in such form and substance satisfactory to Prism.

                       (i)  Fairness Opinion.  If Prism so desires, Prism shall
                            ----------------
have received an opinion from Chanin and Company, or such other investment banking firm that Prism chooses at sole discretion, that confirms that the terms and conditions of the Merger are fair to Prism from a financial point of view.

               8.3     Conditions to Obligation of VCI.
                       -------------------------------

                       (a)  Performance of Obligations.  The obligation of VCI
                            --------------------------
to consummate the Closing is subject to the satisfaction of the following further conditions: (i) Prism shall have performed in all material respects all of its respective obligations hereunder required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of Prism contained in this Agreement and in any certificate or other writing delivered by Prism pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) VCI shall have received a certificate signed by an officer of Prism to the foregoing effect.

                       (b)  Certified Resolutions.  Prism shall have provided
                            ---------------------
VCI with certified copies of resolutions duly adopted by the board of directors of Prism approving the execution and delivery of this agreement and authorizing the consummation of the transactions contemplated hereby.

                       (c)  Non-Competition Agreement.  Collier shall have
                            -------------------------
executed and delivered to Prism a Non-Competition Agreement substantially in the form of Exhibit F attached hereto satisfactory to the parties.

                       (d)  Registration Rights Agreement.  Prism shall have
                            -----------------------------
executed and delivered to Lee, for the benefit of Lee and all other VCI Shareholders, the Registration Rights Agreement in form and substance satisfactory to the parties.

                       (e)  Legal Opinion.  VCI shall have received an opinion
                            -------------
of Loeb & Loeb LLP, counsel to Prism, in such form and substance satisfactory to VCI.

                       (f)  Financial Position of Prism.  At the Effective
                            ---------------------------
Time, after giving effect to payment of all expenses of the Prism bankruptcy proceedings and the Merger (including but not limited to expenses of administration, legal, accounting, investment banking, consulting, advisory and other professional fees and expenses), and before taking into account the assets and liabilities of VCI immediately prior to the Merger, (i) Prism shall have cash on hand lien free of not less than Seven Hundred Eighty-Five Thousand Dollars ($785,000); (ii) the accounts receivable of Prism, net of reserves, calculated in accordance with generally accepted accounting principles shall be at least equal to all indebtedness then owed to Imperial Bank less One Hundred Twenty-Five Thousand Dollars ($125,000); (iii) sales tax liability, including interest and penalties, owed to the State of California Board of Equalization shall not exceed Eight Hundred Thousand Dollars ($800,000) and shall be due in installments of not greater than $133,000 per year until paid; (iv) all other accrued liabilities of Prism (excluding indebtedness owed to Imperial Bank other than for the

Bank's legal fees and expenses, and excluding the pre-petition tax liability owed to the State of California Board of Equalization), including for legal fees and expenses of Imperial Bank, shall not exceed Three Hundred Thousand Dollars ($300,000) in the aggregate; and (v) no lease agreements shall exist between Prism and any other parties.

                       (g)  Net Operating Loss Carryforwards.  At the Effective
                            --------------------------------
Time, prior to giving effect to Prism's anticipated losses subsequent to October 31, 1996, and the administrative expenses of Prism's bankruptcy proceeding, and the cancellation of debt resulting from the issuance of Prism stock to holders of Allowed Claims referred to in Section 2.1(f) of this Agreement, immediately prior to the Merger, Prism shall have federal net operating loss carryforwards of at least Ten Million Dollars ($10,000,000).

                       (h)  Imperial Bank Debt.  Through December 31, 1997,
                            ------------------
Prism's outstanding indebtedness to Imperial Bank at the Effective Time shall be payable only out of collections of accounts receivable in which Imperial Bank has a security interest and out of any proceeds from a sale of Prism's Film Library. Thereafter, such indebtedness shall be payable in quarterly payments over a period of not less than three years. The indebtedness owed to Imperial Bank shall bear interest at the rate of prime plus 1.5% per annum, as of the Effective Time. Imperial Bank's legal fees and expenses referred to in clause
(iv) of Section 8.3(f) shall be payable on the same terms.

                       (i)  Proxy from Collier.  Collier shall have executed
                            ------------------
and delivered to Lee an irrevocable proxy substantially as set forth on Exhibit
G.

                       (j)  Fairness Opinion.  If VCI so desires, VCI shall
                            ----------------
have received an opinion that confirms that the terms and conditions of the Merger are fair to VCI from a financial point of view.

                                  ARTICLE IX

                    SURVIVAL; INDEMNIFICATION; TERMINATION

               9.1     Survival.
                       --------

                       (a) Each representation, warranty, covenant and agreement of Prism and VCI contained in this Agreement or in any of the Prism Documents and the VCI Documents shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the second anniversary of the Closing Date. Notwithstanding anything else contained in this Section, the representations and warranties referenced in this Section shall not terminate and expire if, on or before the termination and expiration date provided for therein, Prism or any of its Affiliates, or VCI or any of its Affiliates, as applicable, has delivered to the other a written notice of a claim with respect to such representations and warranties.

               9.2     Indemnification.
                       ---------------

                       (a) The sole and exclusive remedy of any party to this Agreement with respect to any breach of any other party's representations, warranties or covenants contained in this Agreement or in any Schedule, certificate or affidavit delivered by such other party pursuant to this Agreement shall be the assertion of a claim for indemnification therefor pursuant to this Section 9.2.

                       (b) After the Effective Time, Prism shall indemnify and hold harmless the Prism shareholders (for purposes of this Article only, the phrase "Prism shareholders" means the shareholders of record of Prism immediately prior to the Effective Time, after giving effect to the issuance of shares pursuant to the Confirmation Order, but before giving effect to any shares issuable to the VCI Shareholders in the Merger) and each of their Affiliates (each of which is in such capacity a "Prism Indemnified Party") from and against any and all claims, losses, damages, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Loss" or "Losses") asserted against, imposed upon or incurred by the Prism Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of VCI contained in this Agreement.

                       (c) Prism shall indemnify and hold harmless the VCI Shareholders and each of their Affiliates (each of which is in such capacity a "VCI Indemnified Party") from and against any and all Losses asserted against, imposed upon or incurred by the VCI Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of Prism contained in this Agreement.

                       (d) Notwithstanding the foregoing, such indemnification under this Section 9.2 shall be required only if, on a cumulative and aggregate basis, the amount of the Losses sustained by the Prism Indemnified Parties or the VCI Indemnified Parties, as the case may be, exceeds One Hundred Thousand Dollars ($100,000). If the cumulative and aggregate amount of such Losses exceed One Hundred Thousand Dollars ($100,000), all of such Losses sustained by the Prism Indemnified Parties or the VCI Indemnified Parties, as the case may be, shall be subject to indemnification hereunder by Prism.

                       (e) If indemnification is required under this Section 9.2, the sole method of paying such indemnification shall consist of the issuance by Prism, pro rata to the appropriate Indemnified Parties, of that number of shares of Prism Stock which is equal to the Loss divided by Two Dollars ($2.00).

               9.3     Procedures.  The party seeking indemnification under
                       ----------
Section 9.2 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section 9.2; provided that the failure to give such notice shall not limit the Indemnified Party's right to indemnification hereunder except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 9.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided, however, that consent to settlement shall not be unreasonably withheld. In any such suit, action or proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party has failed to assume the defense of such suit, action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in any which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such suit, action or proceeding on behalf of the Indemnified Party. The Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all the Indemnified Parties. Nothing contained in this Section 9.3 shall relieve either party of any of its obligations under Section 9.2.

               9.4     Grounds for Termination.  This Agreement may be
                       -----------------------
terminated at any time prior to the Closing, without waiving or diminishing any remedies that may be available under this Agreement, at law or in equity:

                       (a)  by mutual written agreement of the parties hereto;

                       (b) by either VCI or Prism if the Closing shall not have been consummated on or before 5:00 p.m. in Los Angeles, California on January 15, 1997 (unless any failure to consummate the Closing by such date is caused by a Court calendaring delay but in no event later than January 31, 1997) or such other time and/or date as the parties shall mutually agree to (except that no such right of termination shall be available to a party whose own breach of warranty or covenant hereunder prevents consummation of the Closing on or before such date); or

                       (c) by either party if there has been a material misrepresentation or a material breach of warranty by the other party with respect to this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS

               10.1    Notices.  All notices, requests and other communications
                       -------
to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

               if to Prism, to:

                       Prism Entertainment Corporation
                       1888 Century Park East, Suite 350
                       Los Angeles, California  90067
                       Attention:  Barry L. Collier
                       Telecopy:  (310) 203-8036

                       with a copy to:

                       Loeb & Loeb LLP
                       1000 Wilshire Boulevard, Suite 1800
                       Los Angeles, California  90017
                       Attention:  David L. Ficksman, Esq.
                       Telecopy:  (213) 688-3460

               if to VCI:

                       Lee Video City, Inc.
                       6851 McDivitt Drive, Suite A
                       Bakersfield, California  93313
                       Attention:  Robbie Lee
                       Telecopy:  (808) 397-5982
               with a copy to:

                       Troy & Gould
                       1801 Century Park East, 16th Fl.
                       Los Angeles, California  90067
                       Attention:  William J. Feis, Esq.
                       Telecopy:  (310) 201-4746

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answerback is received or, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

               10.2    Amendments; No Waivers.
                       ----------------------

                       (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                       (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               10.3    Expenses.  All costs and expenses incurred by VCI and the
                       --------
VCI Shareholders in connection with this Agreement shall be paid by VCI and all costs and expenses incurred by Prism in connection with this Agreement shall be paid by Prism.

               10.4    Successors and Assigns.  The provisions of this Agreement
                       ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign,
                                    --------
delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

               10.5    Governing Law.  This Agreement shall be construed in
                       -------------
accordance with and governed by the laws of the State of California, without giving effect to the conflict of laws principles thereof.

               10.6    Counterparts; Effectiveness.  This Agreement may be
                       ---------------------------
signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               10.7    Entire Agreement.  This Agreement (and all attached
                       ----------------
Exhibits and Schedules, which are hereby incorporated herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement, including without limitation, the Letter of Intent. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               10.8    Severability.  If any one or more provisions of this
                       ------------
Agreement shall, for any reasons, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               10.9    Captions and Section References.  The captions herein are
                       -------------------------------
included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to "Sections" without further citation refer to sections of this Agreement.

               10.10   Interpretation.  Where the context or construction
                       --------------
requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

               10.11   Attorneys' Fees.  In the event of any litigation or
                       ---------------
legal proceedings (including arbitration) between the parties hereto, the nonprevailing party shall pay the expenses, including reasonable attorneys' fees and court costs, of the prevailing party in connection therewith.

               10.12   Ambiguities.  The parties acknowledge that each party
                       -----------
and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that ambiguities, if any, in the writing be construed against the drafter, shall not apply.

               10.13   No Third-Party Rights.  Nothing in this Agreement,
                       ---------------------
whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement.

               10.14   Knowledge of VCI.  For purposes of this Agreement, the
                       ----------------
phrase "to VCI's best knowledge" or the like shall refer to the actual knowledge of Lee, Craig Kelly and/or Steven Antongiovanni. VCI shall not be deemed to have knowledge of a matter solely by reason of the actual knowledge of any other employee, agent or representative of VCI.

               10.15   Schedules.  All disclosures and limitations set forth on
                       ---------
Schedules to this Agreement shall be deemed disclosed and/or limiting with respect to every Schedule hereto, to the extent applicable, regardless of whether any information is disclosed with respect to any particular Schedule or whether any cross-reference to another Schedule appears therein.

               IN WITNESS WHEREOF, Prism and VCI have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               PRISM ENTERTAINMENT CORPORATION,
                               a Delaware corporation


                               By: /s/ Barry Collier
                                  --------------------------------
                               Name:   Barry Collier
                                    ------------------------------
                               Title:  President
                                     -----------------------------


                               LEE VIDEO CITY, INC.,
                               a California corporation


                               By: /s/ Robert Y. Lee
                                  --------------------------------
                               Name:   Robert Y. Lee
                                    ------------------------------
                               Title:  President
                                     -----------------------------

                             CERTIFICATE OF MERGER

                                    MERGING

                             LEE VIDEO CITY, INC.
                          (a California corporation)

                                     INTO

                        PRISM ENTERTAINMENT CORPORATION
                           (a Delaware corporation)


                        Pursuant to Section 252 of the
                       Delaware General Corporation Law


          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST:  That the name and state of incorporation of each of the
          -----
constituent corporations in the merger is as follows:


                                         State of
     Name                                Incorporation
     ----                                -------------
     Lee Video City, Inc.                California

     Prism Entertainment Corporation     Delaware


          SECOND:  That an Agreement and Plan of Reorganization and Merger
          ------
between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the laws under which each constituent corporation was formed.

          THIRD:  That Prism Entertainment Corporation, a Delaware corporation,
          -----
shall be the surviving corporation.

          FOURTH:  That the Restated Certificate of Incorporation of Prism
          ------
Entertainment Corporation, a Delaware corporation, is hereby amended as follows:

          A.  Paragraph 1 is amended in full to read as follows:

                                   EXHIBIT B

            "The name of this corporation is Video City, Inc."; and

          B.  A new Paragraph 8 is added as follows:

          "8. This corporation is prohibited from issuing nonvoting securities."

          FIFTH:  That the executed Agreement and Plan of Reorganization and
          -----
Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1888 Century Park East, Suite 350, Los Angeles, California 90067.

          SIXTH:  That a copy of the Agreement and Plan of Reorganization and
          -----
Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH:  That Lee Video City, Inc., a California corporation, is
          -------
authorized to issue only one class of shares of capital stock; and the total number of shares which Lee Video City, Inc., a California corporation, is authorized to issue is twenty million (20,000,000).

          IN WITNESS WHEREOF, Prism Entertainment Corporation, a Delaware corporation, has caused this Certificate of Merger to be executed by its duly authorized officer this 27th day of December, 1996.


                                  PRISM ENTERTAINMENT CORPORATION,
                                  a Delaware corporation



                                  By:
                                     -----------------------------
                                    Barry Collier, President

                               OVERRIDE AGREEMENT


          This Override Agreement (the "Agreement") is made and entered into as of November 19, 1996, by and among Lee Video City, Inc., a California corporation ("VCI"); Robert Y. Lee ("Lee"), an individual resident of California on behalf of himself and as Trustee of the Robert Y. Lee Revocable Living Trust UDT 1/9/91 (the "Trust"); Prism Entertainment Corporation, a Delaware corporation ("Prism"); and Ingram Entertainment Inc., a Tennessee corporation ("Ingram"), with reference to the following:

          A. Prism is a public company which on December 1, 1995 filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"), and is currently operating as debtor-in-possession.

          B. Prism and VCI have entered into that certain Agreement and Plan of Reorganization and Merger dated as of October 25, 1996, as amended by that certain Amendment, dated as of November 19, 1996 (as amended, the "Merger Agreement") with respect to a merger (the "Merger") of VCI into Prism.

          C. As of the date of this Agreement, VCI is indebted to Ingram in the aggregate approximate amount of $4,500,000 (the "VCI Debt"). The obligations of VCI to Ingram with respect to the VCI Debt are secured by (a) a security interest in substantially all of the personal property of VCI (the "Old Collateral") pursuant to an Amended and Restated Security Agreement dated as of February 7, 1995, as amended (the "Prior Security Agreement"); (b) a pledge agreement dated as of February 7, 1995, as amended (the "Stock Pledge Agreement") issued by the Trust in favor of Ingram as to 5,500 shares of the Common Stock of VCI (the "Pledged Shares"); (c) a Pledge Agreement dated February 7, 1995, as amended (the "Note Pledge Agreement") issued by VCI in favor of Ingram as to a promissory note in favor of VCI (the "Pledged Note"); and (d) a Payment Guaranty issued by Lee dated February 7, 1995 (the "Lee Guaranty").

          D. VCI, Lee and Ingram have entered into that certain Workout Agreement dated as of February 7, 1995 (the "Workout Agreement") with respect to the rescheduling and payment of the then outstanding debt owed by VCI to Ingram.

          E. Ingram is the holder of warrants issued by VCI dated November 14, 1996 to acquire shares of the Common Stock of VCI equal to 8.5% of the outstanding shares of VCI (the "Old Warrants").

          F. Subject to the terms and conditions set forth in this Agreement and the consummation of the Merger, the parties have agreed to restructure the VCI Debt.

                                   EXHIBIT C

               NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

               1.1     Defined Terms.  In addition to the definitions set forth
                       -------------
in the Recitals, for purposes of this Agreement, the following capitalized terms shall have the following meaning:

               "Additional Warrants" means warrants to purchase an aggregate of
                -------------------
     852,750 shares of the Common Stock of Reorganized Prism substantially in the form of Exhibit A attached hereto.
                 ---------

               "Affiliate" means, as to any Person, any other Person which
                ---------
     directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and its correlated meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns, directly or
                 --------
     indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation (other than securities having such power only by reason of the happening of a contingency), or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person), will be deemed to control such corporation or other Person.

               "Assumed Options" means options of VCI to be assumed by
                ---------------
     Reorganized Prism upon the Merger to purchase an aggregate of 1,685,000 shares of Reorganized Prism.

               "Business Day" means any Monday, Tuesday, Wednesday, Thursday or
                ------------
     Friday on which Ingram is open for business at its address for notice designated as provided herein.

               "Closing" means the consummation of the transactions
                -------
     contemplated by this Agreement, which shall be deemed to take place concurrently with the effectiveness of the Merger.

               "Closing Date" means the date of Closing.
                ------------

               "Collateral Documents" means the New Security Agreement and
                --------------------
     Copyright Mortgages.

               "Collier" means Barry Collier.
                -------

               "Copyright Mortgage" means a mortgage agreement, in form and
                ------------------
     substance satisfactory to Ingram, granting to Ingram a security interest and lien on all right, title and interest of Reorganized Prism in and to the Film Library and the Film Library Accounts Receivable, including, without limitation, all copyrights with respect to the Film Library in form and substance acceptable to Ingram.

               "Debt Documents" means, collectively, this Agreement, the Note,
                --------------
     the Collateral Documents, the Supply Agreement, the New Warrants, the Additional Warrants and any other certificates, documents or agreement of any type or nature heretofore or hereafter executed or delivered by Reorganized Prism or any other Party to Ingram in any way relating to or in furtherance of this Agreement and/or the Note, and in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended.

               "Disclosure Statement" means the Disclosure Statement for Prism's
                --------------------
     Amended Plan of Reorganization dated September 23, 1996, as may be amended.

               "Effective Time" means the consummation of the Merger.
                --------------

               "Escrow and Warrant Agreement" means, as to the New Warrants, the
                ----------------------------
     Escrow and Warrant Agreement substantially in the form of Exhibit B attached hereto.

               "Event of Default" shall have the meaning provided in Section
                ----------------
     7.1.

               "Film Library" means the rights of Prism in the motion pictures
                ------------
     listed on Schedule 5.25 to the Merger Agreement.

               "Film Library Accounts Receivable" means all present and future
                --------------------------------
     accounts, accounts receivable, rights to payment, and all forms of obligations owing to Reorganized Prism or in which Reorganized Prism may have any interest, however created or arising, relating to the Film Library.

               "Governmental Agency" means (a) any international, foreign,
                -------------------
     federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court, administrative tribunal or public utility.

               "Guaranty Release" means the release by Ingram of the Lee
                ----------------
     Guaranty, the Stock Pledge Agreement and the Note Pledge Agreement to be executed and delivered at the Closing substantially in the form of Exhibit C attached hereto.
     ---------

               "Ingram Shares" means 1,500,000 shares of the Common Stock of
                -------------
     Reorganized Prism.

               "Laws" means, collectively, all international, foreign, federal,
                ----
     state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation,
                ----
     assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any property, including any agreement to grant any of
                                        ---------
     the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of, or agreement to, give any financing statement (other than a precautionary
                                                 ----------
     financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any property.

               "Lock-Up Agreement" means an agreement to be executed and
                -----------------
     delivered at the Closing between Lee, Collier and Ingram pursuant to which Lee (on his own behalf and on behalf of the Trust) and Collier agree to refrain from selling, pledging or encumbering the Lock-Up Shares, substantially in the form of Exhibit D attached hereto.
                                  ---------

               "Lock-Up Shares" means 1,026,983 shares of Common Stock of
                --------------
     Reorganized Prism, 721,983 shares of which will, upon the Closing, be held by Lee and 305,000 shares by Collier.

               "New Collateral" means, collectively, a first lien on the
                --------------
     property and assets of Reorganized Prism described in Schedule A attached hereto (other than the Film Library and the Film Library Accounts Receivable of Reorganized Prism) and a second priority lien on the Film Library and the Film Library Accounts Receivable of Reorganized Prism subject only to the lien of Imperial Bank, all as more fully described in the New Security Agreement.

          "New Security Agreement" means the Security Agreement, dated as of the
           ----------------------
     Closing Date, executed by Reorganized Prism in favor of Ingram, substantially in the form of Exhibit E attached hereto, either as
                                  ---------
     originally executed or as it may from time to time on or after the Closing Date be supplemented, modified, amended, restated or extended.

          "New Warrants" means warrants to purchase the New Warrant Shares to be
           ------------
     delivered to Ingram at the Closing pursuant to the Escrow and Warrant Agreement.

          "New Warrant Shares" means an aggregate of 8 1/2% of the number of
           ------------------
     shares of the Common Stock of Reorganized Prism to be received by the VCI Shareholders pursuant to the Merger, provided, however, that the aggregate number of shares to be received by the VCI Shareholders will not be less than 4,930,000. The number of New Warrant Shares is currently estimated to be 410,444.

          "Note" means the promissory note of Reorganized Prism to be delivered
           ----
     to Ingram at the Closing evidencing the Remaining Debt, substantially in the form of Exhibit F attached hereto.
                 ---------

          "Party" means any Person (including Reorganized Prism and/or any
           -----
     Affiliate of Reorganized Prism), other than Ingram, which now or hereafter is party to any of the Debt Documents.

          "Person" means any entity, whether an individual, trustee,
           ------
     corporation, general partnership, limited partnership, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, governmental agency, or otherwise.

          "Plan" means the Plan of Reorganization of Prism and its subsidiaries,
           ----
     as may be amended.

          "Registrable Securities" means the Ingram Shares, the New Warrant
           ----------------------
     Shares and any securities issuable upon exercise of the Additional
     Warrants.

          "Registration Rights Agreement" means an agreement between Prism and
           -----------------------------
     Ingram regarding the registration of the Registrable Securities substantially in the form of Exhibit G attached hereto.

          "Remaining Debt" means the difference between the VCI Debt and
           --------------
     $3,000,000.

          "Reorganized Prism" means the surviving entity upon the consummation
           -----------------
     of the Merger.

          "Reorganized Prism Securities" means the Ingram Shares, the New
           ----------------------------
     Warrants, the New Warrant Shares, the Additional Warrants and any securities issuable upon exercise of the Additional Warrants.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Stockholders Agreement" means an agreement to be executed and
           ----------------------
     delivered at Closing among Reorganized Prism, Lee, Collier and Ingram substantially in the form of Exhibit H attached hereto.
                                  ---------

          "Supply Agreement" means the Supply Agreement between Reorganized
           ----------------
     Prism and Ingram to be executed and delivered at the Closing substantially in the form of Exhibit I attached hereto.
                    ---------

          "VCI Shareholders" means the shareholders of VCI immediately prior to
           ----------------
     the Effective Time.


                                   ARTICLE 2

                             RESTRUCTURING OF DEBT

          2.1       Conversion of Debt; Release of Lee Guaranty and Old
                    ---------------------------------------------------
Collateral.  At the Closing, Ingram shall convert $3,000,000 of principal amount
----------
of the VCI Debt into the Ingram Shares. In connection therewith, at the Closing, Ingram shall release the Stock Pledge Agreement, the Note Pledge Agreement and the Lee Guaranty pursuant to the Guaranty Release, redeliver and reassign to Lee the Pledged Shares and to VCI the Pledged Note, and execute and deliver to Reorganized Prism UCC-2 termination statements with respect to the Old Collateral; and Reorganized Prism shall execute and deliver to Ingram the Note, the New Security Agreement and UCC-1 financing statements covering the New Collateral pursuant to which Reorganized Prism shall grant to Ingram first priority liens and security interests in and to the New Collateral except that the lien and security interest in the Film Library and the Film Library Accounts Receivable shall be subject to and subordinate to the lien therein of Imperial Bank.

          2.2       Termination of Workout Agreement; Payment of Remaining Debt.
                    -----------------------------------------------------------
The Workout Agreement shall be terminated effective at the Closing, and Ingram shall thereupon release all of its future claims thereunder. The Remaining Debt shall be evidenced by the Note and payable as follows:

                    (a) Interest shall be payable on the outstanding daily unpaid principal amount of the Remaining Debt from the Closing until payment in full is made, shall accrue and be payable at the rate of 10% per annum and shall be payable monthly. Any accrued interest not paid on a date scheduled for the payment of interest shall be added to the principal of the Remaining Debt and all of such principal, as so increased shall thereafter bear interest at the lesser of 4% in excess of the existing rate or the maximum rate permitted by applicable law. All proceeds from the exercise of all options or warrants to purchase capital stock of Reorganized Prism shall be applied to the reduction of the Remaining Debt, first to any accrued unpaid interest and then to principal.

                    (b) If not sooner paid, the Remaining Debt and all accrued interest thereon shall be payable on the third anniversary of the Closing.

                    (c) The Remaining Debt may, at any time and from time to time, be paid or prepaid in whole or in part without premium or penalty, provided that each prepayment of principal shall be accompanied by payment of interest accrued through the date of payment on the amount of principal paid.

                    (d) Should any installment of principal or interest not be paid when due, a late charge equal to 5% of the payment then due, payable on demand, shall be charged with respect to such payment.

                    (e) All computations of interest shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

                    (f) If any payment to be made by Reorganized Prism shall become due on a day other than a Business Day, payment shall be made on the next succeeding Business Day and the extension of time shall be reflected in computing interest.

                    (g) Each payment hereunder shall be made by Reorganized Prism by wire transfer to Ingram or to such other account as Ingram may direct in writing. All payments shall be made in lawful money of the United States of America and shall be deemed made when verified by the receiving bank.

                                   ARTICLE 3

                           ISSUANCE OF NEW WARRANTS

          At the Closing, certain of the VCI shareholders shall issue to Ingram the New Warrants to purchase the New Warrant Shares pursuant to the Escrow and Warrant Agreement. It is understood that certificates representing the New Warrant Shares shall be issued at the Closing in the names of the VCI Shareholders, but shall be delivered to an escrow agent acceptable to the parties to be held pending exercise of the New Warrants by Ingram or the expiration of the Warrant Period. For such time as the New Warrant Shares are held in escrow, the VCI Shareholders shall be entitled to vote the New Warrant Shares. Upon expiration of the Warrant Period, the escrow agent will be authorized and instructed to deliver to the VCI Shareholders all New Warrant Shares to the extent that the New Warrants have not been exercised therefor.
Any exercise by Ingram of the New Warrants shall be done on a ratable basis with respect to the New Warrant Shares with the exercise price(s) therefor to be paid to Reorganized Prism.


                                   ARTICLE 4

                              ADDITIONAL WARRANTS

          At the Closing, Reorganized Prism shall issue to Ingram the Additional Warrants.


                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES

               5.1     Representations and Warranties of VCI.  VCI hereby
                       -------------------------------------
represents and warrants to the other parties hereto as follows:

                       (a) VCI has the full right, power and authority to enter into, execute and deliver this Agreement and all the other Debt Documents to which VCI is a party.

                       (b) VCI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to own and operate its properties and to carry on its business as now conducted. VCI is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on VCI's financial position or its ability to conduct its business in the manner now conducted.

                       (c) VCI has taken all action necessary to authorize the entering into and performance of its obligations under this Agreement and all other related documents to which VCI is a party. This Agreement and all the other agreements, documents, and instruments contemplated hereby to which VCI is a party, are, and as of the Closing will be, the legal, valid and binding obligation of VCI, enforceable in accordance with their respective terms.

                       (d) The representations and warranties of VCI set forth in the Merger Agreement are true and correct as of the date hereof.

                       (e) The execution, delivery and performance by VCI of this Agreement and the other Debt Documents does not and will not (i) contravene or conflict with the Articles of Incorporation or bylaws of VCI, (ii) contravene or conflict with or constitute a violation of any provision of any law, statute, rule, regulation, judgment, injunction, order, writ or decree binding upon or applicable to VCI or any part of its business, or (iii) contravene or conflict with or constitute a violation, breach, or default under any agreement to which VCI is bound.

               5.2     Representations and Warrants of Prism.  Prism hereby
                       -------------------------------------
represents and warrants to the other parties as follows:

                       (a) Prism is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to own and operate its properties and to carry on its business as now conducted. Prism is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Prism's financial position or its ability to conduct its business in the manner now conducted.

                       (b) Prism has the full right, power and authority to enter into, execute and deliver this Agreement and all other related documents to which Prism is a party.

                       (c) Prism has taken all action necessary to authorize the entering into and performance of its obligations under this Agreement and all other related documents to which Prism is a party. This Agreement and all other agreements, documents, and instruments contemplated hereby are, and as of the Closing will be, the legal, valid and binding obligation of Prism, enforceable in accordance with their respective terms.

                       (d) The representations and warranties of Prism set forth in the Merger Agreement are true and correct as of the date hereof.

                       (e) The Reorganized Prism Securities, when issued, shall be duly authorized, validly issued, fully paid and non-assessable.

                       (f) The execution, delivery and performance by Prism of this Agreement and the Debt Documents to which Prism is a party does not and will not (i) contravene or conflict with the Certificate of Incorporation or bylaws of Prism, (ii) contravene or conflict with or constitute a violation of any provision of any law, statute, rule, regulation, judgment, injunction, order, writ or decree binding upon or applicable to Prism or any part of its business, except that the consummation of the transactions contemplated herein is subject to the confirmation of the Plan, or (iii) contravene or conflict with or constitute a violation, breach, or default under any agreement to which Prism is bound.

                       (g) The Plan provides for sufficient number of shares of Common Stock of Reorganized Prism in connection with the issuance of the New Warrant Shares, the Ingram Shares and any securities issuable upon exercise of the Additional Warrants.

                       (h)  Place of Business.  The records with respect to all
                            -----------------
intangible personal property constituting a part of the New Collateral are and will be maintained at Reorganized Prism's chief place of business and chief executive office, which has the address of 6851 McDivitt Drive, Suite A, Bakersfield, California 93313. All tangible personal property constituting a part of the New Collateral is or will be located at Reorganized Prism's chief place of business and chief executive office and/or at any specific store locations.

                       (i)  Imperial Bank.  As of the date hereof, the total
                            -------------
outstanding principal amount of the indebtedness of Prism to Imperial Bank (the "Imperial Indebtedness"), is no more than $3,100,000.

               5.3     Representations and Warranties of Ingram.  Ingram hereby
                       ----------------------------------------
represents and warrants as follows:

                       (a) Ingram has the full right, power and authority to enter into, execute and deliver this Agreement and all other related documents to which Ingram is a party.

                       (b) Ingram has taken all action necessary to authorize the entering into and performance of its obligations under this Agreement and all other related documents to which Ingram is a party. This Agreement and such related documents are, and as of the Closing will be, the legal, valid and binding obligation of Ingram, enforceable in accordance with their respective terms.

                       (c) Ingram understands and agrees that (subject to the Registration Rights Agreement):

                            (i)  The Reorganized Prism Securities shall not have
been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, based upon an exemption from such registration requirements under the Securities Act and applicable state securities law;

                           (ii)  The Reorganized Prism Securities are and will
be "restricted securities" as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act;

                          (iii)  The Reorganized Prism Securities may not be
sold or otherwise transferred unless they have been first registered under the Securities Act and applicable state securities laws, or unless exemption from such registration provisions are available with respect to said resale or transfer;

                           (iv)  Prism is relying on the representation by
Ingram that Ingram has such knowledge and experience in financial or business matters that Ingram is capable of evaluating the merits and risks involved in the investment in the Reorganized Prism Securities;

                            (v)  The Reorganized Prism Securities are and will
be acquired by Ingram for Ingram's own account and not with a view to, or for resale in connection with, any distribution other than resales made in compliance with the Securities Act and applicable state securities laws.

                           (vi)  Ingram acknowledges that it has received the
Disclosure Statement, together with a copy of the Plan. Ingram has been, or will be prior to Closing, furnished with such information and documents pertaining to Reorganized Prism as Ingram has requested, and has been, or will be prior to Closing, given the opportunity to meet with officials of Prism and VCI and to have such persons answer questions regarding Reorganized Prism's affairs and conditions.

                                   ARTICLE 6

                              COVENANTS BY PRISM

          Unless Ingram otherwise consents in writing, which consent may be exercised or withheld in Ingram's sole discretion, so long as Reorganized Prism is indebted to Ingram under this Agreement, and until the payment in full of the Remaining Debt (as to all covenants in this Article) and until the later to occur of the termination of the Stockholders Agreement or the payment in full of the Remaining Debt (as to Sections 6.11, 6.12, 6.14, 6.16, 6.17 and 6.18), Prism covenants as follows:

          6.1       Punctual Payment.  Reorganized Prism shall punctually pay
                    ----------------
the interest and principal of the Remaining Debt at the times and place and in the manner specified herein and in the Note.

          6.2       Accounting Records.  Reorganized Prism shall maintain full
                    ------------------
and complete books and accounts and other records reflecting all of its properties and the results of its business in accordance with generally accepted accounting principles consistently applied.

          6.3       Financial Information.  Reorganized Prism shall deliver, or
                    ---------------------
cause to be delivered, to Ingram, in form and detail satisfactory to Ingram:

                    (a) As soon as available, but in any event not later than 105 days after the end of each fiscal year, an audited balance sheet of Reorganized Prism as at the end of such fiscal year, and statements of income and cash flow for such fiscal year, together with the equivalent information for the prior fiscal year, all in detail reasonably satisfactory to Ingram. Such balance sheet and statements shall be prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the periods involved and accompanied by a report of a certified public accountant of recognized national standing reasonably satisfactory to Ingram.

                    (b) As soon as available, but in any event not later than 50 days after the end of each fiscal quarter (except for the fourth quarter), an unaudited balance sheet of Reorganized Prism as at the end of such fiscal quarter (except for the fourth quarter) and a statement of income for such fiscal quarter (except for the fourth quarter) and the year to date, together with the equivalent information for the same period in the prior fiscal year, all in accordance with generally accepted accounting principles consistently maintained throughout the period involved, except for the absence of footnotes. Such financial statements shall be certified by the chief financial officer of Reorganized Prism as fairly presenting the financial condition and results of operations of Reorganized Prism in accordance with generally accepted accounting principles, consistently applied, as at such date and for such periods, except for the absence of footnotes. The foregoing may be satisfied by delivery of the applicable Form 10-Q Report.

          6.4       Existence.  Reorganized Prism shall (a) preserve and
                    ---------
maintain its existence and all of its material rights, licenses, privileges and franchises, (b) continue to operate in substantially the same line of business as VCI presently engages in, namely, the business of renting and selling prerecorded video entertainment for consumer use, (c) comply with the requirements of all applicable Laws of any Governmental Agency, and (d) use its best efforts to conduct its business in an orderly, efficient, and regular manner.

          6.5       Maintenance of Properties.  Reorganized Prism shall
                    -------------------------
maintain, preserve and protect all of its properties and equipment in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties, except that the failure to maintain,
                                        ------
preserve and protect a particular item of property or equipment that is not of significant value, including property not of significant value due to its technological obsolescence, either intrinsically or due to the operation of Reorganized Prism, shall not constitute a violation of this covenant.

          6.6       Taxes and Other Liabilities.  Reorganized Prism shall pay
                    ---------------------------
and discharge when due any and all indebtedness, obligations, assessments and taxes including without limitation federal and state income taxes, and all such obligations imposed by any Governmental Agency which are or may become a Lien affecting Reorganized Prism's properties or any part thereof, except such as
                                                              ------
Reorganized Prism may in good faith contest by appropriate proceedings, so long as Reorganized Prism has established and maintains reserves adequate to pay any such contested liabilities in accordance with generally accepted accounting principles and, by reason of non-payment, none of Reorganized Prism's property or the Liens of Ingram thereon are in danger of being lost or forfeited.

          6.7       Reporting Requirements.  Reorganized Prism shall cause to be
                    ----------------------
delivered to Ingram, in form and detail satisfactory to Ingram:

                    (a) promptly upon Reorganized Prism's learning thereof, notice of:

                           (i) any material litigation affecting or relating to Reorganized Prism, or any of its properties;

                          (ii) any dispute between Reorganized Prism and any Governmental Agency relating to Reorganized Prism's property, the adverse determination of which might materially adversely affect such property;

                         (iii) any change in senior management of Reorganized Prism;

                          (iv)  any Default or Event of Default.

               (b) written notice of any change in the location of Reorganized Prism's principal place of business or any other place in which it maintains any of the New Collateral or its books and records at least 30 days prior to the date of such change;

               (c) such other information relating to Reorganized Prism, and/or its properties as Ingram may reasonably request from time to time.

          6.8     Insurance.  Reorganized Prism shall provide or cause to be
                  ---------
provided the following policies of insurance:

               (a) public liability insurance in an amount deemed reasonably necessary from time to time by Ingram;

               (b) property damage and casualty insurance in an amount deemed reasonably necessary from time to time by Ingram; and

               (c) such other policies of insurance as Ingram may reasonably require from time to time.

All insurance policies (i) shall be maintained throughout the term of the Remaining Debt at Reorganized Prism's sole expense, (ii) shall be issued by insurers of recognized responsibility which are reasonably satisfactory to Ingram, (iii) shall be in form and substance reasonably satisfactory to Ingram, and (iv) with respect to insurance coverage damage to the New Collateral, (A) shall name Ingram as an additional insured and/or loss payee, as appropriate, and (B) shall contain a "lender's loss payable" endorsement in form and substance reasonably satisfactory to Ingram. Reorganized Prism shall deliver or cause to be delivered to Ingram, from time to time at Ingram's reasonable request, originals or copies of such policies or certificates in form reasonably satisfactory to Ingram, evidencing the same. Such certifications shall provide that such insurance coverage shall not be reduced, cancelled or terminated without 30 days prior written notice to Ingram.

          6.9       Inspection Rights.  At any time during regular business
                    -----------------
hours and as often as reasonably requested, Reorganized Prism shall permit Ingram, or any employee, agent or representative of Ingram, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Reorganized Prism and to discuss the affairs, finances and accounts of Reorganized Prism with any of its officers and key employees, and, upon request, furnish promptly to Ingram true copies of all financial information and internal management reports made available to the management of Reorganized Prism. As used herein, "key employees" means all employees at least of Regional Manager or department head rank.

          6.10      Compliance with Agreements, Duties and Obligations.
                    --------------------------------------------------
Reorganized Prism shall promptly and fully comply with all of its agreements, duties and obligations under the Debt Documents and, in all material respects, under any other material agreements, indentures, leases and/or instruments to which it and Ingram are each a party. Reorganized Prism shall use its best efforts to promptly and fully comply with all of its agreements, duties and obligations under any material agreements, indentures, leases and/or instruments to which it and another Person (other than Ingram) are each a party.

          6.11      Mergers, Consolidations and Acquisitions.  Reorganized Prism
                    ----------------------------------------
shall not (a) enter into any transaction of merger or consolidation or contemplating the sale or transfer of all or substantially all of its assets; or
(c) make any material change in the nature of its business as conducted and presently proposed to be conducted; or (d) change the form of organization of its business; provided, however, that nothing herein shall prevent Reorganized Prism from selling the Film Library (subject, however, to the conditions set forth in Section 6 of the Security Agreement), or from entering into a transaction of merger where (i) Reorganized Prism is the surviving party; (ii) upon the consummation of such merger, 50% or more in interest of the stockholders of Reorganized Prism own and control 50% or more of the voting equity of the combined company; (iii) a majority of the board of directors of the combined company consist of directors of Reorganized Prism immediately prior to such merger; and (iv) the terms of the Supply Agreement will continue to apply.

          6.12      Redemption, Dividends, Distributions.  Reorganized Prism
                    ------------------------------------
shall not redeem or repurchase stock or other ownership interests, declare or pay any dividends or make any other distribution, whether of capital, income or otherwise, and whether in cash or other property.

          6.13      Application of Exercise Prices.  Reorganized Prism shall
                    ------------------------------
apply all proceeds from the exercise of any options or warrants to purchase capital stock of Reorganized Prism to the reduction of the Remaining Debt, first to any accrued, unpaid interest and then to principal.

          6.14     Restriction on Employee Stock Options.  Except for the
                   -------------------------------------
Assumed Options and the option in favor of Collier to purchase 175,000 shares (the "Collier Option"), Reorganized Prism shall not issue any employee stock options or warrants (a) at exercise prices below the greater of the book value per share or the fair market value per share on the date of grant or (b) to the extent that the total amount of shares issuable pursuant to the exercise of such new stock options plus 461,000 shares exceeds 10% of the then issued and outstanding shares of Reorganized Prism's Common Stock and Common Stock equivalents. No options or warrants (including the Assumed Options and Collier Option) will be repriced at an exercise price below the greater of the book value per share or the fair market value on the date of original grant (subject to adjustments for any stock splits, combinations, etc.) and provisions of vesting and forfeiture of any such options shall not be amended or modified.

          6.15      Imperial Indebtedness.  In no event shall Reorganized Prism
                    ---------------------
allow the aggregate principal amount of Imperial Indebtedness to exceed the amount outstanding as of the date hereof except as to accrued interest and for costs and expenses incurred by Imperial Bank from the date hereof. Reorganized Prism shall promptly provide and deliver to Ingram any and all notices received from the holder(s) of the Imperial Indebtedness of any default or Event of Default under the documents, instruments and agreements evidencing, securing or otherwise relating to the Imperial Indebtedness or of the exercise of remedies with respect to any collateral therefor.

          6.16      Employee Matters.  Reorganized Prism shall not amend or
                    ----------------
modify the employment agreements with Collier, Lee and Craig Kelly attached as exhibits to the Merger Agreement. Reorganized Prism shall not extinguish, forgive or reduce (except for payment made) any debt owed to Reorganized Prism from any employee.

          6.17      Reservation of Shares.  Reorganized Prism shall reserve a
                    ---------------------
sufficient number of shares of its Common Stock issuable upon exercise of any Additional Warrants.

          6.18      Board Approval.  Without the unanimous approval of the Board
                    --------------
of Directors of Reorganized Prism, Reorganized Prism shall not enter into any line of business other than (i) the sale and rental of video product and related goods and accessories, (ii) completion of the sole film Prism currently has under way expected to be titled "When the Bough Breaks II," and (iii) the exploitation of the Film Library.

                                   ARTICLE 7

                               EVENTS OF DEFAULT

          7.1       Events of Default.  The occurrence of any one or more of the
                    -----------------
following, whatever the reason therefor, shall constitute an "Event of Default" hereunder in addition to any event of default described in any other document relating to other transactions between the parties thereto:

                    (a) Reorganized Prism shall fail to pay any installment of principal or interest on the Note when due, or any other amount owing under this Agreement, the Note or the other Debt Documents when due; provided, however,
                                                          --------  -------
Reorganized Prism shall be allowed two times in any 12 month period to pay an installment of principal or interest due under the Note not more than five days after the due date for such payment provided that the late charge imposed by
Section 2.2 is paid; or

                    (b) Reorganized Prism shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any of the Debt Documents on its part to be performed or observed, within 30 days after the date the same was to have been performed or observed; provided, however, that
                                                      --------  -------
if the failure to perform is capable of being cured, but cannot reasonably be cured within 30 days after the date the same was to have been performed or observed, no Event of Default shall be deemed to have occurred if Reorganized Prism shall have commenced to perform the same within 30 days after the date the same was to have been performed or observed and shall diligently continue to complete the performance or observance; or

                    (c) any representation or warranty in any of the Debt Documents or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any of the Debt Documents proves to have been incorrect when made in any material respect; or

                    (d) Reorganized Prism (i) shall fail to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $100,000 or more, or to fulfill its obligations under any guaranty of present or future indebtedness for borrowed money of $100,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in connection with any present or future indebtedness for borrowed money of $100,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $100,000 or more, if as a result of such failure any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due, or has commenced judicial or nonjudicial action to collect such indebtedness or to foreclose or otherwise realize upon security held therefor, or has taken or is taking such other actions as might materially adversely affect the Collateral, the interests of Ingram under the Debt Documents or the ability of Reorganized Prism to perform its obligations under the Debt Documents; or

                    (e) Any Debt Document, at any time after its execution and delivery and for any reason other than the agreement of Ingram or satisfaction in full of all the obligations of Reorganized Prism thereunder, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Party thereto denies that it has any or further liability or obligation under any Debt Document, or purports to revoke, terminate or rescind same; or

                    (f) A final judgment against Reorganized Prism is entered for the payment of money in excess of $250,000 and such judgment remains unsatisfied without procurement of a stay of execution for 30 calendar days after the date of entry of judgment; or

                    (g) All or a substantial portion of Reorganized Prism's property is seized or appropriated by any Governmental Agency; or

                    (h) Reorganized Prism is dissolved or liquidated or all or substantially all of the property of Reorganized Prism is sold or otherwise transferred without Ingram's written consent; or

                    (i) Reorganized Prism is the subject of an order for relief by a bankruptcy court that is not stayed within 30 days, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Reorganized Prism applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Reorganized Prism and the appointment continues undischarged or unstayed for 60 calendar days; or Reorganized Prism institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to it or to all or any part of its property under the Laws of any jurisdiction; or any similar proceeding is instituted without the consent of Reorganized Prism and continues undismissed or unstayed for 60 calendar days; or any judgment, writ, attachment, execution or similar process is issued or levied against all or any part of the property of Reorganized Prism and is not released, vacated or fully bonded within

30 calendar days after its issue or levy; or Reorganized Prism voluntarily ceases to transact business for more than five consecutive days; or

                    (j) Reorganized Prism shall claim that any Debt Document is ineffective or unenforceable, in whole or in part, for any reason.


                                  ARTICLES 8

                       RIGHTS AND REMEDIES UPON DEFAULT

          8.1       Remedies Generally.  If an Event of Default shall occur,
                    ------------------
Ingram may, at its option and without demand or notice to Reorganized Prism, which notice is expressly waived, do any one or more of the following:

                    (a) accelerate and declare the principal of all amounts owing under this Agreement, the Note and the other Debt Documents, including without limitation all obligations secured by the Collateral Documents, together with interest thereon, to be immediately due and payable, regardless of any other specified maturity or due date, without presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and without the necessity of prior recourse to any security;

                    (b) to the extent permitted by applicable Laws, proceed to protect, exercise and enforce any or all of its rights and remedies under any or all of the Debt Documents, including without limitation the right to notify any account debtor of Ingram's security interest in all of Reorganized Prism's accounts and effect collection of any account directly from such debtor, the right to take possession of and protect, enforce and exercise its rights with respect to the New Collateral, and such other rights and remedies as are provided by Law or equity, all in such order and manner as Ingram in its sole discretion may determine; and/or

                    (c) to the extent permitted by applicable Laws, exercise any and all legal or equitable remedies afforded to Ingram as provided in any Collateral Documents heretofore or hereafter entered into between Ingram, Reorganized Prism, or as provided for under the Uniform Commercial Code, or under any other applicable law.

          8.2       Cumulative Remedies.  The rights and remedies granted to
                    -------------------
Ingram are cumulative, and Ingram shall have the right to exercise any one or more of such rights and remedies alternatively, successively or concurrently as Ingram may, in its sole discretion, deem advisable.

                                   ARTICLE 9

                 CONDITIONS PRECEDENT TO INGRAM'S OBLIGATIONS

          The obligations of Ingram to consummate the transactions contemplated herein on the Closing Date shall be subject to the performance by Reorganized Prism of all of its covenants to be performed hereunder, to the accuracy of the representations and warranties herein contained, and to the fulfillment to Ingram's satisfaction, on or before the Closing Date, of each of the following conditions, unless waived by Ingram, in its sole discretion, in writing:

               (a) Delivery to Ingram of an executed original of this Agreement, of each of the following documents and of each of the exhibits, documents, and ancillary agreements contemplated therein:

                         (i)    the Note;

                        (ii)    the New Security Agreement;

                       (iii)    the Copyright Mortgages;

                        (iv)    the Escrow and Warrant Agreement;

                         (v)    the Additional Warrants;

                        (vi)    the Lock-Up Agreement;

                       (vii)    the Supply Agreement;

                      (viii)    the Stockholders Agreement;

                        (ix)    the Registration Rights Agreement;

                         (x) UCC-1 financing statements covering the New Collateral;

                        (xi) any other filings deemed necessary by Ingram to perfect its lien and security interest in the Film Library and Film Library Accounts Receivable;


                       (xii) opinion of counsel to Prism as to matters, and in such form, as reasonably requested by Ingram;

                      (xiii) evidence satisfactory to Ingram as to insurance coverage;

                       (xiv) incumbency certificate as to the officers of Reorganized Prism;

                        (xv)    certified copy of the Certificate of
          Incorporation and Bylaws of Reorganized Prism and resolutions of Reorganized Prism, good standing certificates of Reorganized Prism, authorizing the transactions contemplated herein;

                       (xvi) any other instruments or documents reasonably requested by Ingram in connection with the transactions contemplated hereby.

               (b) The representations and warranties of VCI and Prism contained in Sections 5.1 and 5.2 and in the Merger Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date.

               (c) All corporate and other proceedings, including adoption by the Board of Directors of Prism and VCI of resolutions authorizing the consummation of the transactions contemplated herein and authorizing the performance by Prism and VCI of the covenants hereunder, and all actions required to be taken in connection with the transactions contemplated herein, and all documents incident thereto, shall be satisfactory in form and substance to Ingram and its counsel and Ingram shall have received certified copies of the same.

               (d) All legal matters with respect to and all legal documents executed in connection with the transactions contemplated by this Agreement and the other Debt Documents shall be reasonably satisfactory to counsel for Ingram.

               (e) The entry of an order or orders of the Bankruptcy Court confirming the Plan on terms reasonably acceptable to Ingram.

               (f) The effectiveness of the Merger, pursuant to a Merger Agreement in form and substance satisfactory to Ingram.

               (g) No provision of any applicable law or regulation, and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated herein.

               (h) Immediately after the Closing, the Board of Directors of Reorganized Prism shall consist of eight members, two of which shall be designees of Ingram.

               (i) Ingram shall have received satisfactory evidence that, upon execution of the Debt Documents, Reorganized Prism will be the owner of the New Collateral and that Ingram has a second priority lien (subject only to the first lien of Imperial Bank) on the Film Library and the Film Library Accounts Receivable and a first priority lien as to all other collateral.

               (j) Ingram shall have been given a full and complete opportunity to review the books, records, and operations of Prism and to review the collateral security that will be the subject of the Collateral Documents and shall be satisfied, in its reasonable discretion, with such review and investigation.


                                  ARTICLE 10

             CONDITIONS PRECEDENT TO PRISM'S AND VCI'S OBLIGATIONS

          The obligations of Prism and VCI to consummate the transactions contemplated herein on the Closing Date shall be subject to the performance by Ingram of all of its covenants to be performed hereunder, to the accuracy of the representations and warranties herein contained, and to the fulfillment to Prism's and VCI's satisfaction, on or before the Closing Date, of each of the following conditions, unless waived by Prism and VCI, in their sole discretion, in writing:

               (a) Delivery by Ingram of an executed original of this Agreement and of each of the following documents and of each of the exhibits, documents and ancillary agreements contemplated therein:

                          (i)    the Stockholders Agreement;

                         (ii) UCC-2 Termination Statements with respect to the Old Collateral; and

                        (iii)    the Guaranty Release.

               (b) Delivery and reassignment by Ingram to Lee of the Pledged Shares and to VCI of the Pledged Note.

               (c)    The representations and warranties of Ingram contained in
     Section 5.3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date.

               (d) All corporate and other proceedings, including adoption by the Board of Directors of Ingram of resolutions authorizing the consummation of the transactions contemplated herein and authorizing the performance by Ingram of the covenants hereunder, and all actions required to be taken in connection with the transactions contemplated herein, and all documents incident thereto, shall be satisfactory in form and substance to Reorganized Prism and its counsel and Ingram shall have delivered certified copies of the same to Reorganized Prism.

               (e) All legal matters with respect to and all legal documents executed in connection with the transactions contemplated by this Agreement and the other Debt Documents shall be reasonably satisfactory to counsel for Reorganized Prism.

               (f) The entry of an order or orders of the Bankruptcy Court confirming the Plan.

               (g)    The effectiveness of the Merger.

               (h) No provision of any applicable law or regulation, and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated herein.


                                  ARTICLE 11

                                 MISCELLANEOUS

          11.1      Notices.  All notices, requests and other communications to
                    -------
any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

          if to Prism, to:

               Prism Entertainment Corporation
               1888 Century Park East, Suite 350
               Los Angeles, California  90067
               Attention:  Barry L. Collier
               Telecopy:  (310) 203-8036

               with a copy to:

               Loeb & Loeb LLP
               1000 Wilshire Boulevard, Suite 1800
               Los Angeles, California  90017
               Attention:  David L. Ficksman, Esq.
               Telecopy:  (213) 688-3460

          if to VCI:

               (prior to the Effective Time)

               Lee Video City, Inc.
               6851 McDivitt Drive, Suite A
               Bakersfield, California  93313
               Attention:  Robbie Lee
               Telecopy:  (805) 397-7955

               with a copy to:

               Troy & Gould
               1801 Century Park East, 16th Fl.
               Los Angeles, California  90067
               Attention:  William J. Feis, Esq.
               Telecopy:  (310) 201-4746

          if to Ingram:

               Ingram Entertainment, Inc.
               Two Ingram Boulevard
               La Vergne, Tennessee  37089
               Attention:  John Fletcher, Esq., General Counsel
               Telecopy:  (615) 287-4465

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answerback is received or, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

               11.2     Amendments; No Waivers.
                        ----------------------

                        (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                        (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               11.3     Successors and Assigns.  The provisions of this
                        ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               11.4     Governing Law.  This Agreement shall be construed in
                        -------------
accordance with and governed by the laws of the State of California, without giving effect to the conflict of laws principles thereof.

               11.5     Counterparts; Effectiveness.  This Agreement may be
                        ---------------------------
signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               11.6     Entire Agreement.  This Agreement (and all attached
                        ----------------
Exhibits and Schedules, which are hereby incorporated herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement, including without limitation, the Letter of Intent dated September 16, 1996 the Workout Agreement, the Stock Pledge Agreement, the Note Pledge Agreement, the prior Supply Agreement, the Old Warrants and the Old Security Agreements. No representation, inducement, promise, understanding, condition or warranty not set forth herein, or in the Merger Agreement, or in any other Debt Document has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          11.7      Severability.  If any one or more provisions of this
                    ------------
Agreement shall, for any reasons, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          11.8      Captions and Section References.  The captions herein are
                    -------------------------------
included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to "Sections" without further citation refer to sections of this Agreement.

          11.9      Interpretation.  Where the context or construction requires,
                    --------------
all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

          11.10     Attorneys' Fees.  In the event of any litigation or legal
                    ---------------
proceedings (including arbitration) between the parties hereto, the nonprevailing party shall pay the expenses, including reasonable attorneys' fees and court costs, of the prevailing party in connection therewith. Reorganized Prism shall pay the attorneys' fees (up to $15,000) and expenses for Ingram's outside counsel in connection with this Agreement and the other Debt Documents.

          11.11     No Third-Party Rights.  Nothing in this Agreement, whether
                    ---------------------
express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement.


                                 Lee Video City, Inc., a California
                                 corporation


                                 By
                                   --------------------------------
                                  Its
                                     ------------------------------


                                 ----------------------------------
                                 Robert Y. Lee


                                 Prism Entertainment Corporation, a
                                 Delaware corporation


                                 By
                                   --------------------------------
                                  Its
                                     ------------------------------

                                 Ingram Entertainment Inc., a Tennessee
                                 corporation


                                 By
                                   --------------------------------
                                  Its
                                     ------------------------------

                                   SCHEDULE A

          All present and future right, title and interest of Reorganized Prism in or to any property or assets whatsoever, and all rights and powers of Reorganized Prism to transfer any interest in or to any property or assets whatsoever, including, without limitation, any and all of the following
            ---------
property, whether in existence, owned or held, or hereafter acquired, entered into, created or arising, and wherever located:

                    (a)     The Film Library;

                    (b) The Film Library Accounts Receivable and all other accounts receivable, including, all present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Reorganized Prism or in which Reorganized Prism may have any interest, however created or arising;

                    (c) All present and future accounts, accounts receivable, contract rights, chattel paper, instruments, general intangibles, all tax refunds of every kind and nature to which Reorganized Prism now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information and insurance proceeds;

                    (d) All present and future deposit accounts of Reorganized Prism, including, without limitation, any demand, time,
                             ---------
          savings, passbook or like account maintained by Reorganized Prism with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Reorganized Prism, whether or not deposited in any such deposit account;

                    (e)    All present and future books and records, including
                                                                     ---------
          without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Reorganized Prism or the business thereof, all receptacles and containers for such records, and all files and correspondence;

                    (f)    All present and future goods, including, without
                                                         ---------
          limitation, all consumer goods, farm products, inventory, equipment, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Reorganized Prism's business, including without
                                                             ---------
          limitation, all goods as defined in the Uniform Commercial Code;

                    (g)    All present and future inventory and merchandise

          including, without limitation, all present and future goods held for
          ---------
          sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

                    (h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

                    (i) All other tangible and intangible property of Reorganized Prism;

                    (j) All rights, remedies, powers and/or privileges of Reorganized Prism with respect to any of the foregoing; and

                    (k) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general
                     ---------
          intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided that the term "New Collateral" shall not include the interest of
                                        -----------------
Reorganized Prism in real property or real property leases ("real property" for the purposes hereof having the same meaning as such term is used in California Code of Civil Procedure Section 726).

                             EMPLOYMENT AGREEMENT
                                (Robert Y. Lee)



          THIS EMPLOYMENT AGREEMENT is made and entered into as of the ____ day of _____________, 1996, by and between Prism Entertainment Corporation, a Delaware corporation (the "Company"), and Robert Y. Lee ("Lee").

          1.     Term of Employment.  The Company hereby employs Lee, and Lee
                 ------------------
hereby agrees to serve the Company, under and subject to all of the terms, conditions and provisions of this Agreement for a period of three years from the date hereof, in the capacity of Chairman of the Board and Chief Executive Officer of the Company, or to serve in such other executive capacity with the Company as the Company's board of directors (the "Board") may from time to time designate, provided such assignment is consistent with Lee's level of experience and expertise. In the performance of his duties and the exercise of his discretion, Lee shall be under the supervision and control of, and shall report only to, the Board of Directors. Lee's duties shall be designated by the Board of Directors and shall be subject to such policies and directions as may be established or given by the Board of Directors from time to time.

          2.     Devotion of Time to Company Business.  Lee shall devote
                 ------------------------------------
substantially all of his productive time, ability and attention to the business of the Company during the term of this Agreement. Lee shall not, without the prior written consent of the Board of Directors, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, which may compete or conflict with the Company's business or with Lee's duties to the Company.

          3.     Compensation.  For all services rendered by Lee under this
                 ------------
Agreement, the Company shall pay Lee the following amounts:

                 3.1    Base Salary.  A base salary ("Base Salary"), payable
                        -----------
semi-monthly, at the rate of $200,000 per year, subject to increase thereof at the discretion of the Board.

                 3.2    Bonus.  In addition to the Base Salary, the Company may
                        -----
 pay Lee a bonus ("Bonus") as determined by the Board.

          4.     Benefits. (a) In addition to the Base Salary and the Bonus, if
                 --------
any, Lee will be entitled to participate in all benefits of employment available to other members of the Company's management, on a commensurate basis as they may be offered from time to time by the Board of Directors to the Company's other management employees. Such benefits include, but are not limited to, full medical, dental and long term disability insurance for Lee and his immediate


                                  Exhibit D-1
family, participation in group life insurance and retirement plans, and term life insurance of $1,000,000 payable to Lee's designees. During the period of his employment hereunder, Lee will be reimbursed for reasonable business, travel and entertainment expenses incurred in accordance with Company policy on behalf of the Company in connection with his employment, and will be required to submit appropriate expense reports for approval by signature of the Chief Financial Officer as a condition of reimbursement of such expenses.

              (b) The Company will pay for Lee to have the use of one Company provided automobile (or an equivalent expense allowance for an automobile owned by Lee) and all maintenance and operating expenses relating thereto.

              (c) If the Company's headquarters is moved from Bakersfield, California, such that Lee must relocate, the Company shall pay his reasonable relocation costs, including, but not limited to, moving expenses.

          5.  Authority.  So long as Lee serves as Chief Executive Officer of
              ---------
the Company under this Agreement, he shall have the authority specified in the Bylaws of the Company, except that he shall not proceed with any matters, or permit the Company to take any actions, which are prohibited by, or are in conflict with, resolutions or guidelines adopted by the Board of Directors,

          6.  Termination.  This Agreement shall terminate in advance of the
              -----------
time specified in Section 1 above (and except as provided in Sections 6(c) and 6(d) below, Lee shall have no right to receive any compensation not due and payable to him or to his estate at the time of such termination) under any of the following circumstances:

              (a)  Upon the death of Lee.

              (b) In the event that Lee shall become either physically or mentally incapacitated so as to not be capable of performing his duties as required hereunder, and if such incapacity shall continue for a period of six months consecutively, the Company may, at its option, terminate this Agreement by written notice to Lee at that time or at any time thereafter while such incapacity continues. In case of termination under this Section 6(b) or under
Section 6(a), Lee or his estate shall be entitled to receive Base Salary or any other compensation accrued or earned as of or to the date of termination for six months following such termination, or until the expiration of the term of this Agreement, whichever is earlier.

              (c) By Lee, if the Company shall have materially breached any of the provisions of this Agreement, and such termination shall have the same effect on the payment of Lee's Base Salary and Bonus as a termination by the Company under Section 6(f).

              (d)  By the Company for Cause. The term "Cause" used in this
Section 6(e) means Lee, (i) after repeated notices and warnings, fails to perform his reasonably assigned duties as reasonably determined by the Company,
(ii) materially breaches any of the terms or conditions of Sections 1 or 2 of this Agreement, or (iii) commits or engages in a felony or any intentionally dishonest or fraudulent act which materially damages the Company's reputation. If the Company terminates Lee for Cause, no payments or benefits under this Agreement shall become payable after the date of Lee's termination. The Company may terminate Lee's employment under this Section 6(e)(i) or (ii) only if written notice of the facts constituting the basis for such termination has been given to Lee and Lee shall have been afforded 30 days opportunity to take such action as may be reasonable under the circumstances to furnish assurance to the Board of Directors that such basis for termination has been corrected or cured (to the extent susceptible to cure) and will not recur.

                 (e) By the Company at any time, without Cause; provided, that
                                                                --------
the Company shall pay Lee his Base Salary and any Bonus which would otherwise have become payable under Section 3.2 above through the remaining term of this Agreement.

          7.     Attorney Fees.  The successful party in any litigation relating
                 -------------
to matters covered by this Agreement shall be entitled to an award of reasonable attorneys' fees in such action.

          8.     Assignment.  Neither this Agreement nor any of the rights or
                 ----------
obligations of either party hereunder shall be assignable by either Lee or the Company, except that this Agreement shall be assignable by the Company to and shall inure to the benefit of and be binding upon (i) any successor of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company to an entity other than any parent, subsidiary or affiliate of the Company and (ii) any parent, subsidiary or affiliate of the Company to which the Company may transfer its rights hereunder.

          9.     Binding Effect.  The terms, conditions, covenants and
                 --------------
agreements set forth herein shall inure to the benefit of, and be binding upon, the heirs, administrators, successors and assigns of each of the parties hereto, and upon any corporation, entity or person with which the Company may become merged, consolidated, combined or otherwise affiliated.

          10.     Amendment.  This Agreement may not be altered or modified
                  ---------
except by further written agreement between the parties.

          11.     Notices.  Any notice required or permitted to be given under
                  -------
this Agreement by one party to the other shall be sufficient if given or confirmed in writing and delivered personally or mailed by first class mail, registered or certified, return receipt requested (if mailed from the United States), postage prepaid, addressed to such party as respectively indicated below or as otherwise designated by such party in writing.

     If to the Company, to:

          Prism Entertainment Corporation
          1888 Century Park East, Suite 350
          Los Angeles, California 90067
          Attention:
          Fax:

     If to Lee, to:

          Robert Y. Lee



          12.     California Law.  This Agreement is being executed and
                  --------------
delivered and is intended to be performed and shall be governed by and construed in accordance with the laws of the State of California.

          13.     Board of Directors.  On any matter calling for authorization,
                  ------------------
approval, decision, determination or other action of the Board of Directors under the provisions of this Agreement, Lee's vote as a director shall not be counted.

          14.     Indemnification Agreement.  The Company shall enter into an
                  -------------------------
Indemnification Agreement with Lee indemnifying him against personal liability to the fullest extent permissible under California corporation law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                 PRISM ENTERTAINMENT CORPORATION



                                 By
                                   -----------------------------

                                 -------------------------------
                                          Robert Y. Lee

                             EMPLOYMENT AGREEMENT
                                 (CRAIG KELLY)



          THIS EMPLOYMENT AGREEMENT is made and entered into as of the ___ day of _________, 1996, by and between Prism Entertainment Corporation, a Delaware corporation (the "Company"), and Craig Kelly ("Kelly").

          1.        Term of Employment.  The Company hereby employs Kelly, and
                    ------------------
Kelly hereby agrees to serve the Company, under and subject to all of the terms, conditions and provisions of this Agreement for a period of three years from the date hereof, in the capacity of Senior Vice President and Chief Operating Officer of the Company, or to serve in such other executive capacity with the Company as the Company's board of directors (the "Board of Directors") may from time to time designate, provided such assignment is consistent with Kelly's level of experience and expertise. In the performance of his duties and the exercise of his discretion, Kelly shall be under the supervision and control of, and shall report only to, the Chairman of the Board. Kelly's duties shall be designated by the Chairman of the Board and shall be subject to such policies and directions as may be established or given by the Board of Directors from time to time.

          2.        Devotion of Time to Company Business.  Kelly shall devote
                    ------------------------------------
substantially all of his productive time, ability and attention to the business of the Company during the term of this Agreement. Kelly shall not, without the prior written consent of the Board of Directors, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, which may compete or conflict with the Company's business or with Kelly's duties to the Company.

          3.        Compensation.  For all services rendered by Kelly under this
                    ------------
Agreement, the Company shall pay Kelly the following amounts:

                    3.1  Base Salary.  A base salary ("Base Salary"), payable
                         -----------
semi-monthly, at the rate of $120,000 for the first year, with a 7% increase as of each anniversary date, subject to increases thereof at the discretion of the Board of Directors.

                    3.2  Bonus.  In addition to the Base Salary, the Company
                         -----
shall pay Kelly a bonus ("Bonus") upon determination of year end financial results equal to



                                  Exhibit D-2

3% of all pretax profits (as determined in accordance with the usual and customary accounting practices of the Company and consistent with generally accepted accounting principles) in excess of $1,000,000, $1,100,000 and $1,200,000, if any, for the fiscal years ending January 31, 1998, January 31, 1999 and January 31, 2000, respectively, subject, in any case, to a maximum Bonus in any one year of 50% of his Base Salary.

          4.        Benefits.  (a)  In addition to the Base Salary and the
                    --------
Bonus, if any, Kelly will be entitled to participate in all benefits of employment available to other members of the Company's management, on a commensurate basis as they may be offered from time to time by the Board of Directors to the Company's other management employees. Such benefits include, but are not limited to, full medical, dental and long term disability insurance for Kelly and his immediate family, participation in group life insurance and retirement plans, and term life insurance of $500,000 payable to Kelly's designees. During the period of his employment hereunder, Kelly will be reimbursed for reasonable business, travel and entertainment expenses incurred in accordance with Company policy on behalf of the Company in connection with his employment, and will be required to submit appropriate expense reports for approval by signature of the Chairman of the Board as a condition of reimbursement of such expenses.

                    (b) The Company will pay for Kelly to have the use of one Company-provided automobile (or an equivalent expense allowance for an automobile owned by Kelly) and all maintenance and operating expenses relating thereto.

                    (c) If the Company's headquarters is moved from Bakersfield, California, such that Kelly must relocate, the Company shall pay his reasonable relocation costs, including, but not limited to, moving expenses.

          5.        Authority.  So long as Kelly serves as Chief Operating
                    ---------
Officer of the Company under this Agreement, he shall have the authority specified in the Bylaws of the Company, except that he shall not proceed with any matters, or permit the Company to take any actions, which are prohibited by, or are in conflict with, resolutions or guidelines adopted by the Board of Directors,

          6.        Termination.  This Agreement shall terminate in advance of
                    -----------
the time specified in Section 1 above (and except as provided in Sections 6(c) and 6(d) below, Kelly shall have no right to receive any compensation not due and payable to him or to his estate at the time of such termination) under any of the following circumstances:

                    (a)  Upon the death of Kelly.

                    (b) In the event that Kelly shall become either physically or mentally incapacitated so as to not be capable of performing his duties as required hereunder, and if such incapacity shall continue for a period of six months consecutively, the Company may, at its option, terminate this Agreement by written notice to Kelly at that time or at any time thereafter while such incapacity continues. In case of termination under this Section 6(b) or under Section 6(a), Kelly or his estate shall be entitled to receive Base Salary or any other compensation accrued or earned as of or to the date of any termination for six months following such termination, or until the expiration of the term of this Agreement, whichever is earlier.

                    (c) By Kelly, if the Company shall have materially breached any of the provisions of this Agreement, and such termination shall have the same effect on the payment of Kelly's Base Salary and Bonus as a termination by the Company under Section 6(e).

                    (d)  By the Company for Cause. The term "Cause" used in this
Section 6(e) means Kelly, (i) after repeated notices and warnings, fails to perform his reasonably assigned duties as reasonably determined by the Company,
(ii) materially breaches any of the terms or conditions of Sections 1 or 2 of this Agreement, or (iii) commits or engages in a felony or any intentionally dishonest or fraudulent act which materially damages the Company's reputation. If the Company terminates Kelly for Cause, no payments or benefits under this Agreement shall become payable after the date of Kelly's termination. The Company may terminate Kelly's employment under this Section 6(e)(i) or (ii) only if written notice of the facts constituting the basis for such termination has been given to Kelly and Kelly shall have been afforded 30 days opportunity to take such action as may be reasonable under the circumstances to furnish assurance to the Board of Directors that such basis for termination has been corrected or cured (to the extent susceptible to cure) and will not recur.

                    (e)    By the Company at any time, without Cause; provided,
                                                                      --------
that the Company shall pay Kelly his Base Salary and any Bonus which would otherwise have become payable under Section 3.2 above through the remaining term of this Agreement.

          7.        Attorney Fees.  The successful party in any litigation
                    -------------
relating to matters covered by this Agreement shall be entitled to an award of reasonable attorneys' fees in such action.

          8.        Assignment.  Neither this Agreement nor any of the rights or
                    ----------
obligations of either party hereunder shall be assignable by either Kelly or the Company, except that this Agreement shall be assignable by the Company to and shall inure to the benefit of and be binding upon (i) any successor of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company to an entity other than any parent, subsidiary or affiliate of the Company and (ii) any parent, subsidiary or affiliate of the Company to which the Company may transfer its rights hereunder.

          9.     Binding Effect.  The terms, conditions, covenants and
                 --------------
agreements set forth herein shall inure to the benefit of, and be binding upon, the heirs, administrators, successors and assigns of each of the parties hereto, and upon any corporation, entity or person with which the Company may become merged, consolidated, combined or otherwise affiliated.

          10.    Amendment.  This Agreement may not be altered or modified
                 ---------
except by further written agreement between the parties.

          11.    Notices.  Any notice required or permitted to be given under
                 -------
this Agreement by one party to the other shall be sufficient if given or confirmed in writing and delivered personally or mailed by first class mail, registered or certified, return receipt requested (if mailed from the United States), postage prepaid, addressed to such party as respectively indicated below or as otherwise designated by such party in writing.

          If to the Company, to:

               Prism Entertainment Corporation
               1888 Century Park East, Suite 350
               Los Angeles, California 90067
               Attention:
               Fax:

          If to Kelly, to:

               Craig Y. Kelly

               --------------------------

               --------------------------

               --------------------------


          12.       California Law.  This Agreement is being executed and
                    --------------
delivered and is intended to be performed and shall be governed by and construed in accordance with the laws of the State of California.

          13.       Board of Directors.  On any matter calling for
                    ------------------
authorization, approval, decision, determination or other action of the Board of Directors under the provisions of this Agreement, Kelly's vote as a director shall not be counted.

          14.       Indemnification Agreement.  The Company shall enter into an
                    -------------------------
Indemnification Agreement with Kelly indemnifying him against personal liability to the fullest extent permissible under California corporation law.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                 PRISM ENTERTAINMENT CORPORATION



                                 By
                                   ------------------------------


                                 --------------------------------
                                            Craig Kelly

                             EMPLOYMENT AGREEMENT
                                (Barry Collier)


          THIS EMPLOYMENT AGREEMENT is made and entered into as of the day of _____________________, 1996, by and between Prism Entertainment Corporation, a Delaware corporation (the "Company"), and Barry Collier ("Collier").

          1.        Term of Employment.  The Company hereby employs Collier, and
                    ------------------
Collier hereby agrees to serve the Company, under and subject to all of the terms, conditions and provisions of this Agreement for a period of two (2) years from the date hereof, in the capacity of President of the Company, or to serve in such other executive capacity with the Company as the Company's board of directors (the "Board") may from time to time designate, provided such assignment is consistent with Collier's level of experience and expertise. In the performance of his duties and the exercise of his discretion, Collier shall be under the supervision and control of, and shall report only to, the Chairman of the Board. Collier's duties shall be designated by the Chairman of the Board and shall be subject to such policies and directions as may be established or given by the Board of Directors from time to time.

          2.        Devotion of Time to Company Business.  Collier shall devote
                    ------------------------------------
substantially all of his productive time, ability and attention to the business of the Company during the term of this Agreement. Collier shall not, without the prior written consent of the Board of Directors, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, which may compete or conflict with the Company's business or with Collier's duties to the Company.

          3.        Compensation.
                    ------------

                    3.1    Base Salary.  For all services rendered by Collier
                           -----------
under this Agreement, the Company shall pay Collier a salary ("Base Salary"), payable semi-monthly, at the rate of $200,000 per year, subject to increase thereof at the discretion of the Board.

                    3.2    Bonus. In addition to the Base Salary, the Company
                           -----
may pay Collier a bonus at the discretion of the Board.

          4.        Benefits.  (a) In addition to the Salary, Collier will be
                    --------
entitled to medical insurance coverage by the Company and participation in any group disability and life insurance and retirement plans. During the period of his employment

                                  Exhibit D-3
hereunder, Collier will be reimbursed for reasonable business, travel and entertainment expenses incurred in accordance with Company policy on behalf of the Company in connection with his employment, and will be required to submit appropriate expense reports for approval by signature of the Chairman of the Board as a condition of reimbursement of such expenses. The Company shall pay on behalf of Collier, the final premium installment owing on the life insurance policy on Collier's life owned by Collier in the amount of approximately $28,000.

                    (b) The Company will pay for Collier to have the use of one Company provided automobile (or an equivalent expense allowance for an automobile owned by Collier) and all maintenance and operating expenses relating thereto.

          5.        Authority.  So long as Collier serves as an officer of the
                    ---------
Company under this Agreement, he shall have the authority specified in the Bylaws of the Company, except that he shall not proceed with any matters, or permit the Company to take any actions, which are prohibited by, or are in conflict with, resolutions or guidelines adopted by the Board of Directors.

          6.        Termination.  This Agreement shall terminate in advance of
                    -----------
the time specified in Section I above (and except as provided in Sections 6(c) and 6(d) below, Collier shall have no right to receive any compensation not due and payable to him or to his estate at the time of such termination) under any of the following circumstances:

                   (a)  Upon the death of Collier.

                   (b) In the event that Collier shall become either physically or mentally incapacitated so as to not be capable of performing his duties as required hereunder, and if such incapacity shall continue for a period of six months consecutively, the Company may, at its option, terminate this Agreement by written notice to Collier at that time or at any time thereafter while such incapacity continues. In case of termination under this Section 6(b) or under
Section 6(a), Collier or his estate shall be entitled to receive Base Salary or any other compensation accrued or earned as of or to the date of termination for six months following such termination, or until the expiration of the term of this Agreement, whichever is earlier.

                   (c) By Collier, if the Company shall have materially breached any of the provisions of this Agreement, and such termination shall have the same effect on the payment of Collier's Salary as a termination by the Company under Section 6(f).

                   (d) By the Company for Cause. The term "Cause" used in this
Section 6(e) means Collier, (i) after repeated notices and warnings, fails to perform his reasonably assigned duties as reasonably determined by the Company,
(ii) materially breaches any of the terms or conditions of Sections 1 or 2 of this Agreement, or (iii) commits or engages in a felony or any intentionally dishonest or fraudulent act which materially damages the Company's reputation. If the Company terminates Collier for Cause, no payments or benefits under this Agreement shall become payable after the date of Collier's termination. The Company may terminate Collier's employment under this Section 6(e)(i) or (ii) only if written notice of the facts constituting the basis for such termination has been given to Collier and Collier shall have been afforded 30 days opportunity to take such action as may be reasonable under the circumstances to furnish assurance to the Board of Directors that such basis for termination has been corrected or cured (to the extent susceptible to cure) and will not recur.

                  (e) By the Company at any time, without Cause; provided, that
                                                                 --------
the Company shall pay Collier his Salary through the remaining term of this Agreement.

          7.      Attorney Fees.  The successful party in any litigation
                  -------------
relating to matters covered by this Agreement shall be entitled to an award of reasonable attorneys' fees in such action.

          8.      Assignment.  Neither this Agreement nor any of the rights or
                  ----------
obligations of either party hereunder shall be assignable by either Collier or the Company, except that this Agreement shall be assignable by the Company to and shall inure to the benefit of and be binding upon (i) any successor of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company to an entity other than any parent, subsidiary or affiliate of the Company and (ii) any parent, subsidiary or affiliate of the Company to which the Company may transfer its rights hereunder.

          9.      Binding-Effect.  The terms, conditions, covenants and
                  --------------
agreements set forth herein shall inure to the benefit of, and be binding upon, the heirs, administrators, successors and assigns of each of the parties hereto, and upon any corporation, entity or person with which the Company may become merged, consolidated, combined or otherwise affiliated.

          10.     Amendment.  This Agreement may not be altered or modified
                  ---------
except by further written agreement between the parties.

          11.     Notices.  Any notice required or permitted to be given under
                  -------
this Agreement by one party to the other shall be sufficient if given or confirmed in writing and delivered personally or mailed by first class mail, registered or certified, return receipt requested (if mailed from the United States), postage prepaid, addressed to such party as respectively indicated below or as otherwise designated by such party in writing.

               If to the Company, to:

               Prism Entertainment Corporation
               1888 Century Park East, Suite 350
               Los Angeles, California 90067
               Attention:
               Fax:

               If to Collier, to:

               Barry Collier

          12.       California Law.  This Agreement is being executed and
                    --------------
delivered and is intended to be performed and shall be governed by and construed in accordance with the laws of the State of California.

          13.       Board of Directors.  On any matter calling for
                    ------------------
authorization, approval, decision, determination or other action of the Board of Directors under the provisions of this Agreement, Collier's vote as a director shall not be counted.

          14.       Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement, including without limitation the employment agreement, bonus arrangement and termination arrangement referred to in Schedules 5.18 and 5.21 to the Agreement and Plan of Reorganization and Merger dated as of October 29, 1996 by and between the Company and Lee Video City, Inc.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                     PRISM ENTERTAINMENT CORPORATION



                                     By
                                       -----------------------------



                                     -------------------------------
                                               Barry Collier

                                   EXHIBIT E

                           NON-COMPETITION AGREEMENT
                                (ROBERT Y. LEE)

     This Non-Competition Agreement is made as of October 29, 1996 (this "Agreement"), by and among Prism Entertainment Corporation, Inc., a Delaware corporation ("Prism"), and Robert Y. Lee (the "Shareholder"), with respect to the following facts:

     WHEREAS, Prism is a public company that filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California on December 1, 1995 and is currently operating as a debtor in possession.

     WHEREAS, pursuant to the terms and provisions of that certain Agreement and Plan of Reorganization and Merger (the "Merger Agreement") of even date herewith by and between Prism and Lee Video City, Inc., a California corporation ("VCI"), VCI is merging with and into Prism, with Prism being the surviving entity.

     WHEREAS, the Merger Agreement is being entered into simultaneously with the execution of this Agreement; and

     WHEREAS, Prism's acquisition of VCI on the terms and conditions set forth in the Merger Agreement is expressly conditioned upon the execution of this Agreement by the Shareholder; and

     WHEREAS, the parties hereto desire by this Agreement to provide for the protection of the business, goodwill, trade secrets, customer lists, licenses and other proprietary rights (collectively, the "Business") of VCI that will be acquired by Prism in the transactions contemplated by the Merger Agreement;

     NOW, THEREFORE, as an inducement to Prism to consummate the acquisition of the VCI Stock, and for other good and valuable consideration herein, the parties hereto agree as follows:

          1.   Non-Competition.  For a period of three years commencing on the
               ---------------
effective date of the Merger (the "Effective Date"), the Shareholder shall not directly or indirectly engage or participate (as an owner, partner, shareholder, joint venturer, agent, representative or independent contractor, or in any other capacity calling for the making of any investment or the rendition of any services or any acts of management, operation or control) in the retail sales and rental segments of the consumer videotape industry, within five miles of any store of VCI existing on the Effective Date, in any county in the State of California; provided, however, that (a) the
            --------

Shareholder may own up to one percent of any class of securities of a corporation engaged in such a competitive business if such securities are listed on a national securities exchange or registered under the Securities and Exchange Act of 1934, and (b) nothing herein shall prevent the Shareholder from being a stockholder, officer or director of Prism or any affiliate thereof.

          2.   Non-Disclosure.  The Shareholder recognizes and acknowledges that
               --------------
he has had access to certain confidential information of VCI, including but not limited to trade secrets, customer lists, mailing lists, sales records, and other proprietary commercial information, and that such information constitutes valuable, special, and unique property of VCI which is being acquired by Prism in the Merger. The Shareholder agrees that he shall not disclose for any reason or purpose whatsoever, any of such confidential information to any party without the express written authorization of Prism.

          3.   Non-Solicitation.  For a period of three years after the
               ----------------
Effective Date, the Shareholder shall not, without the prior written consent of Prism, solicit any employee of Prism to leave Prism's employ for the employ of Shareholder, or of any other individual, company or entity.

          4.   Remedies.  The Shareholder acknowledges that his strict
               --------
compliance with the terms of this Agreement is necessary to protect the goodwill, trade secrets, and other proprietary interests related to the Business of VCI being acquired by Prism pursuant to the Merger Agreement. The Shareholder further acknowledges that a breach of Section 1 or 2 hereof will result in irreparable and continuing damage to Prism and the acquired Business of VCI, for which there will be no adequate remedy at law; and hereby agrees that in the event of any breach of this Agreement, Prism and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be deemed appropriate by a court of competent jurisdiction.

          5.   Enforceability.  The parties intend that the covenants contained
               --------------
in Section 1 shall be construed as a series of separate covenants, one for each county or like jurisdiction within the state specified. Except for geographic coverage, these separate covenants shall be deemed identical in terms to the covenants contained in Section 1. If, in any judicial proceeding, a court refuses to enforce any of the separate covenants deemed included in this Agreement, then this unenforceable covenant shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. Without limiting the generality of the foregoing, if any provisions of this Agreement shall be held invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had not been originally incorporated herein, as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

          6.   Governing Law.  The validity and effect of this Agreement shall
               -------------
be governed by and construed in accordance with the laws of the State of California.

          7.   Assignment.  The rights of Prism under this Agreement shall inure
               ----------
to the benefit of the successors and assigns of Prism. This Agreement and the obligations created hereunder shall not be assigned or delegated by the Shareholder.

          8.   Notices.  All notices required or permitted to be given hereunder
               -------
shall be in writing and shall be deemed to have been given when personally delivered or mailed, by certified or registered mail, return receipt requested, address to the intended recipient as follows:

          To the Shareholder:

               Robert Y. Lee
               6851 McDivitt, Suite A
               Bakersfield, CA  93313




          To Prism at:

               ___________________________
               ___________________________
               ___________________________
               ___________________________


Any party may from time to time change its address for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

          9.   Waiver.  No claim or right arising out of a breach or default
               ------
under this Agreement can be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its duly authorized agent. A waiver by any party hereto of breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of any prior or subsequent compliance therewith, and such provision shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first above written.

                                       PRISM ENTERTAINMENT CORPORATION



                                       By:________________________________





                                       SHAREHOLDER:



                                       ___________________________________
                                       Robert Y. Lee

                                   EXHIBIT F

                           NON-COMPETITION AGREEMENT
                                (BARRY COLLIER)

     This Non-Competition Agreement is made as of October 29, 1996 (this "Agreement"), by and among Prism Entertainment Corporation, Inc., a Delaware corporation ("Prism"), and Barry Collier (the "Shareholder"), with reference to the following facts:

     A. Prism is a public company that filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California on December 1, 1995 and is currently operating as a debtor in possession. Collier has been the Chief Executive Officer and a principal shareholder of Prism for more than ten years.

     B. Pursuant to the terms and provisions of that certain Agreement and Plan of Reorganization and Merger (the "Merger Agreement") of even date herewith by and between Prism and Lee Video City, Inc., a California corporation ("VCI"), VCI is merging with Prism (such transaction referred to herein as the "Merger"), with Prism being the surviving entity.

     C. Although the Merger is structured as a merger of VCI into Prism, the economic and business reality and effect of the transaction is that VCI and Prism are both transferring their business and assets to the reorganized Prism, which, upon the confirmation of the Plan of Reorganization by the Bankruptcy Court and the consummation of the Merger, will in essence be a new entity.

     D. Collier acknowledges and agrees that the purpose and effect of the Merger is that, for purposes of California Business and Professions Code Section 16601, he is disposing of his shares of the existing Prism Entertainment Corporation in exchange for shares of the reorganized Prism, and that accordingly he intends that his covenants contained in this Agreement shall constitute a disposition of all of his shares in the existing Prism within the meaning and scope of sand Section 16601.

     E. VCI's willingness to enter into the Merger on the terms and conditions set forth in the Merger Agreement is expressly conditioned upon the execution of this Agreement by the Shareholder.

     F. The parties hereto desire by this Agreement to provide for the protection of the business, goodwill, trade secrets, customer lists, licenses and other proprietary rights (collectively, the "Business") of the existing Prism Entertainment Corporation that will be part of the reorganized Prism in the transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, as an inducement to VCI to consummate the Merger, and for other good and valuable consideration herein, the parties hereto agree as follows:

          1.   Non-Competition.  For a period of three years commencing on the
               ---------------
effective date of the Merger (the "Effective Date"), the Shareholder shall not directly or indirectly engage or participate (as an owner, partner, shareholder, joint venturer, agent, representative or independent contractor, or in any other capacity calling for the making of any investment or the rendition of any services or any acts of management, operation or control) in any transactions involving any of the films, titles or properties comprising Prism's film library, including but not limited to the films listed in Schedule 5.25 to the Merger Agreement, anywhere in the United States of America or elsewhere in the world, without the express prior written consent of the Board of Directors of Prism; provided, however, that (a) the Shareholder may own up to one percent of
       --------
any class of securities of a corporation engaged in such a competitive business if such securities are listed on a national securities exchange or registered under the Securities and Exchange Act of 1934, (b) nothing herein shall prevent the Shareholder from being a stockholder, officer or director of Prism or any affiliate thereof.

          2.   Non-Disclosure.  The Shareholder recognizes and acknowledges that
               --------------
he has had access to certain confidential information of VCI, including but not limited to trade secrets, customer lists, mailing lists, sales records, and other proprietary commercial information, and that such information constitutes valuable, special, and unique property of VCI which is being acquired by Prism in the Merger. The Shareholder agrees that he shall not disclose for any reason or purpose whatsoever, any of such confidential information to any party without the express written authorization of Prism.

          3.   Non-Solicitation.  For a period of three years after the
               ----------------
Effective Date, the Shareholder shall not, without the prior written consent of Prism, solicit any employee of Prism to leave Prism's employ for the employ of Shareholder, or of any other individual, company or entity.

          4.   Remedies.  The Shareholder acknowledges that his strict
               --------
compliance with the terms of this Agreement is necessary to protect the goodwill, trade secrets, and other proprietary interests related to the Business of VCI being acquired by Prism pursuant to the Merger Agreement. The Shareholder further acknowledges that a breach of Section 1 or 2 hereof will result in irreparable and continuing damage to Prism and the acquired Business of VCI, for which there will be no adequate remedy at law; and hereby agrees that in the event of any breach of this Agreement, Prism and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be deemed appropriate by a court of competent jurisdiction.

          5.  Enforceability.  The parties intend that the covenants contained
              --------------
in Section 1 shall be construed as a series of separate covenants, one for each county or like jurisdiction within the state specified. Except for geographic coverage, these separate covenants shall be deemed identical in terms to the covenants contained in Section 1. If, in any judicial proceeding, a court refuses to enforce any of the separate covenants deemed included in this Agreement, then this unenforceable covenant shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. Without limiting the generality of the foregoing, if any provisions of this Agreement shall be held invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had not been originally incorporated herein, as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

          6.   Governing Law.  The validity and effect of this Agreement shall
               -------------
be governed by and construed in accordance with the laws of the State of California.

          7.   Assignment.  The rights of Prism under this Agreement shall inure
               ----------
to the benefit of the successors and assigns of Prism. This Agreement and the obligations created hereunder shall not be assigned or delegated by the Shareholder.

          8.   Notices.  All notices required or permitted to be given hereunder
               -------
shall be in writing and shall be deemed to have been given when personally delivered or mailed, by certified or registered mail, return receipt requested, address to the intended recipient as follows:

          To the Shareholder:

               Barry Collier
               _____________________
               _____________________
               _____________________


          To Prism at:

               ___________________________
               ___________________________
               ___________________________
               ___________________________

Any party may from time to time change its address for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

          9.   Waiver.  No claim or right arising out of a breach or default
               ------
under this Agreement can be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its duly authorized agent. A waiver by any party hereto of breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of any prior or subsequent compliance therewith, and such provision shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first above written.

                                       PRISM ENTERTAINMENT CORPORATION



                                       By:________________________________





                                       SHAREHOLDER:



                                       ___________________________________
                                       Barry Collier

                               IRREVOCABLE PROXY


          The undersigned, for himself and as Trustee of the ___________ [FAMILY TRUST], as record owner of ___________ shares of Common Stock of Prism Entertainment Corporation, a Delaware corporation (the "Corporation"), in his individual capacity and as record owner of __________ shares of such stock in his capacity as Trustee of said Trust, hereby revokes any previous proxies and appoints Robert Y. Lee and his nominee, if any, as the proxy of the undersigned to attend any and all meetings of the stockholders of the Corporation and to represent, vote, execute consents and waivers, and otherwise to act for the undersigned on all matters in such proxy's sole and absolute discretion, in the same manner and with the same effect as if the undersigned were personally present at any such meeting and voting said shares or personally acting on any matters submitted to stockholders for approval or consent. Such proxy, in voting on the election of directors of the Corporation and on any other matter expressly dealt with in the Shareholders Agreement dated ___________, 1996 by and among the undersigned, Robert Y. Lee, Ingram Entertainment Corporation and the other stockholders of the Corporation who are parties thereto, shall vote the shares of the undersigned in compliance with said Voting Agreement.

          The undersigned authorizes such proxy to appoint or substitute any other person to act hereunder, to revoke any such appointment or substitution, and to file this proxy and any appointment, substitution or revocation with the Secretary of the Corporation.

          This proxy is irrevocable until the earlier to occur of December 31, 2006, or at such time as the aggregate number of shares beneficially owned by Robert Y. Lee and his affiliates is less than 3% of the then outstanding shares of the Common Stock of the Corporation, and is given in connection with (i) the merger with and into the Corporation of Lee Video City, Inc., a California corporation controlled by Robert Y. Lee, and (ii) the transfer and assignment by Robert Y. Lee to the undersigned and to the undersigned's family trust of an aggregate of 610,000 shares of Common Stock of the Corporation. This proxy shall not be revoked by the death or incapacity of the undersigned. Notwithstanding anything herein to the contrary, this Proxy shall not apply to any shares of the Corporation's Common Stock which are sold or otherwise transferred by the undersigned or the Trust to an unrelated third party.


Dated:  _______________, 1996          ___________________________________
                                       BARRY COLLIER, in his individual
                                       capacity and as Trustee of the
                                       ______________ Family Trust U/D/T/
                                       dated ______________

                                   Exhibit G

                                 SCHEDULE 3.1

                         CORPORATE EXISTENCE AND POWER



VCI is qualified to transact business as a foreign corporation in the states of:
Arizona
Idaho
Iowa
Missouri
South Dakota

SUPERSEDED BY SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION AND
--------------------------------------------------------------------------
MERGER DATED DECEMBER 24, 1996
------------------------------

                                 Schedule 3.5

                            Allocation of VCI Stock


A.   VCI Shares outstanding as of 10/29/96

               Robert Y. Lee                      1,215,306

               Young C. Lee and Kay L. Lee          159,695

               Mortco, Inc.                          95,408

               Haig Brown                            25,000
                                                  ---------

                  Total                           1,495,408

B.   Convertible Promissory Notes:

                                                      VCI Shares to be issued
Name                              Amount               In Exchange for Note
------                            ------              -----------------------

   Dennis Rhoton              $464,000 principal               134,659

   Edward Rheinhardt           145,000 principal                41,972

   Douglas Frankel             210,000 principal                92,450

   Thomas Rider                 40,000 principal                    --
                                                               -------

       Total                                                   269,081


          The notes of Rhoton and Rheinhardt (principal only) and Frankel (principal plus accrued interest) are to be cancelled in exchange for shares of VCI stock prior to Closing of the Merger. The noteholders will do so at a price which will result in their receiving Prism Stock in the Merger at an effective price of $1.20 per share. Rider's note is to be paid off prior to the closing. Accrued interest on the Rhoton and Rheinhardt notes is to be paid by Prism over a 12-month period following the Merger.

C.   Allocation of Prism Shares in the Merger:

                       VCI Shares      Total                       Reserved for
                        Prior to    Prism Shares   Unrestricted       Ingram
Name                    Closing      in Merger       Delivery        Warrant
----                    -------      ---------       --------        -------

Robert Y. Lee           1,215,306      3,417,952      2,993,967*        423,985

Young C. Lee and
  Kay L. Lee              159,694        500,000        500,000              --

Mortco, Inc.               95,408        325,000        325,000              --

Haig Brown                 25,000         62,145         54,436           7,709

Dennis Rhoton             134,659        386,667        386,667              --

Edward Rheinhardt          41,972        120,833        120,833              --

Douglas Frankel            92,450        266,153        266,153
                        ---------      ---------      ---------         -------

        Total           1,764,489      5,078,750      4,647,056         431,694

* Robert Y. Lee's shares of Prism will be allocated as set forth in Part D of this Schedule.


D.   Allocation of Robert Y. Lee's Shares of Prism:

Shares reserved for Ingram Warrant                                   423,985

Shares transferred to Collier ((S)8.2(f)]                            610,000

Shares transferred at Closing to Stephen Lehman (40,000) and
Brian Murphy (40,000)                                                 80,000

Shares reserved for cancellation upon exercise of options
listed in Part B(2) of this Schedule                                 250,000

Shares retained by Lee (of which 900,000 shares are subject
to Ingram lock-up)                                                 2,053,967
                                                                   ---------

       Total                                                       3,417,952


E. Options and Warrants to be assumed in Merger (all figures are adjusted for Merger):

     i.   Original group (fully vested):

                                   Options for             Total Exercise        Approximate
                                  Prism Shares                  Price          Price per Share
                                  ------------             --------------      ---------------
Craig Kelly                        761,600                  $391,821            $ .51

Steven Antongiovanni               181,200                   186,446             1.03

Andrew W. Couch                    181,200                   186,446             1.03

Theodore Coburn                    100,000                   100,000             1.00

     ii. Other key employees and consultants - 5 year term, vesting one-third prior to Closing, one-third at first anniversary and one-third at second anniversary (except as otherwise stated). Exercise price $2.00 per share:

               Tim Ford                                    105,000
               Tom Rider (fully vested)                     42,000
               Brett Nelson                                 25,000
               Joe Muller                                   17,000
               Josh Pence                                   17,000
               James Thomas                                 21,000
               Don Dauterive                                21,000
               Shauna Rockwell                               6,000
               Mark Stoner (fully vested)                   42,000
               Kathy Digoy                                  42,000
               Greg Schaffer                                30,000
               Valeri Turner                                 3,000
               Duane Keathley (fully vested)                37,000
               Tiffani Fernandez                            15,000
               Theresa McKiearnan                           15,000
               Hope Arnold                                   4,000
               John Ledbetter                                4,000
                                                           -------
                                                           461,000

F.   Warrants and Other Rights.

     i. Ingram Entertainment, Inc. ("Ingram") holds a warrant for VCI Stock which, upon the Merger, will be exchanged for a new warrant to purchase 431,694 shares of Prism Stock from Messrs. Lee and Brown at $.6085 per share. See Item C of this Schedule.

     ii. At the Closing of the Merger, Ingram will receive a warrant to purchase 600,000 Prism Shares from Prism. This warrant is exercisable at $2.00 per share for 200,000 shares for a five year period, $2.25 per share for 200,000 shares for a six year period, and $2.50 per share for 200,000 shares for a seven year period; all figures are subject to antidilution adjustment.

     iii. Mortco, Inc. has a right to purchase additional shares pursuant to the Right of First Refusal and Co-Sale Agreement dated as of December 16, 1994 among Mortco, Inc., VCI and Robert Y. Lee.

     iv. Rentrak Corporation has a warrant dated June 19, 1996 to purchase up to 5% of the fully diluted VCI Stock.

     v. Rentrack Corporation has a warrant dated August 24, 1995 to purchase up to 2% of the fully diluted VCI Stock.

                                 SCHEDULE 3.7

                                   CONSENTS



     1)   Ingram Entertainment

     2)   Mortco, Inc.

     3)   Several store leases require consent of the landlord.

            Superseded by Second Amendment to Agreement and Plan of
            -------------------------------------------------------
               Reorganization and Merger Dated December 24, 1996
               -------------------------------------------------


                                 SCHEDULE 3.8

           LIABILITIES NOT DISCLOSED ON JUNE 30, 1996 BALANCE SHEET


White and Stine Settlement              284,054.17

Donald G. Abbey - Store 28               67,086.27     Total Rent and CAM due

Bullhead Square - Store 20               12,041.40     Total Rent and CAM due
                                                       (net of $6,000 security
                                                       deposit)

East Town Properties - Store 22         177,625.00     Total Rent and CAM due

Brown, Coburn & Co.                     200,000.00     Potential disputed
                                                       commission on sale of 11
                                                       stores

                                 SCHEDULE 3.9

                          ABSENCE OF CERTAIN CHANGES



     (a). Exception for decline of up to 8% in same store sales in 1996 compared to same period in 1995.

     (c). Exception for the forgiveness of debt of Craig Kelly (employee, $55,166) and Tim Ford (employee, $47,234) by VCI.

     (e). VCI and Ingram Entertainment agreed to reclassify $600,000 of VCI trade payables to long term debt as reflected in letter dated August 9, 1996.

          Except for Rentrak Corporation which has orally agreed to reclassify up to $500,000 of VCI existing trade payables (thru 2/28/97) and VCI existing note payable (remaining payments thru 2/28/97) to a new note payable. Preliminary terms, subject to final documentation, call for maximum $500,000; three year amortization; principal and interest payments beginning 3/1/97; interest rate = prime + 2.00%

          AS OF THIS WRITING (10/15/96), VCI IS WAITING FOR FINAL NOTE AGREEMENT AND DOCUMENTATION FROM RENTRAK.

                                 SCHEDULE 3.10
                                TITLE TO ASSETS


STORE #                      LOCATION                      LANDLORD                 COMMENCEMENT        EXPIRATION
-------                      --------                      --------                 ------------        ----------
STORE LEASES
------------

#1                       6615 Ming Avenue              Laurelglen Associates           06/01/94          05/31/99
                         Bakersfield, Ca 93309

#2                       5530 Olive Dr., Ste D & E     Wong Properties                 11/01/96          09/30/00
                         Bakersfield, Ca 93308

#3                       3450 New Stine Rd.            Stockdale Pad Partners          12/16/94          12/15/99
                         Bakersfield, Ca 93309

#4                       2333 Brundage Lane            Brundage Square                 12/02/91          03/31/97
                         Bakersfield, Ca 93304

#5                       2697 Mt. Vernon Ste A & B     Mt Vernon Partners, LTD         04/06/92          04/30/02
                         Bakersfield, Ca 93306

#6                       1557 White Lane               WHLN Real Estate LP             03/31/92          04/14/97
                         Bakersfield, Ca 93307

#7                       7890 White Lane               PSD White Lane Associates       02/15/96          02/14/06
                         Bakersfield, Ca 93309

#8                       2665 Calloway, Suite 2A       Alexander Haagen                12/01/96          11/30/01
                         Bakersfield, Ca 93312

#9                       3318 Niles Street             Kinney Shoe Corp.               07/01/93          06/30/98
                         Bakersfield, Ca 93306

#10                      1032 W. Kern Street           Taft Investors                  12/01/96          11/30/99
                         Taft, Ca 93268

#11                      1101 Cecil Avenue             Jaco Oil Company, Inc.          06/01/93          05/30/98
                         Delano, Ca 93215

#27                      2409 Avenue S, Ste B2-B3      Commercial Ventures             05/27/94          05/26/99
                         Palmdale, Ca 93550

#29                      1121 W. Valley Blvd, Ste B&   PAS 1                           07/01/94          08/31/99
                         Tehachapi, Ca 93561

#33                      730 E. Alisal                 Jose & Marie Villalobo          06/03/94          06/02/97
                         Salinas, Ca 93905

#39                      1493 So. Broadway             Downtown Management Co.         10/25/95          10/31/00
                         Santa Maria, Ca 93454

#40                      4785 E. Kings Canyon          Northern Automotive Corp.       08/01/96          01/31/03
                         Fresno, Ca 93702

#42                      3285 E. Shields Ave           Midtown Plaza                   08/14/96          08/13/01
                         Fresno, Ca 93726


                                 SCHEDULE 3.10
                                TITLE TO ASSETS


STORE #                      LOCATION                      LANDLORD                 COMMENCEMENT        EXPIRATION
-------                      --------                      --------                 ------------        ----------
 #48                     3110 No. West Ave             Westland Properties             09/01/96          08/30/01
                         Fresno, Ca 93726

Corp                     6851 McDivitt Dr. Ste A       Don Judkins                   Month to Month
                         Bakersfield, Ca 93313

UNOCCUPIED STORE LEASES
-----------------------

#20                      2250 Hwy 95 #566              Bullhead Shopping Center        11/16/93          11/15/96
                         Bullhead City, Az 86442

#22                      1264 E. 14th Street           East Town Properties            07/05/94          03/31/01
                         Des Moines, Ia 50316

#28                      2247 East Palmdale Blvd       Donald G. Abbey                 07/27/94          07/31/97
                         Palmdale, Ca 93550

LEASE                        LEASE #             DESCRIPTION
-----                        -------             -----------
CAPITAL LEASES
--------------

     AT & T Capital           33718               Computer Equipment
     Avco                     97097/93-062        Computer Equipment
     Bell Atlantic            7130498             E.A.S. System
     Bell Atlantic            7137773/74          E.A.S. System
     Bell Atlantic            7134770             E.A.S. System
     Bell Atlantic            7139151             E.A.S. System
     Bell Atlantic            7143535             E.A.S. System
     Bell Atlantic            7143534             E.A.S. System
     Bell Atlantic            7152220/21          E.A.S. System
     Charter Equipment        200432              Fixtures/Computer Equipment
     Charter Equipment        200522              Fixtures/Computer Equipment
     Charter Equipment        200618              Fixtures/Computer Equipment
     Charter Equipment        200619              Fixtures/Computer Equipment
     Charter Equipment        200617              Fixtures/Computer Equipment

OPERATING LEASES
----------------

     GE Capital               6518375             Postage Meter
     TAIS Credit              7170476             Corp. copy machine
     Union Bank Auto          5161                1996 Jeep Cherokee
     Union Bank Auto          30629               1995 Dodge Van
     Lytle Signs                                  Signage

LIENS
-----

     Ingram Entertainment, Inc.                   Substantially all assets of the Company
     Major Video Concepts                         Video cassette tapes
     Havasu Entertainment, Inc.                   Tapes, fixtures, and Equipment
     MCK Corporation                              Tapes, fixtures, and Equipment

                                 SCHEDULE 3.12
                                  LITIGATION


1.   DONALD G. ABBEY - SEE SCHEDULE 3.8

     Video City is in the process of relocating Store #28, Palmdale, California to Fresno, California. Video City has not made its September 1996 and October 1996 rent payments to the landlord. The landlord is threatening to sue Video City if they do not honor their obligation on this lease. The lease expires in May 1997 and the total lease liability is approximately $67,000. Video City is trying to negotiate a payment schedule for this remaining liability and thus avoid any litigation.

2.   BROWN, COBURN & CO. - SEE SCHEDULE 3.8

                                 SCHEDULE 3.13
                                   CONTRACTS


1.   Purchase Agreement with Ingram Entertainment dated April, 1996.

2.   Purchase Agreement with Rentrak Corporation dated December, 1994.

3. Service Agreement with Securitylink for alarm systems in our 18 stores and corporate office, dated March, 1996.

4. Service Agreement with TCI Cablevision for DMX Business Music system dated February, 1995. We no longer own the store where this is installed, and are currently trying to negotiate an early termination of the contract. Contract ends February, 2000 and the total liability is $2,362.85.

5. Service Agreement with TCI Cablevision for DMX Business Music system dated April, 1996. We no longer own the store where this is installed, and are currently trying to negotiate an early termination of the contract. Contract ends April, 2000 and the total liability is $3,190.00.

6. Management Agreement held by Video City managing Sulpizio One, Inc.'s four video retail stores.

7. Management Agreement held by Video City managing Game City, Inc.'s one video retail store.

                                 SCHEDULE 3.14
                             LICENSES AND PERMITS


VCI has business licenses for all locations.

VCI has a Seller's permit for Sale and Use Tax.

                                 SCHEDULE 3.16
                              INTANGIBLE PROPERTY



VCI has a federal service mark registration for the name Video City.

                                 SCHEDULE 3.17

                         EMPLOYEE LIST AS OF 10/05/96

                                                        Estimated                   Date of Last           Annual
(a.) Employee Name                Title               Annual Salary  Status         1996 Increase       Increase Amt
     -------------                -----               -------------  ------         -------------       ------------
     Store # 1 - 6615 Ming Avenue, Bakersfield, CA  93309

     Barnard, Brooke               Clerk                10,400.00     Full-Time
     Davis, Jeff                   Supervisor           13,520.00     Part-Time
     Keesling, Kristy              Clerk                 9,880.00     Part-Time
     Miller, Mark                  Store Manager        25,999.92     Full-Time
     Owens, Samantha               Clerk                11,440.00     Full-Time
     Swick, Robert                 Manager Trainee      24,000.00     Full-Time
     Torres, Camila                Clerk                10,400.00     Part-Time
     Warth, Suzy                   Clerk                11,440.00     Full-Time
     Wickline, Lori                Clerk                10,400.00     Full-Time
     Wickline, Sarah               Clerk                11,960.00     Full-Time

     Store # 2 - 5330 Olive Drive, Bakersfield CA  93308

     Black, Valerie                Clerk                11,440.00     Full-Time
     Dawson, Sabrina               Store Manager        23,400.00     Full-Time
     Lawrence Sean                 Supervisor           15,080.00     Full-Time
     Robertson, Amy                Supervisor           15,080.00     Full-Time
     Stephenson, Crystal           Supervisor           13,000.00     Full-Time
     Stroub, Christopher           Clerk                10,400.00     Full-Time
     Takhar, Nick                  Clerk                10,400.00     Part-Time
     Wedding, Casey                Clerk                11,440.00     Full-Time
     Witcher, Josh                 Clerk                 9,880.00     Part-Time

     Store # 3 - 3450 New Stine Road, Bakersfield CA  93309

     Abshier, Dana                 Supervisor           11,960.00     Full-Time
     Abshier, Jamie                Clerk                 9,880.00     Full-Time
     Atkison, Diane                Clerk                 9,880.00     Part-Time
     Dodson, Jarrod                Supervisor           13,520.00     Full-Time
     Handy, Michelle               Clerk                10,920.00     Full-Time
     Latham, Troy                  Clerk                10,400.00     Full-Time
     Long, Tracee                  Asst. Manager        14,560.00     Full-Time        6/1/96            1,040.00
     Salazar, Tanya                Clerk                11,440.00     Full-Time
     Weaver, Erica                 Clerk                13,000.00     Full-Time

     Store # 4 - 2333 Brundage Lane, Bakersfield CA  93304

     De Luca, Melanie              Clerk                10,400.00     Part-Time
     Funkhouser, Amber             Clerk                 9,880.00     Part-Time
     Herrera, Christy              Supervisor           12,480.00     Full-Time
     Morse, Nicholas               Clerk                 9,880.00     Full-Time
     Pence, Joshua                 Store Manager        36,400.08     Full-Time
     Potter, Julie                 Clerk                 9,880.00     Full-Time
     Unruh, Angela                 Clerk                 9,880.00     Full-Time
     Van Dourn, Kim                Clerk                 9,880.00     Full-Time
     Warren, Angela                Clerk                14,040.00     Full-Time
     Witcher, Noble                Asst. Manager        14,560.00     Full-Time        5/1/96              520.00


                                 SCHEDULE 3.17

                         Employee List as of 10/05/96

                                                        Estimated                   Date of Last           Annual
(a.) Employee Name                Title               Annual Salary  Status         1996 Increase       Increase Amt
     -------------                -----               -------------  ------         -------------       ------------
     Store # 5 - 2697 Mt. Vernon Avenue, Bakersfield CA  93306

     Aragon, Amy                   Clerk                 9,880.00     Full-Time
     Buck, Melissa                 Supervisor           16,120.00     Full-Time
     Darling, Anna                 Clerk                10,920.00     Part-Time
     Davis, Lisa                   Clerk                 9,880.00     Part-Time
     Franco, Jennifer              Clerk                 9,880.00     Full-Time
     Harl, Jennifer                Clerk                10,920.00     Part-Time
     Leslie, Jennifer              Clerk                10,400.00     Part-Time
     McArdle, Scott                Clerk                10,400.00     Full-Time
     O'Neal, Laura                 Clerk                 9,880.00     Part-Time
     Saenz, Vanessa                Clerk                 9,880.00     Full-Time
     Schlais, Joni                 Clerk                 9,880.00     Part-Time
     Streeks, Jeneen               Supervisor           13,000.00     Full-Time
     Thomas, James                 Store Manager        40,000.08     Full-Time
     Vargas, Andres                Supervisor           14,560.00     Full-Time
     Weaver, Lynette               Clerk                11,440.00     Full-Time

     Store # 6 - 1557 White Lane, Bakersfield CA  93307

     Baker, Patty                  Clerk                 9,880.00     Full-Time
     Brooks, James                 Supervisor           10,920.00     Full-Time
     Gaona, Brian                  Store Manager        20,800.08     Full-Time         7/31/96          5,200.00
     Gonzales, Debbie              Clerk                10,400.00     Full-Time
     Green, Misty                  Clerk                 9,880.00     Full-Time
     Romero, Amanda                Clerk                 9,880.00     Part-Time
     Silva, Nicole                 Clerk                 9,880.00     Part-Time
     White, Michelle               Clerk                 9,880.00     Full-Time

     Store # 7 - 7890 White Lane, Bakersfield CA  93309

     Christy, Dawn                 Supervisor           14,040.00     Full-Time
     Collins, Dori                 Store Manager        27,300.00     Full-Time
     Craig, James                  Clerk                 9,980.00     Full-Time
     Duncan Brandon                Clerk                 9,880.00     Full-Time
     Gildner, Joel                 Clerk                 9,880.00     Full-Time
     Hill, Kala                    Supervisor           13,000.00     Full-Time
     Krumm, Jacob                  Clerk                11,440.00     Full-Time
     Little, Samantha              Clerk                 9,880.00     Part-Time
     Pasquing, Hayden              Supervisor           10,920.00     Full-Time
     Silva, Erin                   Supervisor           13,000.00     Full-Time
     White, Jill                   Clark                 9,880.00     Part-Time

     Store # 8 - 2665 Calloway, Bakersfield CA  93312

     Beaty, Jill                   Clerk                10,400.00     Full-Time
     Brown, Nichole                Clerk                 9,880.00     Full-Time
     Conrow, Robin                 Clerk                10,400.00     Full-Time
     Davis, Dave                   Supervisor           13,000.00     Full-Time
     Jenkins, Tamera               Clerk                14,040.00     Full-Time
     Kennedy, Cori                 Clerk                11,440.00     Full-Time
     LaBauve, Leslie               Store Manager        27,300.00     Full-Time         2/16/96          1.300.00
     Martin, Jenny                 Clerk                 9,380.00     Full-Time
     Popejoy, Lacey                Supervisor           13,000.00     Full-Time
     Scoles, Terra                 Clerk                11,440.00     Part-Time
     Ward, Jeremiah                Clerk                 9,880.00     Full-Time

                                 SCHEDULE 3.17

                         Employee List as of 10/05/96

                                                        Estimated                   Date of Last           Annual
(a.) Employee Name                Title               Annual Salary  Status         1996 Increase       Increase Amt
     -------------                -----               -------------  ------         -------------       ------------
     Store # 9 - 3318 Niles Street, Barkersfield CA 93309

     Brandon, Brian                Clerk                 9,880.00     Full-Time
     Buonauro, Kelly               Clark                11,440.00     Part-Time
     Calderon, Maritza             Clerk                11,960.00     Full-Time
     Casteel, Randy                Store Manager        24,700.08     Full-Time
     Delaney, Leslie               Clerk                10,920.00     Full-Time
     McDaneld, Laura               clerk                10,400.00     Part-Time
     Meyer, Graham                 Clerk                 9,880.00     Full-Time
     Parker, Alandra               Supervisor           12,480.00     Full-Time
     Sanders, Anthony              Clerk                 9,880.00     Full-Time
     Zinn, Stephanie               Clerk                 9,880.00     Part-Time

     Store # 10 - 1032 W. Kern Street, Taft CA 93268

     Bench, Brian                  Supervisor            9,880.00     Full-Time
     DeLaCruz, Amanda              Clerk                 9,880.00     Full-Time
     Destrampe, Josheph            Clerk                 9,880.00     Part-Time
     Dyer, Keli                    Supervisor           12,480.00     Full-Time
     Hunter, Jessica               Clerk                 9,880.00     Part-Time
     Manning, Mandy                Supervisor           10,920.00     Full-Time
     Norman, Kristi                Supervisor           11,440.00     Full-Time
     Self, Brandon                 Clark                 9,880.00     Full-Time
     Smith, Carolann               Store Manager        20,800.08     Full-Time         9/18/96          2,600.00
     Smith, Pamela                 Clerk                 9,980.00     Part-Time
     Watta, Anna                   Clerk                10,400.00     Full-Time

     Store # 11 - 1101 Cecil Avenue, Ddow CA 93215

     Bartolome, Aubrey             Clerk                 9,980.00     Part-Time
     Briones, Veronica             Clerk                10,400.00     Full-Time
     Carvantes, Emily              Supervisor           13,520.00     Full-Time
     Estrada, Aaron                Supervisor           14,040.00     Full-Time
     Estrada, Felix                Clerk                 9,980.00     Full-Time
     Ganir, Irene                  Supervisor           11,960.00     Full-Time
     Ilegan, Mariesol              Clerk                 9,980.00     Part-Time
     Lopez, Gabriella              Store Manager        25,999.92     Full-Time         3/16/96          1,300.00
     Mascarinas, Andrew            Clerk                 9,980.00     Full-Time
     Quiles, Elizabeth             Clerk                11,440.00     Full-Time

     Store # 27 - 2409 Avenue "S", Palmdale CA 92550

     Austero, Peter                Clerk                10,400.00     Full-Time
     Banner, Mary                  Supervisor           10,920.00     Full-Time
     Cedena, Stephanie             Clerk                 9,880.00     Part-Time
     DeLaVina, Kimberly            Supervisor           13,000.00     Full-Time
     Lopez, Yolanda                Clerk                10,400.00     Full-Time
     Mondragon, Ted                Clerk                13,000.00     Full-Time
     Nadonza, Kevin                Clerk                11,960.00     Full-Time
     Powell, Marie                 Clerk                10,400.00     Full-Time
     Stalklsworth, Alisha          Store Manager        18,200.00     Full-Time         9/18/96          7,280.00
     Vanornum, Steven              Clark                 9,880.00     Full-Time
     Zaragoza, Gisela              Clerk                 9,880.00     Part-Time


                                 SCHEDULE 3.17

                         Employee List as of 10/05/96

                                                        Estimated                   Date of Last           Annual
(a.) Employee Name                Title               Annual Salary  Status         1996 Increase       Increase Amt
     -------------                -----               -------------  ------         -------------       ------------
     Store # 29 - 1121 W. Tehachapi Blvd., Tehachapi CA 93561

     Bradley, Rebecca              Supervisor           10,920.00     Full-Time
     Delaney, Michael              Store Manager        24,700.08     Full-Time        8/16/96           1,300.00
     Dugan, Karah                  Supervisor           13,000.00     Full-Time
     Felsoci, Sherry               Supervisor           12,480.00     Full-Time
     Ferguson, Tristy              Clerk                11,440.00     Full-Time
     Lang, Terry                   Supervisor           11,440.00     Part-Time
     Pay, Joe                      Clerk                 9,880.00     Full-Time
     Rutherford, Vergie            Clerk                 9,880.00     Part-Time
     Silva, Dustin                 Clerk                 9,880.00     Part-Time

     Store # 33 - 730 E. Alisal, Salinas CA 93905

     Ceja, Margarita               Clark                 9,880.00     Part-Time
     Chavez, Aida                  Clerk                 9,880.00     Full-Time
     Garcia, Marcella              Clerk                 9,880.00     Full-Time
     Gonzales, Carlos              Clerk                 9,880.00     Part-Time
     Hernandez, Georgina           Supervisor           10,920.00     Full-Time
     Jimenez, Diana                Supervisor           11,440.00     Full-Time
     Lara, Aaron                   Clerk                 9,880.00     Full-Time
     Madewell, Danny               Supervisor           11,440.00     Full-Time
     Ochoa-Harder, Maricella       Store Manager        25,999.92     Full-Time        7/l/96            1,300.00
     Palacio, Felicia              Clerk                 9,880.00     Part-Time
     Quintero, Alma                Supervisor           10,920.00     Full-Time
     Rubio, Bertha                 Clerk                 9,880.00     Full-Time

     Store # 39 - 1493 So. Broadway, Santa Maria CA 93454

     Baird, Clint                  Clerk                16,640.00     Full-Time
     Brown, Jennifer               Clerk                13,520.00     Part-Time
     Dyer, Patrick                 Clerk                12,480.00     Full-Time
     Fennell, Melissa              Clerk                 9,880.00     Full-Time
     Helgert, Rachel               Clerk                 9,880.00     Part-Time
     Leckie, Lynneann              Store Manager        25,000.08     Full-Time
     Martinez, Rachelle            Clerk                11,440.00     Full-Time
     Martinez, Saray               Supervisor           15,600.00     Full-Time
     Vanquez, Ruben                Clerk                10,400.00     Full-Time
     Watanabe, Valentina           Clerk                10,400.00     Full-Time

     Store #40 - 4785 Kings Canyon, Fresno, CA  93702

     Arroyo, Angel            Clerk                      10,400.00
     Coleman, Jerry           Clerk                      10,400.00
     Marlin, Gina             Store Manager              23,400.00    Full-Time        7/16/96           3,900.00
     Martinez, Angela         Clerk                      10,400.00
     Mora, Baltazar           Clerk                      10,400.00
     Rivera, Audgey           Clerk                     110,400.00
     Scott, Bobby             Clerk                      10,400.00
     Sepeda, Stephanie        Clerk                       9,880.00
     Sosa,  Marisella         Supervisor                 10,400.00
     Vasquez, Gabe`           Clerk                       9,880.00
     Vasquez, Machelle        Supervisor                 10,920.00


                                 SCHEDULE 3.17

                         Employee List as of 10/05/96

                                                        Estimated                   Date of Last           Annual
(a.) Employee Name                Title               Annual Salary  Status         1996 Increase       Increase Amt
     -------------                -----               -------------  ------         -------------       ------------
     Store #42 - 3285 E. Shields Avenue, Fresno CA 93726

     Calhoun, Jason                Supervisor            10,400.00
     Diaz, Elva                    Supervisor            10,400.00    Full-Time
     Godson, Michael               1Store Manager        24,700.08    Full-Time          7/17/96          3,900.00
     Grijalva, Aaron               Clerk                  9,880.00    Full-Time
     Hawkins, Greg                 Clerk                  9,880.00    Full-Time
     Marquez, Erica                Clerk                  9,880.00    Full-Time
     Mayo, Amy                     Clerk                  9,880.00    Part-Time
     Montoya, Angel                Clerk                  9,880.00    Part-Time
     Serrano, Fransico             Supervisor            10,400.00    Full-Time
     Stewart, Rebecca              Clerk                  9,880.00    Full-Time

     Store #48 - 3110 N. West Avenue, Fresno CA 93705

     Alvarez, Diseree              Clerk                  9,880.00   Part-Time
     Clason, Jeremy                Clerk                  9,880.00   Full-Time
     Hachigan, Bryon               Clerk                  9,880.00   Full-Time
     Januse, Ted                   Supervisor            11.440.00   Full-Time
     Martinez, Type                Store Manager         18,199.92   Full-Time
     Phengsiri, Boutsaba           Supervisor            10,920.00   Full-Time
     Rodriguez, Rosa               Clerk                 10,400.00   Full-Time
     William, Alexa                Clerk                  9,880.00   Full-Time
     Xiong, Pang                   Clerk                  9,880.00   Part-Time
     Yarbrough, Isaac              Clerk                  9,880.00   Full-Time


     Operations Area Management

     Ford, Tim                  VP Product/Merchandising 66,000.00    Full-Time
     Muller, Joseph             Area Manager             49,999.92    Full-Time          2/1/96          10,000.00
     Nelson, Bret               Area Manager             42,000.00    Full-Time
     Morse, Elizabeth           Courier                  18,200.00    Full-Time          2/1/96           1,040.00

     Corporate Office - 6851 McDivitt Dr., Ste. A, Bakersfield CA 93313

     Antongiovanni, Steven      Chief Financial Officer   90,000.00   Full-Time
     Arnold, Hope               Accounts payable          22,796.80   Full-Time          9/11/96          3,600.00
     Fernandez, Tiffani         Staff Accountant          30,000.00   Full-Time
     McKiearnan, Teresa         HR/Payroll Manager        40,500.00   Full-Time
     Milano, Katie              Staff Accountant          39,499.92   Full-Time
     Kelly, James               Chief Operations Officer  99,999.84   Full-Time
     Rockwell, Shauna           Administrative Assistant  24,003.20   Full-Time          1/10/96          1,800.00
     Dauterivas, Don            MIS Assistant             14,850.00   Part-Time
     Digoy, Kathy               MIS Director              48,000.00   Full-Time
     Ledbetter, John            MIS Assistant             27,600.00   Full-Time          5/1/96           3,600.00
     Lee, Robert                President & CEO          170,280.00   Full-Time

   *Note: This report reflects 1996 increases to the management level only. Estimated Annual Salaries are calculated on hourly rate multiplied by 23,080 hours.

(b.)  None

                                 SCHEDULE 3.18

                                   PREPAIDS


None

                                 SCHEDULE 3.19

                                     TAXES


3:19(a.) All federal, state, local and income tax, real and personal property tax, sales and use tax., and employment taxes have been filed and paid in full through the periods covered by each return. All liabilities, including interest and penalties have been booked in Video City's financial statements for all prior periods.

               The Internal Revenue Service has not examined the federal income taxes of Video City. Video City has not been audited by any State agencies as of yet either. There are no known claims or audits pending.

3.19(b)             *Proposed Escape Assessments
               (Unsecured Personal Property Taxes)
                        Kern County Stores

-----------------------------------------------------------------------
 STORE              OLD        NEW        VALUE      ESTIMATED ESCAPE
   #       YEAR    VALUE      VALUE     DIFFERENCE    ASSESSMENT AMT
-----------------------------------------------------------------------
   1       1993         -      43,093       43,093          489.19
           1995   109,876     126,212       16,336          185.45
   3       1993         -      44,548       44,548          505.71
           1995   113,206     171,215       58,009          658.52
   4       1993         -      31,844       31,844          361.49
           1994    56,667      80,007       23,340          264.96
           1995    56,667      83,772       27,105          307.70
   5       1993         -      32,331       32,331          367.02
           1994    57,677      60,905        3,228           36.64
           1995    57,677      68,597       10,920          123.96
   6       1993         -      17,605       17,605          199.85
   7       1994         -       5,127        5,127           58.20
           1995    19,245      27,950        8,705           98.82
   8       1994         -       6,317        6,jl7           71.71
           1995    56,764      67,043       10,279          116.69
   9       1994         -      65,948       65,948          748.64
           1995         -      70,853       70,853          804.32
   10      1994         -      17,673       17,673          200.62
           1995         -      20,960       20,960          237.94
   11      1994         -      44,649       44,649          506.86
           1995         -      54,640       54,640          620.27
   29      1995         -     103,261      103,261        1,172.22
               ---------------------------------------------------
                  527,779   1,244,550      716,771        8,136.78

* Note: Only notices of proposed assessments have been received. No billings have been issued to date.

                                 SCHEDULE 3.21

                         LABOR AND EMPLOYMENT MATTERS


(a.) (4) Video City has been assessed $900.00 from the Department of Labor for working two (2) minor employees for hours exceeding the law. We are requesting a hearing and appealing the matter based on the number of employees we employed at the time.

(b.) (3) Video City has a pending grievance in the state of Iowa for an employee who claims she was released from employment due to her mental state. Video City is appealing this case, as the reasons for termination had nothing to do with the employees mental state.

                                 SCHEDULE 3.22

                          PENSION AND BENEFITS PLANS


Incentive Plan
--------------
     1.) Management Bonus plan for Area and Store Management based on controllable operating variables. Store Managers are paid quarterly and Area Managers are paid annually.


Employee Welfare Benefit Plans
------------------------------
     1.)       Blue Shield - Preferred Provider Medical Insurance Plan
     2.)       CPIC Life Insurance Plan
     3.)       American Western Dental Plan dated 10-01-96


Other Agreements, Policies and Plans
------------------------------------
     1.)       Holiday, Sick and Vacation Policies dated November 28, 1995.
     2.)       Video City handbook covering Absences, Medical/Pregnancy, Family, and Personal Leave.

                                 SCHEDULE 3.23

                              INSURANCE POLICIES

                                                                POLICY              EFFECTIVE    ANNUAL
INSURANCE TYPE               CARRIER             COVERS         NUMBER                DATE      PREMIUM       AMOUNTS OF COVERAGE
-------------------------------------------------------------------------------------------------------------------------------
Property/Liability            Fireman's Fund     All Stores      A A9 AZC 80505405   1/1/96    $62,926.00      Real & Personal
                                                                                                               Property Replacement
                                                                                                               Costs $200,000 per
                                                                                                               location

Business Auto                 Fireman's Fund     All Stores      A A9 AZC 80505405   1/1/96    Included Above  Bodily Injury &
                                                                                                               Property Damage
                                                                                                               Liability $1,000,000
                                                                                                               each accident

Workers Compensation          Fireman's Fund     All Stores      A A9 AZC 80505405   1/1/96    Included Above  Bodily Injury &
                                                                                                               Property Damage
                                                                                                               Liability $1,000,000
                                                                                                               each accident

Excess Liability              Fireman's Fund     All Stores      XXK-000-8264-3297   1/1/96    Included Above  $3,000,000 each
                                                                                                               occurrence

Key-Man Life                  State Farm                         LCF-1350-8001       6/8/94    $11,436.00       $5,000,000

                                 Schedule 4.1

                         CORPORATE EXISTENCE AND POWER


Prism Entertainment Corporation is qualified to transact business as a foreign corporation in the State of California.

                                 SCHEDULE 4.5

                             PRISM CAPITALIZATION


Imperial bank warrants per loan agreements.

                                 SCHEDULE 4.7

                                 SUBSIDIARIES


The following are wholly-owned subsidiaries of Prism Entertainment Corporation.

1)   Prism Pictures Corporation, a Delaware corporation
2)   Prism Pictures International, LTD., a California corporation

                                 SCHEDULE 4.8

                                  LITIGATION


PENDING COLEMAN CLAIM

Tom Coleman v. Prism Entertainment Corporation, Los Angeles Superior Court Case No. WEC 129295 (consolidated with C748210); Case No. 2 Civil B09586 in the Second Appellate District, California Court of Appeals.

Tom Coleman, the former principal shareholder and executive officer of Atlantic Entertainment Corporation ("Atlantic"), has sued Prism, its President Barry Collier, and its former director, Paul Levinson, in Los Angeles Superior Court alleging that he is a third party beneficiary of a purported 1988 agreement providing for the merger of Atlantic and Prism. In that alleged capacity, Coleman sued for breach of the alleged merger and for various alleged acts in the performance or making of the alleged merger agreement. On April 26, 1995, the Los Angeles Superior Court ruled in favor of defendants on their motion for summary judgement and ordered Coleman's case dismissed in its entirety, ruling that Coleman was not a third part beneficiary of the alleged merger agreement. On May 3, 1995, the Los Angeles Superior Court entered a judgement in favor of all defendants. Coleman filed a motion for reconsideration of the Superior Court's ruling dismissing his case. The Court denied that motion on July 31, 1995. On August 4, 1996, Coleman appealed. That appeal was stayed as against Prism because of its bankruptcy. Thereafter, in early June, 1996, Prism Entertainment Corporation and appellant Tom Coleman entered into a stipulation to lift the automatic bankruptcy stay with respect to Coleman's appeal against Prism Entertainment Corporation in this case. Pursuant to that stipulation, the United States Bankruptcy Court issued an order lifting the stay with respect to this appeal. Accordingly, Prism Entertainment Corporation's bankruptcy is no longer an obstacle to the determination of this appeal.


SCREEN ACTORS GUILD

SAG Agreement: see attached proposed draft of terms resolving the dispute with SAG.

                                 SCHEDULE 4.10
                             FINANCIAL STATEMENTS


SCREEN ACTORS GUILD

SAG Agreement: see attached proposed draft of terms resolving the dispute with SAG.

                                 SCHEDULE 4.11
                          ABSENCE OF CERTAIN CHANGES


None.

                                 SCHEDULE 4.12
                                TITLE TO ASSETS


1) Pursuant to the loan agreement, Imperial Bank is secured by substantially all of the assets of Prism Entertainment Corporation and its subsidiaries.

                                 SCHEDULE 4.13
                                 REAL PROPERTY


None.

                                 SCHEDULE 4.14
                              INTANGIBLE PROPERTY


Following is a list of each film in which Prism has rights, including the name and address of each producer to whom a royalty is or may be owed:

COMPANY                                     ADDRESS                       FILM                ACCEPT/REJECT
Cori International Film and                  2049 Century Park Ave.        Boneyard
  Television                                 Suite #780
Jeffrey T. Sanfilippo                        Los Angeles, CA 90067

Fine Wein, Inc.                              1900 Avenue of the Stars      Backstreet Justice
Tom Kuhn                                     Suite #1500
                                             Los Angeles, CA 90067

Curb Esquire Films                           3907 W. Alameda Ave.          Bikini Island
Carol Curb                                   Second Floor
                                             Burbank, CA

North American Releasing                     808 Nelson Street             Silhouette aka
Melanie Kilgor                               Suite 2105                    Ultimate Desires
                                             Vancouver, BC  V8Z 2H2
                                             CANADA

Rich International Communications            1440 S. Sepulveda Blvd.       Club Fed
Heidi Cohen                                  Suite #3118
                                             Los Angeles, CA 90025

Wolf, Rifkin & Shapiro                       11400 W. Olympic Blvd.        The Willies
Michael Wolf                                 Ninth Floor
                                             Los Angeles, CA 90064

Crown International Pictures                 8701 Wilshire Blvd.           Lena's Holiday
Lynette Prucha                               Los Angeles, CA

Omega Entertainment                          8760 Shoreham Drive           Lauderdale
Amanda Martin                                Los Angeles, CA  90069

Nu Image (Radiance Films)                    110 North Doheny Drive        Jump aka
Joanna Plafsky                               Beverly Hills, CA 90211       One Last Run

World Entertainment & Business               8837 Sunset Blvd., #203       Baby on Board
  Network                                    Los Angeles, CA 90069
Sandy Howard

Circle Releasing Corporation                 One Westin Circle             Dark Obsession
Ted Pedas                                    2445 N. Street W
                                             Washington, D.C. 90037

P.G. Entertainment, Inc.                     8733 Sunset Blvd., #202       Sleepstalker
Lulgi Ciongolani                             Los Angeles, CA 90069

International Media Investments              16 Transvaal Street           Fleshtone
David Stanford Shelton                       Paardenelland 7405
                                             South Africa
                                             P.O. box 17115, Regent
                                             Sea Point 8061
                                             South Africa

Osmosis Productions                          10900 Ventura Boulevard       When the Bough Breaks
Pat Peach                                    Studio City, CA 91604

Amritraj Entertainment                       3831 Sepulveda Blvd.          Scorned
Ashok Amritraj                               Sherman Oaks, CA  91403

Crystal Sky Communications                   1800 Century Park East        Ava's Magical
Joseph Inga                                  6th Floor                     Adventure
                                             Los Angeles, CA 90067

Crystal Sky Communications                   1800 Century Park East        A Million to Juan
Gary Binkow                                  6th Floor
                                             Los Angeles, CA 90067

Velvet Star Company                          129 Yorkville Avenue          Strangers
David Perimutter                             Toronto, Ontario M6R 1C4
                                             CANADA

Farano, Green Barristers & Solictors         22 St. Clair Avenue East      Still Life
Edmund Glinert                               Suite #1100
                                             Toronto, Ontario M4T 2Z6
                                             CANADA

International Television                     11766 Wilshire Blvd.          Monkey Boy
Joseph Kennedy                               10th Floor
                                             Los Angeles

Skyhawk Films                                1780 East Bert Koon, #817     Enemy Gold
Arlene Sidaris                               Shreveport, LA 71106

Central Television Enterprises               11145 N.W. 1st Place          Worst Witch
Claire Alter                                 Coral Springs, FL  33071

Filmtrust Motion Picture Licensing           10490 Santa Monica Blvd.      Deadly Embrace
Marco Columbo                                Los Angeles, CA  90025

Telso International                          84 Buckingham Gate            The Endless Game
Cresside Ward                                London SW1E 6PD
                                             ENGLAND

Pentafilm Spa/Chechi Gori Group              Via Aurelia Antia 422         The Gambia
Claudio Tinari                               00165 Rome
                                             ITALY

Freemantie International Inc.                660 Madison Avenue            A Fight For Jenny
Blanca Oca                                   New York, NY  10021           We Are the Children

Mark I. Funding                              16911 Bellflower Blvd.        L.A. Goddess
David Blake                                  Bellflower, CA  90706

October Films                                65 Bleecker Street            Chain of Desire
Patrick C. Gunn                              New York, NY  10012           Hold Me.  Thrill me

Hemdale Releasing                            7966 Beverly Blvd.            A Killing Affair aka
Rene Rousselt                                Los Angeles, CA  90048        My Sisters Keeper

York Pictures, Inc.                          6753 Hollywood Blvd.          The Divine Enforcer
Tanya York                                   Suite #600
                                             Los Angeles, CA  90028

Hearst Entertainment                         236 East 45th Street          Naked Lie
Tom Devlin                                   New York, NY  10017

The Landsburg Company                        11811 West Olympic Blvd.      Diamond Fleece
Victor Paddock                               Los Angeles, CA  90064

Manley Productions, Inc.                     111 West 57th Street          Magdalene
Pat Hart                                     New York, NY  10019

AFAA                                         15250 Ventura Blvd.           AFAA Workout Series
Linda Pfeffer                                Sherman Oaks, CA  91430

The Freemantie Corporation                   70 East 55th Street           Manhunt for Claude
Blanca Oca                                   New York, NY  10022           Dallas

Independent Network, Inc.                    11150 Olympic Blvd.           Phantom Empire
Michael R. Ricci                             Los Angeles, CA  90064        Criminal Act

Overseas Film Group                          8800 Sunset Blvd.             Sacrilege aka
Robbie Little                                Los Angeles, CA  90069        Devils of Monza

Nu Image (Radiance)                          110 N. Doheny Drive           The Shrieldgn aka Hex
Joanna Plafsky                               Beverly Hills, CA  90211

Beyond Films Limited                         53-55 Brisbane Street         Body Melt
Gary Hamilton                                Surry Hills, NSW 2010
                                             AUSTRALIA

Fox/Lorber Associates, Inc.                  419 Park Avenue South         A Matter of Degrees
Sheri Levine                                 New York, NY  10022

Canadian Broadcasting System                 350 5th Avenue                Love and Hate
                                             Empire State Building
                                             New York, NY  10118

Curb Escquire Films                          3907 W. Alameda Avenue        Last Dance
Carol Curb                                   2nd Floor
                                             Burbank, CA  91506

Home Box Office                              1100 Avenue of the            Prison Stories
Miriam Santiago                              Americas
                                             New York, NY  10036

Forefront Films, Inc.                        507 17th Street               The Unearthing aka
Harold Warren                                Brooklyn, NY  11215           Aswang

Rick Sloan Productions                       8661 Allenwood Road           Vice Academy II
Rick Sloan                                   Los Angeles, CA  90046

Overseas Film Group                          8800 Sunset Blvd.             Aftershock
Robbie Little                                Los Angeles, CA  90069        Out of Sight, Out of
                                                                           Mind

GaGa America                                 9595 Wilshire Blvd.           Jitters
                                             Los Angeles, CA  90212

Radiance Films International as Agent        9606 Santa Monica Blvd.       Trained to Kill
 for Payam Asharian                          Beverly Hills, CA  90310

Rick Sloan Productions                       8661 Allenwood                Vice Academy 3
Rick Sloan                                   Los Angeles, CA  90046

Chala Limited                                21320 Pouilly en Auxious      Demon Wind
Les Roches                                   FRANCE

Amritraj/Baldwin Entertainment               3831 Sepulveda Blvd.          Night Eyes
Ashok Amritraj                               Sherman Oaks, CA  91403

Broadstar Entertainment, Inc.                6464 Sunset Blvd.             The 13th Floor
June Hatch                                   #116
                                             Los Angeles, CA  90028

Viacom International Inc.                    Paramount Pictures            Shame
Steve Madoff                                 5555 Melrose Avenue
                                             Hollywood, CA  90038

ITEL                                         420 Lexington Avenue          Tales of the
Frank Miller                                 New York, NY  10017           Unexpected

Shadowchaser Ltd.                            11111 Santa Monica Blvd.      Shadowchaser
John Eyres                                   Los Angeles, CA  90025

Shapiro Glickenhaus Entertainment            12001 Ventura Place           Phantom of the Ritz
Frank Isaac                                  4th Floor
                                             Studio City, CA  91604

Danning, Gill, Diamond & Kollitz             2029 Century Park East        Riverbend
(Intercontinental)                           Suite #1900
Barry Lurie                                  Los Angeles, CA  90067

Hemdale Releasing                            7966 Beverly Blvd.            My Little Girl
Rene Rousselt                                Los Angeles, CA  90048

Enchantment Pictures                         1930 S. Beverly Glenn         All American Murder
Bill Novodor                                 Unit #204
                                             Los Angeles, CA  90025

Viacom Enterprises                           1515 Broadway                 Memories of Murder
Peter Newman                                 New York, NY  10036

Manley Productions                           111 West 57th Street          Serpent of Death
Walter Manley                                Suite #1401
                                             New York, NY  10019

Richard Gabai d/b/a Check                    834 1/2 North Alta Drive      Assault of the Party
 Entertainment                               Hollywood, CA  90046          Nerds

Home Box Office                              1100 Avenue of the            Fellow Traveler
Miriam Santiago                              Americas
                                             New York, NY  10036

Amazing Movies                               7471 Melrose Avenue           Time Trooper, aka
Douglas C. Witkins                           Los Angeles, CA  90046        Morning Terror,
                                                                           Alienator, Le Petit
                                                                           Amour aka Kung Fu
                                                                           Avengers

Film Concept Group                           5080 Spectrum Drive           Blood Rage
John Chambliss                               Suite #609E
                                             Dallas, TX  75248

Manley Productions                           111 West 57th Street          Running Away aka
Walter Manley                                Suite #1401                   Two Women
                                             New York, NY  10019

Castle Hill Productions                      1414 Avenue of the            Hell High
Mel Maron                                    Americas
                                             New York, NY  10019

Curb Esquire Films                           3901 W. Alameda Avenue        Exiled in America
Carol Curb                                   Burbank, CA  91505

West Side Studios                            10726 McCune Avenue           Mardi Gras for the
Dianna Daou                                  Los Angeles, CA  90034        Devil

Yankee Classic Pictures                      127 Mitchell Avenue           The Unnameable II
John Paul Ouellette                          #1
                                             Los Angeles, CA  90066

Overseas Film Group                          8800 Sunset Blvd.             Night Screams
Robbie Little                                Los Angeles, CA  90069        Dial Help

Crown International Pictures                 8701 Wilshire Blvd.           My Mom's a Werewolf
Lynette Prucha                               Los Angeles, CA  90211

Hearst Entertainment                         235 East 45th Street          Midnight's Child,
Tom Devlin                                   New York, NY  10017           Good Fight, and Getting
                                                                           Up and Going Home

Secret Castle Productions                    502 Park Avenue               The Room and The
Mathew Seig                                  New York, NY  10022           Dumbwaiter

Curb Esquire Films                           3097 W. Alameda Avenue        Evil Toons
Carol Curb                                   Second Floor
                                             Burbank, CA  91506

London Weekend Television                    South Bank Television         Blade on the Feather
Colin Jarvis                                 Centre                        Deep Cover
                                             London SE1 9LT
                                             ENGLAND

Curb Entertainment                           3907 W. Alameda Avenue        Dark Universe
Carol Curb                                   Burbank, CA  91505

Cori Films                                   2049 Century Park East        Club Extinction
Helen R. Krauss                              Suite #780
                                             Los Angeles, CA  90067

Tatum Communications                         2920 W. Olive Street          Billy Kidd
Tom Tatum                                    #102
                                             Burbank, CA  91506

American Cinema Marketing                    3855 Lankershim Blvd.         Lords of Magick
George G. Murphy                             Suite #120
                                             N. Hollywood, CA  90067

Falcon Arts and Entertainment                121900 Ventura Blvd.          Double Exposure
Joanne Watkins                               Suite #2200
                                             Los Angeles, CA  91604

Penta Film                                   Via Aurelia Antica 422        Millions
                                             00165 Rome
                                             ITALY

Alchemy Entertainment                        152 West 20th Street          Sally Struthers
Oren Klaber                                  Suite #1A                     Walking Video
                                             New York, NY  10019

There's Nothing Out There                    1605 Broadway                 There's Nothing Out
Victor Kanefsky                              #1001                         There
                                             New York, NY  10019

The Landsburg Company                        11811 West Olympic Blvd.      The George McKenna
Victor Paddock                               Los Angeles, CA  90064        Story

Entertainment Movies, Inc.                   9903 Santa Monica Blvd.       Double O Kidd
Stephen Paul                                 Los Angeles, CA  90212

INI Entertainment Group, Inc.                11150 Olympic Blvd.           Any Man's Death
Michael R. Ricci                             Los Angeles, CA  90064

Brightstar Films                             100 Yonge Street              Ghostwriter (Canadian
Orval Fruitman                               #1005
                                             Toronto, Ontario M5C 2W1
                                             CANADA

Mark Polan                                   14501 Calvert                 Ghostwriter (US)
                                             Van Nuys, CA  91401

NOTE:  The Rights in "Ghostwriter" are divided between two Licensors.

Nu Image (Radiance)                          110 North Doheny Drive        Mutator
Joanna Plafsky                               Beverly Drive, CA  90211

Crystal Sky Communications                   9903 Santa Monica Blvd.       Huck and The King of
Stephen Paul                                 Los Angeles, CA  90212        Hears and Hail Ceaser

Film Export Group                            Via Polonia 9                 Body Moves aka
Michael Freudenstein                         00196 Rome                    Hot Steps
                                             ITALY

Rick Sloan Productions                       8661 Allenwood Road           Vice Academy
Rick Sloan                                   Los Angeles, CA  90046

Home Box Office                              1100 Avenue of the            Tailspin/KAL 007
Miriam Santiago                              Americas
                                             New York, NY  10036

Producer's Network Associates                55 Heward Avenue              Replikator
Margaret Mellor                              #216
                                             Building B, Cinnevillage
                                             Toronto, Ontario M4M 2T5
                                             CANADA

The Phoenix Group                            2150 East Tahquitz            Abraxas
Bud Schaffer                                 #5
                                             Palm Springs, CA  92282

First Entertainment Inc.                     1380 Lawrence Street          Mind Killer, Lone
A.B. Goldberg                                Suite #400                    Wolf and Night Vision
                                             Denver, CO  80204


Crystal Sky Communications                   9903 Santa Monica Blvd.       Forever
Joseph Inga                                  Los Angeles, CA  90212

Blue Ridge Entertainment                     1640 S. Sepulveda Blvd.       Ghetto Blaster
Carole Beazer                                Suite #308
                                             Los Angeles, CA  90025

Crystal Sky Communications                   9903 Santa Monica Blvd.       Illusions
Stephen Paul                                 Suite #333
                                             Los Angeles, CA  90212

Grand Am Limited                             6649 Odessa Avenue            Evil Spirits
                                             Van Nuys, CA  91406

Greenwich Films                              12100 N.E. 16th Avenue        South Beach
Steve Adelstein                              Miami, FL  33161

SC Entertainment                             434 Queen Street East         Red Blooded American
Kamal Dureja                                 Toronto, Ontario M5A 1T5      Girl
                                             CANADA

Crystal Sky Communications                   1901 Avenue of the Stars      Charlie's Ghost Story
                                             Suite #680
                                             Los Angeles, CA  90067

Velvet Star Productions                      129 Yorkville Avenue          Soft Deceit
                                             Suite #200
                                             Toronto, Ontario M5R 1C1
                                             CANADA

Phoenix International Films, Inc.            5625 Cedarpine Drive          Hidden Fears
                                             Orlando, FL  32819

Blue Ridge Entertainment                     10490 Santa Monica Blvd.      Metalbeast
                                             Los Angeles, CA  90025

Brilliant Disguise Productions               144 S. Doheny Drive           A Brilliant Disguise
                                             Penthouse
                                             Beverly Hills, CA  90212

Cinevu Films, Inc.                           120 Powell Street             Power of Attorney
                                             #32
                                             Vancouver, BC  V6A 161
                                             CANADA

Heartstar Productions, Inc.                  345 Carlaw Avenue             Dominion
                                             Third Floor
                                             Toronto, Ontario M4M 2TW
                                             CANADA

H.D. Productions                             13801 Ventura Blvd.           Snapdragon
c/o Amritraj Entertainment                   Sherman Oaks, CA  91423

ML Management                                500 S. Buena Vista St.        Afros & Bellbottoms
                                             Burbank, CA  91521-7285

Saban Entertainment                          10960 Wilshire Blvd.          Black Ice
                                             Los Angeles, CA  90024

Films Around The World                       342 Madison Avenue            Deadmate
                                             New York, NY  10173

Tribune Entertainment                        435 N. Michigan Avenue        Final Shot: The Hank
                                             Chicago, IL  60611            Gathers Story

Crystal Sky Communications                   1901 Avenue of the Stars      Hail Ceaser
                                             Suite #680
                                             Los Angeles, CA  90067

Playboy Entertainment                        9242 Beverly Blvd.            Hunkercise
                                             Beverly Hills, CA  90210

Amritraj Entertainment                       13801 Ventura Blvd.           Illicit Behavior
                                             Sherman Oaks, CA  91423

Amritraj Entertainment                       13801 Ventura Blvd.           Invasion of Privacy
                                             Sherman Oaks, CA  91423

Amritraj Entertainment                       13801 Ventura Blvd.           Last Call
                                             Sherman Oaks, CA  91423

Amritraj Entertainment                       13801 Ventura Blvd.           Legal Tender
                                             Sherman Oaks, CA  91423

Monument Pictures                            1604 N. Cahuenga Blvd.        Little Noteses
                                             Suite #107
                                             Los Angeles, CA  90022

Amritraj Entertainment                       13801 Ventura Blvd.           Night Eyes 2
                                             Sherman Oaks, CA  91423

Sequel Productions c/o                       13801 Ventura Blvd.           Night Eyes 3
Amritraj Entertainment                       Sherman Oaks, CA  91423

Fourth Night Productions c/o                 13801 Ventura Blvd.           Night Eyes 4...Fatal
Amritraj Entertainment                       Sherman Oaks, CA  91423       Passion

Films Around The World                       342 Madison Avenue            Night Friend
                                             New York, NY  10173

Saban Entertainment                          10960 Wilshire Blvd.          Prey of the Chameleon
                                             Los Angeles, CA  90024

Saban Entertainment                          10960 Wilshire Blvd.          Round Trip to Heaven
                                             Los Angeles, CA  90024

Home Box Office, Inc.                        1100 Avenue of the            KAL 007 aka Tailspin
                                             Americas
                                             New York, NY  10036

Amritraj Entertainment                       13801 Ventura Blvd.           Tropical Heat
                                             Sherman Oaks, CA  91423

Bitter Harvest Films                         1901 Avenue of the Stars      Bitter Harvest
Crystal Sky Communications                   Suite #680
                                             Los Angeles, CA  90067

Tribune Entertainment                        435 N. Michigan Avenue        Voyage of Terror:
                                             Chicago, IL  60611            Achille Lauro Affair

Amazing Movies                               6223 Salma Avenue             Alientator
                                             #125
                                             Hollywood, CA  90028

Morphosis Productions, Inc.                  154 1/2 La Brea Avenue        Terminal Force
dba Interlught Pictures                      Los Angeles, CA  90036        aka Galaxis

Catalyst Films International                 836 Regal Crescent            Virtual Assassin aka
                                             North Vancouver, B.C.         Cyberjack
                                             CANADA  V7K 2X8

                                 SCHEDULE 4.15
                                   CONTRACTS


None.

                                 SCHEDULE 4.16
                             LICENSES AND PERMITS


1)   Los Angeles City Business License.

                                 SCHEDULE 4.18
                                   EMPLOYEES

EMPLOYEE NAME                TITLE          ANNUAL SALARY       STATUS         DATE OF LAST AMOUNT
                                                                               Increased (decreased)
Corporate Offices -          1888 Century Park East, Suite 350
                             Los Angeles, CA  90067

Barry L. Collier             President       $250,000            F/T            6/1/96   ($82,750)
Rudy Patino                  CAO               96,000            F/T            7/1/96    $26,000
Kelly Nelson                 VP/CA             52,000            F/T
Hiede Marie Cantor           Admin Ast.        51,000            F/T            7/1/96    $13,000
LaWanna May                  Staff Acct.       43,185            F/T            7/1/96    $13,000

b) The Company has an employment agreement with Barry Collier, the Company's President and Chairman of the Board, which provides for base compensation of $250,000 adjusted for inflation. In addition, Mr. Collier will receive an annual bonus equal to five percent of the Company's pre-tax profits, as defined in the employment agreement, up to an aggregate annual compensation (salary and bonus) of $750,000. In the event Mr. Collier's employment is terminated prior to the July 31, 1998 expiration, for any reason other than "justifiable cause" as defined in the employment agreement, the Company will pay Mr. Collier $440,000 for each year remaining in the term, plus an additional sum of $440,00.

                                 SCHEDULE 4.19
                                     TAXES


a) All federal, state, and local income taxes, real and personal property taxes, sales and use taxes and employment taxes have been filed and paid in full through the periods covered by each return. All liabilities including interest and penalties have been booked in Prism Entertainment Corporations books and records.

     The Internal Revenue Service has examined Prism Entertainment Corporation tax returns through the year ended 1/31/92.

     The California State Board of Equalization has examined Prism Entertainment Corporation sales tax returns through 12/11/95.

     The California State Board of Equalization has assessed taxes due, including penalties and interest of $827,928.77 as of 8/1/96. Various interest and penalties are post-petition and will be deducted from the balance due.

     The California State Board of Equalization has requested and Prism has granted them an extension through 4/30/97 to audit the periods 1/l/93 to 12/31/95. As of 10/21/96, the Board has completed the audit for the period under extension.

b) The Employment Development Department has sent an "Inquiry Regarding Records" letter on and has requested to audit the period 7/l/93 to 6/30/97. The purpose of the audit is to insure that all worker and wag" that are subject to the employment tax provisions of the California Unemployment Insurance Code have been property reported by employers.

f)   None.

                                 SCHEDULE 4.21
                         LABOR AND EMPLOYMENT MATTERS


a)

     1)   Yes, except for Barry Collier employment agreement noted in Schedule
          5.18.


     2)   None.

     3)   None.

     4)   None.

b)

     1)   None.

     2)   None.

     3)

     5)   Screen Actors Guild
          -------------------

          SAG Agreement: see attached proposed draft of terms resolving the dispute with SAG.

                                 Schedule 4.22
                           Pension and Benefit Plans
                           -------------------------



1) Premium payment due in December of 1997 in connection with the life insurance policy on the life of Barry Collier, after which such policy will be paid in full.

                                 SCHEDULE 4.23
                                   INSURANCE

                                                                                                                       AMOUNT OF
INSURANCE COVERAGE                          CARRIER/AGENT NAME                                                         COVERAGE
-----------------------------------------------------------------------------------------------------------------------------------
Worker's Compensation                       National Fire Insurance Co. / Vansa Insurance Services - Tom Putnam         $1,000,000

General Liability                           Transcontinental Insurance / Vansa Insurance Services - Tom Putnam          $2,000,000

Fire and Extended Coverage                  Transcontinental Insurance / Vansa Insurance Services - Tom Putnam          $2,000,000

Business - Personal Property                Transcontinental Casualty / Vansa Insurance Services - Tom Putnam           $1,100,000

Theft                                       Transcontinental Casualty / Vansa Insurance Services - Tom Putnam           $1,100,000

Vehicle                                     American Casualty Co. / Vansa Insurance Services - Tom Putnam               $1,000,000

Umbrella Liability                          General Star National Ins. / Vansa Insurance Services - Tom Putnam          $4,000,000

Distributors Errors and Omissions (1)       American Casualty Co. / Vansa Insurance Services - Tom Putnam               $3,000,000

Accidental Death & Dismemberment            Federal Insurance Co. / Vansa Insurance Services - Tom Putnam               $1,500,000

Directors and Officers Liability (2)        National Union Fire Insurance Co. / Vansa Insurance Services - Tom Putnam   $1,500,000


                                               POLICY           PREMIUM PAID
                                            EXPIRATION DATE      THROUGH DATE
                                            -----------------------------------
Worker's Compensation                        04/10/97            04/10/97

General Liability                            04/10/97            04/10/97

Fire and Extended Coverage                   04/10/97            04/10/97

Business - Personal Property                 04/10/97            04/10/97

Theft                                        04/10/97            04/10/97

Vehicle                                      04/10/97            04/10/97

Umbrella Liability                           04/10/97            04/10/97

Distributors Errors and Omissions (1)        01/01/97            Monthly

Accidental Death & Dismemberment             06/07/97            06/07/97

Directors and Officers Liability (2)         12/29/96            Monthly

(1) This policy has been renewed through 01/01/00.
(2)  This policy has been renewed through 01/29/97.

There are no pending claims under any of the above policies.

                                 SCHEDULE 4.25
                                 FILM LIBRARY


a.   See attached documentation.

b.   None.

c.   None.

d.   SAG Residual Agreements.

                                   AMENDMENT
              TO AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


          This Amendment to Agreement and Plan of Reorganization and Merger ("Amendment") is made and entered into as of December 20, 1996 by and between Prism Entertainment Corporation, a Delaware corporation ("Prism"), and Lee Video City, Inc., a California corporation ("VCI"), with respect to the facts set forth below. Unless otherwise defined, all capitalized terms used in this Amendment have the meanings ascribed to them in that certain Agreement and Plan of Reorganization and Merger dated as of October 25, 1996, by and between Prism and VCI (the "Merger Agreement").

                                   RECITALS
                                   --------

          A. Prism and VCI made and entered into the Merger Agreement, pursuant to which Prism and VCI agreed to merge VCI with and into Prism in accordance with the terms and conditions set forth therein.

          B. Schedule 3.9 to the Merger Agreement lists the exceptions to the representations and warranties made in Section 3.9 of the Merger Agreement. The exceptions include the forgiveness by VCI of certain outstanding indebtedness owed to VCI by Kelly, in the amount of $55,166, and by Tim Ford, in the amount of $47,234.

          C. Prism and VCI desire to amend ARTICLE V and ARTICLE VIII of the Merger Agreement to reflect, respectively, the covenant of VCI to extend and restructure such indebtedness on such terms and conditions as are reasonably acceptable to Prism, and that such extension and restructuring will be a condition precedent to the obligation of Prism to consummate the Merger.

          D. Pursuant to Section 8.1(h) of the Agreement, Prism and VCI agreed that as a condition precedent to the obligation of each of Prism and VCI to consummate the Merger, each of Lee, Collier and Kelly shall have executed and delivered to Prism an Employment Agreement substantially as set forth on Exhibits D-1, D-2 and D-3 to the Agreement.

          E.  Prism and VCI desire to amend and restate each of such Exhibits.

          F. Prism and VCI have agreed to amend ARTICLE V and ARTICLE VIII, and to amend and restate Exhibits D-1, D-2 and D-3, upon the terms and conditions set forth in this Amendment.

          NOW, THEREFORE in consideration of the premises and mutual promises set forth herein, the parties hereto hereby agree as follows:

          1.  Amendment of ARTICLE V and ARTICLE VIII.
              ---------------------------------------

               1.1 ARTICLE V of the Agreement is hereby amended by the addition of the following Section 5.8:

                       "5.8  Extension and Restructuring of Indebtedness.  VCI
                             -------------------------------------------
          shall, on such terms and conditions as are reasonably acceptable to Prism, extend and restructure the entire indebtedness owed to VCI by each of Kelly and Tim Ford, which indebtedness is more fully described on Schedule 3.9."

               1.2 ARTICLE VIII is hereby amended by the addition of the following Section 8.2(j):

                       "8.2(j)  Extension and Restructuring of Indebtedness.  In
                                -------------------------------------------
          accordance with Section 5.8, VCI shall have extended and restructured the entire indebtedness owed to VCI by each of Kelly and Tim Ford."

          2.  Amendment and Restatement of Employment Agreements.
              --------------------------------------------------

               2.1 Exhibit D-1 (Lee's Employment Agreement) is hereby amended and restated in its entirety to read in full as set forth on Exhibit A.

               2.2 Exhibit D-2 (Kelly's Employment Agreement) is hereby amended and restated in its entirety to read in full as set forth on Exhibit B .

               2.3 Exhibit D-3 (Collier's Employment Agreement) is hereby amended and restated in its entirety to read in full as set forth on Exhibit C.

          3.  Modification of Schedules.
              -------------------------

               (a) Schedule 3.9 to the Merger Agreement shall be amended to delete (c) therefrom.

               (b) Schedule 4.22 to the Merger Agreement shall be amended to state "None" in lieu of the disclosure therein.

          4.  Effect of this Amendment.  Except as expressly provided for in
              ------------------------
this Amendment, this Amendment shall not, in any way or manner, rescind or modify any existing term or provision of the Merger Agreement. All of the amendments set forth in this Amendment shall be effective as of November 14, 1996.

          5.  Integration.  This Amendment (and Exhibits A, B and C, which are
              -----------
hereby incorporated herein by this reference), together with the unamended terms and conditions of the Merger Agreement, constitute the entire agreement between the parties hereto and supersede all prior and contemporaneous agreements, oral or written, between the parties concerning the subject matter hereof. No term of this Amendment shall be amended, supplemented or waived except by a writing signed by both parties.

          IN WITNESS WHEREOF, Prism and VCI have caused this Amendment to be duly executed by their respective authorized officers.

                                       PRISM ENTERTAINMENT CORPORATION,
                                       a Delaware corporation


                                       By: /s/ Barry Collier
                                           ------------------------------
                                       Name: Barry Collier
                                             ----------------------------
                                       Title: President
                                              ---------------------------

                                       LEE VIDEO CITY, INC.,
                                       a California corporation


                                       By: /s/ Robert Y. Lee
                                          -------------------------------
                                       Name: Robert Y. Lee
                                            -----------------------------
                                       Title: President
                                             ----------------------------

                                   EXHIBIT A
                LEE'S AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                -----------------------------------------------

                                  EXHIBIT D-1

                             EMPLOYMENT AGREEMENT
                                (ROBERT Y. LEE)


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the ____ day of _____________, 1996, by and between Prism Entertainment Corporation, a Delaware corporation (the "Company"), and Robert Y. Lee ("Lee").

          1.  Term of Employment.  The Company hereby employs Lee, and Lee
              ------------------
hereby agrees to serve the Company, under and subject to all of the terms, conditions and provisions of this Agreement for a period of three years from the date hereof, in the capacity of Chairman of the Board and Chief Executive Officer of the Company, or to serve in such other executive capacity with the Company as the Company's board of directors (the "Board") may from time to time designate, provided such assignment is consistent with Lee's level of experience and expertise. In the performance of his duties and the exercise of his discretion, Lee shall be under the supervision and control of, and shall report only to, the Board of Directors. Lee's duties shall be designated by the Board of Directors and shall be subject to such policies and directions as may be established or given by the Board of Directors from time to time.

          2.  Devotion of Time to Company Business.  Lee shall devote
              ------------------------------------
substantially all of his productive time, ability and attention to the business of the Company during the term of this Agreement. Lee shall not, without the prior written consent of the Board of Directors, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, which may compete or conflict with the Company's business or with Lee's duties to the Company.

          3.  Compensation.  For all services rendered by Lee under this
              ------------
Agreement, the Company shall pay Lee the following amounts:

               3.1  Base Salary.  A base salary ("Base Salary"), payable semi-
                    -----------
monthly, at the rate of $178,000 per year.

               3.2  Bonus.  In addition to the Base Salary, the Company shall
                    -----
pay Lee an annual bonus ("Bonus") with respect to any pretax profit generated by the Company (any such pretax profit to be determined in accordance with the usual and customary accounting practices of the Company and consistent with generally accepted accounting principles except that all bonuses paid to any employee based on pretax profits shall be deducted in determining pretax profit for this purpose) as follows:

                       (a) an amount equal to 3% of any pretax profit of the Company in excess of $1,100,000 with respect to the fiscal year commencing in 1997;

                       (b) an amount equal to 3% of any pretax profit of the Company in excess of $1,200,000 with respect to the fiscal year commencing in 1998; and

                       (c) an amount equal to 3% of any pretax profit of the Company in excess of $1,300,000 with respect to the fiscal year commencing in 1999.

          4.  Benefits.
              --------

                       (a) In addition to the Base Salary and the Bonus, if any, Lee will be entitled to participate in all benefits of employment available to other members of the Company's management, on a commensurate basis as they may be offered from time to time by the Board of Directors to the Company's other management employees. Such benefits include, but are not limited to, full medical, dental and long term disability insurance for Lee and his immediate family, participation in group life insurance and retirement plans, [AND TERM LIFE INSURANCE OF $1,000,000 PAYABLE TO LEE'S DESIGNEES]. During the period of his employment hereunder, Lee will be reimbursed for reasonable business, travel and entertainment expenses incurred in accordance with Company policy on behalf of the Company in connection with his employment, and will be required to submit appropriate expense reports for approval by signature of the Chief Financial Officer as a condition of reimbursement of such expenses.

                       (b) The Company will pay up to $500 per month (including all maintenance and operating expenses) for Lee to have the use of one Company provided automobile (or an equivalent expense allowance for an automobile owned by Lee).

                       (c) If the Company's headquarters is moved from Bakersfield, California, such that Lee must relocate, the Company shall pay his reasonable relocation costs, including, but not limited to, moving expenses.

          5.  Authority.  So long as Lee serves as Chief Executive Officer of
              ---------
the Company under this Agreement, he shall have the authority specified in the Bylaws of the Company, except that he shall not proceed with any matters, or permit the Company to take any actions, which are prohibited by, or are in conflict with, resolutions or guidelines adopted by the Board of Directors,

          6.  Termination.  This Agreement shall terminate in advance of the
              -----------
time specified in Section 1 above (and except as provided in Sections 6(c) and 6(d) below, Lee shall have no right to receive any compensation not due and payable to him or to his estate at the time of such termination) under any of the following circumstances:

                       (a)  Upon the death of Lee.

                       (b) In the event that Lee shall become either physically or mentally incapacitated so as to not be capable of performing his duties as required hereunder, and if such incapacity shall continue for a period of six months consecutively, the Company may, at its option, terminate this Agreement by written notice to Lee at that time or at any time thereafter while such incapacity continues. In case of termination under this Section 6(b) or under
Section 6(a), Lee or his estate shall be entitled to receive Base Salary or any other compensation accrued or earned as of or to the date of termination for six months following such termination, or until the expiration of the term of this Agreement, whichever is earlier.

                       (c) By Lee, if the Company shall have materially breached any of the provisions of this Agreement, and such termination shall have the same effect on the payment of Lee's Base Salary and Bonus as a termination by the Company under Section 6(f).

                       (d) By the Company for Cause. The term "Cause" used in this Section 6(e) means Lee, (i) after repeated notices and warnings, fails to perform his reasonably assigned duties as reasonably determined by the Company,
(ii) materially breaches any of the terms or conditions of Sections 1 or 2 of this Agreement, or (iii) commits or engages in a felony or any intentionally dishonest or fraudulent act which materially damages the Company's reputation. If the Company terminates Lee for Cause, no payments or benefits under this Agreement shall become payable after the date of Lee's termination. The Company may terminate Lee's employment under this Section 6(e)(i) or (ii) only if written notice of the facts constituting the basis for such termination has been given to Lee and Lee shall have been afforded 30 days opportunity to take such action as may be reasonable under the circumstances to furnish assurance to the Board of Directors that such basis for termination has been corrected or cured (to the extent susceptible to cure) and will not recur.

                       (e) By the Company at any time, without Cause; provided, that the Company shall pay Lee his Base Salary and any Bonus which
--------
would otherwise have become payable under Section 3.2 above through the remaining term of this Agreement.


          7.  Attorney Fees.  The successful party in any litigation relating
              -------------
to matters covered by this Agreement shall be entitled to an award of reasonable attorneys' fees in such action.

          8.  Assignment.  Neither this Agreement nor any of the rights or
              ----------
obligations of either party hereunder shall be assignable by either Lee or the Company, except that this Agreement shall be assignable by the Company to and shall inure to the benefit of and be binding upon (i) any successor of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company to an entity other than any parent, subsidiary or affiliate of the Company and (ii) any parent, subsidiary or affiliate of the Company to which the Company may transfer its rights hereunder.

          9.  Binding Effect.  The terms, conditions, covenants and agreements
              --------------
set forth herein shall inure to the benefit of, and be binding upon, the heirs, administrators, successors and assigns of each of the parties hereto, and upon any corporation, entity or person with which the Company may become merged, consolidated, combined or otherwise affiliated.

          10.  Amendment.  This Agreement may not be altered or modified except
               ---------
by further written agreement between the parties.

          11.  Notices.  Any notice required or permitted to be given under
               -------
this Agreement by one party to the other shall be sufficient if given or confirmed in writing and delivered personally or mailed by first class mail, registered or certified, return receipt requested (if mailed from the United States), postage prepaid, addressed to such party as respectively indicated below or as otherwise designated by such party in writing.

          If to the Company, to:

               Prism Entertainment Corporation
               6851 McDivitt Drive, Suite A
               Bakersfield, California  93313
               Attention:  Barry Collier, President
               Fax:  (805) 397-5982

          If to Lee, to:

               Robert Y. Lee

               --------------------------------------

               --------------------------------------

               --------------------------------------

          12.  California Law.  This Agreement is being executed and delivered
               --------------
and is intended to be performed and shall be governed by and construed in accordance with the laws of the State of California.

          13.  Board of Directors.  On any matter calling for authorization,
               ------------------
approval, decision, determination or other action of the Board of Directors under the provisions of this Agreement, Lee's vote as a director shall not be counted.

          14.  Indemnification Agreement.  The Company shall enter into an
               -------------------------
Indemnification Agreement with Lee indemnifying him against personal liability to the fullest extent permissible under applicable corporate law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       PRISM ENTERTAINMENT CORPORATION



                                       By
                                         ---------------------------------------


                                       -----------------------------------------
                                       Robert Y. Lee

                                   EXHIBIT B
               KELLY'S RESTATED AND AMENDED EMPLOYMENT AGREEMENT
               -------------------------------------------------

                                  EXHIBIT D-2

                              EMPLOYMENT AGREEMENT
                              (JAMES CRAIG KELLY)


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the ___ day of _________, 1996, by and between Prism Entertainment Corporation, a Delaware corporation (the "Company"), and James Craig Kelly ("Kelly").

          14.1  Term of Employment.  The Company hereby employs Kelly, and
                ------------------
Kelly hereby agrees to serve the Company, under and subject to all of the terms, conditions and provisions of this Agreement for a period of three years from the date hereof, in the capacity of Senior Vice President and Chief Operating Officer of the Company, or to serve in such other executive capacity with the Company as the Company's board of directors (the "Board of Directors") may from time to time designate, provided such assignment is consistent with Kelly's level of experience and expertise. In the performance of his duties and the exercise of his discretion, Kelly shall be under the supervision and control of, and shall report only to, the Chairman of the Board. Kelly's duties shall be designated by the Chairman of the Board and shall be subject to such policies and directions as may be established or given by the Board of Directors from time to time.

          14.2  Devotion of Time to Company Business.  Kelly shall devote
                ------------------------------------
substantially all of his productive time, ability and attention to the business of the Company during the term of this Agreement. Kelly shall not, without the prior written consent of the Board of Directors, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, which may compete or conflict with the Company's business or with Kelly's duties to the Company.

          14.3  Compensation.
                ------------

               3.1  Base Salary.  For all services rendered by Kelly under this
                    -----------
Agreement, the Company shall pay Kelly a base salary ("Base Salary"), payable semi-monthly, at the rate of $120,000.

               3.2  Bonus.  In addition to the Base Salary, the Company shall
                    -----
pay Kelly an annual bonus ("Bonus") with respect to any pretax profit of the Company (any such pretax profit to be determined in accordance with the usual and customary accounting practices of the Company and consistent with generally accepted accounting principles) as follows:

                       (a) an amount equal to 3% of any pretax profit of the Company in excess of $1,100,000 with respect to the fiscal year commencing in 1997;

                       (b) an amount equal to 3% of any pretax profit of the Company in excess of $1,200,000 with respect to the fiscal year commencing in 1998; and

                       (c) an amount equal to 3% of any pretax profit of the Company in excess of $1,300,000 with respect to the fiscal year commencing in 1999.

               4.  Benefits.
                   --------

                       (a) In addition to the Base Salary and the Bonus, if any, Kelly will be entitled to participate in all benefits of employment available to other members of the Company's management, on a commensurate basis as they may be offered from time to time by the Board of Directors to the Company's other management employees. Such benefits include, but are not limited to, full medical, dental and long term disability insurance for Kelly and his immediate family, participation in group life insurance and retirement plans, and term life insurance of $500,000 payable to Kelly's designees. During the period of his employment hereunder, Kelly will be reimbursed for reasonable business, travel and entertainment expenses incurred in accordance with Company policy on behalf of the Company in connection with his employment, and will be required to submit appropriate expense reports for approval by signature of the Chairman of the Board as a condition of reimbursement of such expenses.

                       (b) The Company will pay up to $500 per month (including all maintenance and operating expenses) for Kelly to have the use of one Company-provided automobile (or an equivalent expense allowance for an automobile owned by Kelly).

                       (c) If the Company's headquarters is moved from Bakersfield, California, such that Kelly must relocate, the Company shall pay his reasonable relocation costs, including, but not limited to, moving expenses.

               5.  Authority.  So long as Kelly serves as Chief Operating
                   ---------
Officer of the Company under this Agreement, he shall have the authority specified in the Bylaws of the Company, except that he shall not proceed with any matters, or permit the Company to take any actions, which are prohibited by, or are in conflict with, resolutions or guidelines adopted by the Board of Directors,

               6.  Termination.  This Agreement shall terminate in advance of
                   -----------
the time specified in Section 1 above (and except as provided in Sections 6(c) and 6(d) below,

Kelly shall have no right to receive any compensation not due and payable to him or to his estate at the time of such termination) under any of the following circumstances:

                       (a)  Upon the death of Kelly.

                       (b) In the event that Kelly shall become either physically or mentally incapacitated so as to not be capable of performing his duties as required hereunder, and if such incapacity shall continue for a period of six months consecutively, the Company may, at its option, terminate this Agreement by written notice to Kelly at that time or at any time thereafter while such incapacity continues. In case of termination under this Section 6(b) or under Section 6(a), Kelly or his estate shall be entitled to receive Base Salary or any other compensation accrued or earned as of or to the date of any termination for six months following such termination, or until the expiration of the term of this Agreement, whichever is earlier.

                       (c) By Kelly, if the Company shall have materially breached any of the provisions of this Agreement, and such termination shall have the same effect on the payment of Kelly's Base Salary and Bonus as a termination by the Company under Section 6(e).

                       (d) By the Company for Cause. The term "Cause" used in this Section 6(e) means Kelly, (i) after repeated notices and warnings, fails to perform his reasonably assigned duties as reasonably determined by the Company,
(ii) materially breaches any of the terms or conditions of Sections 1 or 2 of this Agreement, or (iii) commits or engages in a felony or any intentionally dishonest or fraudulent act which materially damages the Company's reputation. If the Company terminates Kelly for Cause, no payments or benefits under this Agreement shall become payable after the date of Kelly's termination. The Company may terminate Kelly's employment under this Section 6(e)(i) or (ii) only if written notice of the facts constituting the basis for such termination has been given to Kelly and Kelly shall have been afforded 30 days opportunity to take such action as may be reasonable under the circumstances to furnish assurance to the Board of Directors that such basis for termination has been corrected or cured (to the extent susceptible to cure) and will not recur.

                       (e) By the Company at any time, without Cause; provided, that the Company shall pay Kelly his Base Salary and any Bonus which
--------
would otherwise have become payable under Section 3.2 above through the remaining term of this Agreement.

               7.  Attorney Fees.  The successful party in any litigation
                   -------------
relating to matters covered by this Agreement shall be entitled to an award of reasonable attorneys' fees in such action.

               8.  Assignment.  Neither this Agreement nor any of the rights or
                   ----------
obligations of either party hereunder shall be assignable by either Kelly or the Company, except that this Agreement shall be assignable by the Company to and shall inure to the benefit of and be binding upon (i) any successor of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company to an entity other than any parent, subsidiary or affiliate of the Company and (ii) any parent, subsidiary or affiliate of the Company to which the Company may transfer its rights hereunder.

               9.  Binding Effect.  The terms, conditions, covenants and
                   --------------
agreements set forth herein shall inure to the benefit of, and be binding upon, the heirs, administrators, successors and assigns of each of the parties hereto, and upon any corporation, entity or person with which the Company may become merged, consolidated, combined or otherwise affiliated.

               10.  Amendment.  This Agreement may not be altered or modified
                    ---------
except by further written agreement between the parties.

               11.  Notices.  Any notice required or permitted to be given under
                    -------
this Agreement by one party to the other shall be sufficient if given or confirmed in writing and delivered personally or mailed by first class mail, registered or certified, return receipt requested (if mailed from the United States), postage prepaid, addressed to such party as respectively indicated below or as otherwise designated by such party in writing.

               If to the Company, to:

                       Prism Entertainment Corporation
                       6851 McDivitt Drive, Suite A
                       Bakersfield, California 93313
                       Attention:  Robert Y. Lee
                       Fax:  (805) 397-5982

               If to Kelly, to:

                       Craig Y. Kelly

                       -------------------------------

                       -------------------------------

                       -------------------------------

               12.  California Law.  This Agreement is being executed and
                    --------------
delivered and is intended to be performed and shall be governed by and construed in accordance with the laws of the State of California.

               13.  Board of Directors.  On any matter calling for
                    ------------------
authorization, approval, decision, determination or other action of the Board of Directors under the provisions of this Agreement, Kelly's vote as a director shall not be counted.

               14.  Indemnification Agreement.  The Company shall enter into an
                    -------------------------
Indemnification Agreement with Kelly indemnifying him against personal liability to the fullest extent permissible under applicable corporate law.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       PRISM ENTERTAINMENT CORPORATION



                                       By
                                         ---------------------------------------


                                       -----------------------------------------
                                       James Craig Kelly

                                   EXHIBIT C
                  COLLIER'S RESTATED AND EMPLOYMENT AGREEMENT
                  -------------------------------------------

                                  EXHIBIT D-3

                              EMPLOYMENT AGREEMENT
                                (BARRY COLLIER)


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the ____ day of _____________________, 1996, by and between Prism Entertainment Corporation, a Delaware corporation (the "Company"), and Barry Collier ("Collier").

          1.  Term of Employment.  The Company hereby employs Collier, and
              ------------------
Collier hereby agrees to serve the Company, under and subject to all of the terms, conditions and provisions of this Agreement for a period of two (2) years from the date hereof, in the capacity of President of the Company, or to serve in such other executive capacity with the Company as the Company's board of directors (the "Board") may from time to time designate, provided such assignment is consistent with Collier's level of experience and expertise. In the performance of his duties and the exercise of his discretion, Collier shall be under the supervision and control of, and shall report only to, the Chairman of the Board. Collier's duties shall be designated by the Chairman of the Board and shall be subject to such policies and directions as may be established or given by the Board of Directors from time to time.

          2.  Devotion of Time to Company Business.  Collier shall devote
              ------------------------------------
substantially all of his productive time, ability and attention to the business of the Company during the term of this Agreement. Collier shall not, without the prior written consent of the Board of Directors, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, which may compete or conflict with the Company's business or with Collier's duties to the Company.

          3.  Compensation.
              ------------

               3.1  Base Salary.  For all services rendered by Collier under
                    -----------
this Agreement, the Company shall pay Collier a salary ("Base Salary"), payable semi-monthly, at the rate of $178,000 per year.

               3.2  Bonus.  In addition to the Base Salary, the Company shall
                    -----
pay Collier the following bonuses ("Bonuses"):

                       (a) an annual bonus equal to 12% of all revenues (net of commissions and expenses related thereto) recorded in excess of $625,000 from the licensing of and/or transfer of rights to the Film Library accrued for each fiscal year during the term hereof;

                       (b) an annual bonus equal to 5% of any (MDF) marketing development funds from any source in excess of $350,000 received by or credited to the Company for each fiscal year during the term hereof; and

                       (c) a bonus equal to 20% of proceeds in excess of $3,700,000 (net of commissions and expenses of sale) received by the Company generated by the sale of the Film Library in its entirety.

          As used herein, Film Library means the rights of the Company in the motion pictures listed on Schedule 5.25 to the Merger Agreement dated as of October 25, 1996 between the Company and Lee Video City, Inc.

          4.  Benefits.
              --------

                       (a) In addition to the Base Salary and the Bonus, if any, Collier will be entitled to participate in all benefits of employment available to other members of the Company's management, on a commensurate basis as they may be offered from time to time by the Board of Directors to the Company's other management employees. Such benefits include, but are not limited to, full medical, dental and long term disability insurance for Collier and his immediate family and participation in group life insurance and retirement plans. During the period of his employment hereunder, Collier will be reimbursed for reasonable business, travel and entertainment expenses incurred in accordance with Company policy on behalf of the Company in connection with his employment, and will be required to submit appropriate expense reports for approval by signature of the Chairman of the Board as a condition of reimbursement of such expenses.

                       (b) The Company will pay up to $500 per month (including all maintenance and operating expenses) for Collier to have the use of one Company provided automobile (or an equivalent expense allowance for an automobile owned by Collier).

          5.  Authority.  So long as Collier serves as an officer of the
              ---------
Company under this Agreement, he shall have the authority specified in the Bylaws of the Company, except that he shall not proceed with any matters, or permit the Company to take any actions, which are prohibited by, or are in conflict with, resolutions or guidelines adopted by the Board of Directors.

          6.  Termination.  This Agreement shall terminate in advance of the
              -----------
time specified in Section I above (and except as provided in Sections 6(c) and 6(d) below, Collier shall have no right to receive any compensation not due and payable to him or to his estate at the time of such termination) under any of the following circumstances:

                       (a)  Upon the death of Collier.

                       (b) In the event that Collier shall become either physically or mentally incapacitated so as to not be capable of performing his duties as required hereunder, and if such incapacity shall continue for a period of six months consecutively, the Company may, at its option, terminate this Agreement by written notice to Collier at that time or at any time thereafter while such incapacity continues. In case of termination under this Section 6(b) or under Section 6(a), Collier or his estate shall be entitled to receive Base Salary or any other compensation accrued or earned as of or to the date of termination for six months following such termination, or until the expiration of the term of this Agreement, whichever is earlier.

                       (c) By Collier, if the Company shall have materially breached any of the provisions of this Agreement, and such termination shall have the same effect on the payment of Collier's Salary as a termination by the Company under Section 6(f).

                       (d) By the Company for Cause. The term "Cause" used in this Section 6(e) means Collier, (i) after repeated notices and warnings, fails to perform his reasonably assigned duties as reasonably determined by the Company, (ii) materially breaches any of the terms or conditions of Sections 1 or 2 of this Agreement, or (iii) commits or engages in a felony or any intentionally dishonest or fraudulent act which materially damages the Company's reputation. If the Company terminates Collier for Cause, no payments or benefits under this Agreement shall become payable after the date of Collier's termination. The Company may terminate Collier's employment under this Section 6(e)(i) or (ii) only if written notice of the facts constituting the basis for such termination has been given to Collier and Collier shall have been afforded 30 days opportunity to take such action as may be reasonable under the circumstances to furnish assurance to the Board of Directors that such basis for termination has been corrected or cured (to the extent susceptible to cure) and will not recur.

                       (e)  By the Company at any time, without Cause; provided,
                                                                       --------
that the Company shall pay Collier his Salary through the remaining term of this Agreement.

          7.  Attorney Fees.  The successful party in any litigation relating
              -------------
to matters covered by this Agreement shall be entitled to an award of reasonable attorneys' fees in such action.

          8.  Assignment.  Neither this Agreement nor any of the rights or
              ----------
obligations of either party hereunder shall be assignable by either Collier or the Company, except that this Agreement shall be assignable by the Company to and shall inure to the benefit of and be binding upon (i) any successor of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company to an entity other than any parent, subsidiary or affiliate of the Company and (ii) any parent, subsidiary or affiliate of the Company to which the Company may transfer its rights hereunder.

          9.  Binding-Effect.  The terms, conditions, covenants and agreements
              --------------
set forth herein shall inure to the benefit of, and be binding upon, the heirs, administrators, successors and assigns of each of the parties hereto, and upon any corporation, entity or person with which the Company may become merged, consolidated, combined or otherwise affiliated.

          10.  Amendment.  This Agreement may not be altered or modified except
               ---------
by further written agreement between the parties.

          11.  Notices.  Any notice required or permitted to be given under
               -------
this Agreement by one party to the other shall be sufficient if given or confirmed in writing and delivered personally or mailed by first class mail, registered or certified, return receipt requested (if mailed from the United States), postage prepaid, addressed to such party as respectively indicated below or as otherwise designated by such party in writing.

          If to the Company, to:

               Prism Entertainment Corporation
               6851 McDivitt Drive, Suite A
               Bakersfield, California 93313
               Attention:  Robert Y. Lee
               Fax:  (805) 397-5982

          If to Collier, to:

               Barry Collier
               4033 Ocean Drive
               Oxnard, California  93035

          12.  California Law.  This Agreement is being executed and delivered
               --------------
and is intended to be performed and shall be governed by and construed in accordance with the laws of the State of California.

          13.  Board of Directors.  On any matter calling for authorization,
               ------------------
approval, decision, determination or other action of the Board of Directors under the provisions of this Agreement, Collier's vote as a director shall not be counted.

          14.  Indemnification Agreement.  The Company shall enter into an
               -------------------------
Indemnification Agreement with Collier indemnifying him against personal liability to the fullest extent permissible under applicable corporate law.

          15.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement, including without limitation the employment agreement, bonus arrangement and termination arrangement referred to in Schedules 5.18 and 5.21 to the Agreement and Plan of Reorganization and Merger dated as of October 29, 1996 by and between the Company and Lee Video City, Inc.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       PRISM ENTERTAINMENT CORPORATION



                                       By
                                         ---------------------------------------


                                       -----------------------------------------
                                       Barry Collier

                               SECOND AMENDMENT
              TO AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


          This Second Amendment to Agreement and Plan of Reorganization and Merger ("Second Amendment") is made and entered into as of December 24, 1996, by and between Prism Entertainment Corporation, a Delaware corporation ("Prism"), and Lee Video City, Inc., a California corporation ("VCI"), with respect to the facts set forth below. Unless otherwise defined, all capitalized terms used in this Second Amendment have the meanings ascribed to them in that certain Agreement and Plan of Reorganization and Merger dated as of October 25, 1996, as amended by that certain Amendment to Agreement and Plan of Reorganization and Merger, dated December 20, 1996 (the "Merger Agreement").

                                    RECITALS
                                    --------

       A. Prism and VCI made and entered into the Merger Agreement, pursuant to which Prism and VCI agreed to merge VCI with and into Prism in accordance with the terms and conditions set forth therein.

       B. Prism and VCI have amended the Merger Agreement pursuant to that certain Amendment to Agreement and Plan of Reorganization and Merger, dated December 20, 1996.

       C.  Prism and VCI desire to further amend the Merger Agreement.

          NOW, THEREFORE in consideration of the premises and mutual promises set forth herein, the parties hereto hereby agree as follows:

          1.   Deletion of Exhibit A.  Exhibit A to the Merger Agreement
               ---------------------
("Agreement of Merger") is hereby deemed deleted, and all references to the "Agreement of Merger" contained in the Merger Agreement and the Exhibits and Schedules thereto shall be deemed to be amended so that such references are to the "Certificate of Merger."

          2.   Deletion of References to Schedules 2.1, 3.11 and 3.26.  All
               ------------------------------------------------------
references to Schedule 2.1 "Distribution of Prism Stock and Prism Warrants,"
Schedule 3.11 "Real Property," and Schedule 3.26 "Accuracy and Provision of Information" in the Merger Agreement are hereby deemed deleted.

          3.   Amendment and Restatement of Schedule 3.5 "Allocation of
               --------------------------------------------------------
Stock."  Schedule 3.5 "Allocation of VCI Stock" is hereby amended and restated
-------
in its entirety to read in full as set forth on the attached Exhibit A.

          4.   Amendment of Section 4.5.  The number "10,000,000" on line
               ------------------------
3 of Section 4.5 is hereby amended to "9,753,927."

          5.   Amendment and Restatement of Schedule 4.5.  Schedule 4.5 is
               -----------------------------------------
hereby amended and restated in its entirety to read in full as set forth on the attached Exhibit B.

          6.   Amendment of Schedule.  Schedule 3.8 to the Merger Agreement
               ---------------------
is hereby amended to reflect that the dollar amount with respect to the liability to Brown, Coburn & Co. by VCI has been reduced to $40,000, to be repaid by post-Merger Prism within 30 days of the Closing.

          7.   Deletion of Section 8.2(d) "Employee Benefit Plans".
               ---------------------------------------------------
Section 8.2(d) "Employee Benefit Plans" is hereby deleted in its entirety. The parties hereto hereby agree that Prism shall assume such employee benefit plans of VCI in such manner as they shall mutually agree upon.

          8.   Addition of Exhibit B, Exhibit C and Schedule 4.23.
               --------------------------------------------------

               8.1 The form of "Certificate of Merger" attached hereto as Exhibit C is hereby added to the Merger Agreement as "Exhibit B."

               8.2 The form of "Override Agreement" attached hereto as Exhibit D is hereby added to the Merger Agreement as "Exhibit C."

               8.3 The Schedule attached hereto as Exhibit E is hereby added to the Merger Agreement as "Schedule 4.23 - Insurance."

          9.   Effect of this Second Amendment.  Except as expressly provided
               -------------------------------
for in this Second Amendment, this Second Amendment shall not, in any way or manner, rescind or modify any existing term or provision of the Merger Agreement. All of the amendments set forth in this Second Amendment shall be effective as of December 24, 1996.

          10.  Integration. This Second Amendment and Exhibits A, B, C, D and E
               -----------
attached hereto together with the unamended terms and conditions of the Merger Agreement, constitute the entire agreement between the parties hereto and supersede all prior and contemporaneous agreements, oral or written, between the parties concerning the subject matter hereof. No term of this Second Amendment shall be amended, supplemented or waived except by a writing signed by both parties.

          IN WITNESS WHEREOF, Prism and VCI have caused this Second Amendment to be duly executed by their respective authorized officers.


                                       PRISM ENTERTAINMENT CORPORATION,
                                       a Delaware corporation


                                       By:  /s/ Barry Collier
                                          -------------------------------
                                          Barry Collier, President



                                       LEE VIDEO CITY, INC.,
                                       a California corporation


                                       By:  /s/ Robert Y. Lee
                                          -------------------------------
                                          Robert Y. Lee, President

                                   EXHIBIT A

                     SCHEDULE 3.5 "ALLOCATION OF VCI STOCK"
                     --------------------------------------

(Revised as of 12/27/96)
------------------------

                                  Schedule 3.5

                            Allocation of VCI Stock


A.   VCI Shares outstanding as of 10/29/96

          Robert Y. Lee                            199,125

          Young C. Lee and Kay L. Lee              175,875

          Mortco, Inc.                              95,408

          Haig Brown                                25,000
                                                   -------

               Total                             1,495,408

B.   Convertible Promissory Notes:

                                                             VCI Shares to be issued
     Name                    Amount                            In Exchange for Note
     ----                    ------                          -----------------------
     Dennis Rhoton           $464,000 principal                       136,010

     Edward Rheinhardt       145,000 principal                         42,503

     Douglas Frankel         210,000 principal                         93,619

     Thomas Rider            40,000 principal                              --
                                                                      -------

          Total                                                       272,132

          The notes of Rhoton and Rheinhardt (principal only) and Frankel (principal plus accrued interest) are to be cancelled in exchange for shares of VCI stock prior to Closing of the Merger. The noteholders will do so at a price which will result in their receiving Prism Stock in the Merger at an effective price of $1.20 per share. Rider's note is to be paid off prior to the closing. Accrued interest on the Rhoton and Rheinhardt notes is to be paid by Prism over a 12-month period following the Merger.

C.   Allocation of Prism Shares in the Merger:


                        VCI Shares        Total                         Reserved for
                         Prior to      Prism Shares    Unrestricted        Ingram
Name                      Closing       in Merger        Delivery          Warrant
----                    ----------     ------------    ------------     ------------
Robert Y. Lee            1,119,125       3,409,024      3,004,621(1)       404,403

Young C. Lee and
  Kay L. Lee               175,875         500,000        500,000               --

Mortco, Inc.                95,408         325,000        325,000               --

Haig Brown                  25,000(2)           --             --               --

Dennis Rhoton              136,010         386,667        386,667               --

Edward Rheinhardt           42,503         120,833        120,833               --

Douglas Frankel             93,619         266,153        266,153
                         ---------       ---------      ---------          -------

        Total            1,767,540       5,007,677      4,603,274          404,403

(1) Robert Y. Lee's shares of Prism will be allocated as set forth in Part D of this Schedule.

(2) Mr. Brown has exercised his dissenters rights and has agreed to accept $62,500 ($2.50 per share) in full payment for his 25,000 shares of VCI.


D.   Allocation of Robert Y. Lee's Shares of Prism:


Shares reserved for Ingram Warrant                                  404,403

Shares transferred to Collier ((S)8.2(f)]                           610,000

Shares transferred at Closing to Stephen Lehman (40,000) and
Brian Murphy (40,000)                                                80,000

Shares reserved for cancellation upon exercise of options
listed in Part E(2) of this Schedule                                250,000

Shares retained by Lee (of which 721,983 shares are subject
to Ingram lock-up)                                                2,064,621
                                                                  ---------

          Total                                                   3,409,024


E. Options and Warrants to be assumed in Merger (all figures are adjusted for Merger):

     1.   Original group (fully vested):

                          Options for    Total Exercise     Approximate
                          Prism Shares       Price        Price per Share
                          ------------   --------------   ---------------

Craig Kelly                  761,600         $391,821          $ .51

Steven Antongiovanni         181,200          186,446           1.03

Andrew W. Couch              181,200          186,446           1.03

Theodore Coburn              100,000          100,000           1.00

     2. Other key employees and consultants - 5 year term, vesting one-third prior to Closing, one-third at first anniversary and one-third at second anniversary (except as otherwise stated). Exercise price $2.00 per share:

             Tim Ford                           105,000
             Tom Rider (fully vested)            42,000
             Brett Nelson                        25,000
             Joe Muller                          17,000
             Josh Pence                          17,000
             James Thomas                        21,000
             Don Dauterive                       21,000
             Shauna Rockwell                      6,000
             Mark Stoner (fully vested)          42,000
             Kathy Digoy                         42,000
             Greg Schaffer                       30,000
             Valeri Turner                        3,000
             Duane Keathley (fully vested)       37,000
             Tiffani Fernandez                   15,000
             Theresa McKiearnan                  15,000
             Katie Milan                         15,000
             Hope Arnold                          4,000
             John Ledbetter                       4,000
                                                -------
                                                461,000

F.   Warrants and Other Rights.

     1. Ingram Entertainment, Inc. ("Ingram") holds a warrant for VCI Stock which, upon the Merger, will be exchanged for a new warrant to purchase 404,403 shares of Prism Stock from Messrs. Lee and Brown at $.6085 per share. See Item C of this Schedule.

     2. At the Closing of the Merger, Ingram will receive a warrant to purchase 852,750 Prism Shares from Prism. This warrant is exercisable at $2.00 per share for 200,000 shares for a five year period, $2.25 per share for 200,000 shares for a six year period, and $2.50 per share for 200,000 shares for a seven year period, and prices ranging from $.51 to $2.00 per share for 252,750 shares for a five year period. All figures are subject to antidilution adjustment.

     3. Mortco, Inc. has a right to purchase additional shares pursuant to the Right of First Refusal and Co-Sale Agreement dated as of December 16, 1994 among Mortco, Inc., VCI and Robert Y. Lee.

     4. Rentrak Corporation has a warrant dated June 19, 1996 to purchase up to 5% of the fully diluted VCI Stock.

     5. Rentrack Corporation has a warrant dated August 24, 1995 to purchase up to 2% of the fully diluted VCI Stock.

                                   EXHIBIT B

                       AMENDED AND RESTATED SCHEDULE 4.5
                       ---------------------------------

          Schedule 4.5 is hereby amended and restated in its entirety to read as follows:

         "SCHEDULE 4.5 "OTHER SECURITIES OR EQUITY INTERESTS OF PRISM"
          ------------------------------------------------------------

               1.     All securities of VCI assumed by Prism as set forth in
Schedule 3.5 hereto.

               2. All options to Purchase stock of Prism issued to Ingram pursuant to the Override Agreement.

               3. All securities issued to Barry Collier pursuant to the Merger Agreement."

                                   EXHIBIT C

                             CERTIFICATE OF MERGER
                             ---------------------

                             CERTIFICATE OF MERGER

                                    MERGING

                              LEE VIDEO CITY, INC.
                           (a California corporation)

                                      INTO

                        PRISM ENTERTAINMENT CORPORATION
                            (a Delaware corporation)


                         Pursuant to Section 252 of the
                        Delaware General Corporation Law


          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST:  That the name and state of incorporation of each of the
          -----
constituent corporations in the merger is as follows:

                                         State of
     Name                                Incorporation
     ----                                -------------

     Lee Video City, Inc.                California

     Prism Entertainment Corporation     Delaware

          SECOND:  That an Agreement and Plan of Reorganization and Merger
          ------
between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the laws under which each constituent corporation was formed.

          THIRD:  That Prism Entertainment Corporation, a Delaware corporation,
          -----
shall be the surviving corporation.

          FOURTH:  That the Restated Certificate of Incorporation of Prism
          ------
Entertainment Corporation, a Delaware corporation, is hereby amended as follows:

          A.  Paragraph 1 is amended in full to read as follows:

            "The name of this corporation is Video City, Inc."; and

          B.  A new Paragraph 8 is added as follows:

          "8. This corporation is prohibited from issuing nonvoting securities."

          FIFTH:  That the executed Agreement and Plan of Reorganization and
          -----
Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1888 Century Park East, Suite 350, Los Angeles, California 90067.

          SIXTH:  That a copy of the Agreement and Plan of Reorganization and
          -----
Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH:  That Lee Video City, Inc., a California corporation, is
          -------
authorized to issue only one class of shares of capital stock; and the total number of shares which Lee Video City, Inc., a California corporation, is authorized to issue is twenty million (20,000,000).

          IN WITNESS WHEREOF, Prism Entertainment Corporation, a Delaware corporation, has caused this Certificate of Merger to be executed by its duly authorized officer this 27th day of December, 1996.

                                       PRISM ENTERTAINMENT CORPORATION,
                                       a Delaware corporation



                                       By:
                                          -----------------------------
                                          Barry Collier, President

                                   EXHIBIT D

                               OVERRIDE AGREEMENT
                               ------------------

                               OVERRIDE AGREEMENT


          This Override Agreement (the "Agreement") is made and entered into as of November 19, 1996, by and among Lee Video City, Inc., a California corporation ("VCI"); Robert Y. Lee ("Lee"), an individual resident of California on behalf of himself and as Trustee of the Robert Y. Lee Revocable Living Trust UDT 1/9/91 (the "Trust"); Prism Entertainment Corporation, a Delaware corporation ("Prism"); and Ingram Entertainment Inc., a Tennessee corporation ("Ingram"), with reference to the following:

          Prism is a public company which on December 1, 1995 filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"), and is currently operating as debtor-in-possession.

          Prism and VCI have entered into that certain Agreement and Plan of Reorganization and Merger dated as of October 25, 1996, as amended by that certain Amendment, dated as of November 19, 1996 (as amended, the "Merger Agreement") with respect to a merger (the "Merger") of VCI into Prism.

          As of the date of this Agreement, VCI is indebted to Ingram in the aggregate approximate amount of $4,500,000 (the "VCI Debt"). The obligations of VCI to Ingram with respect to the VCI Debt are secured by (a) a security interest in substantially all of the personal property of VCI (the "Old Collateral") pursuant to an Amended and Restated Security Agreement dated as of February 7, 1995, as amended (the "Prior Security Agreement"); (b) a pledge agreement dated as of February 7, 1995, as amended (the "Stock Pledge Agreement") issued by the Trust in favor of Ingram as to 5,500 shares of the Common Stock of VCI (the "Pledged Shares"); (c) a Pledge Agreement dated February 7, 1995, as amended (the "Note Pledge Agreement") issued by VCI in favor of Ingram as to a promissory note in favor of VCI (the "Pledged Note"); and (d) a Payment Guaranty issued by Lee dated February 7, 1995 (the "Lee Guaranty").

          VCI, Lee and Ingram have entered into that certain Workout Agreement dated as of February 7, 1995 (the "Workout Agreement") with respect to the rescheduling and payment of the then outstanding debt owed by VCI to Ingram.

          Ingram is the holder of warrants issued by VCI dated November 14, 1996 to acquire shares of the Common Stock of VCI equal to 8.5% of the outstanding shares of VCI (the "Old Warrants").

          Subject to the terms and conditions set forth in this Agreement and the consummation of the Merger, the parties have agreed to restructure the VCI Debt.

          NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

          1.1  Defined Terms.  In addition to the definitions set forth in
               -------------
     the Recitals, for purposes of this Agreement, the following capitalized
     terms      shall have the following meaning:

          "Additional Warrants" means warrants to purchase an aggregate of
           -------------------
     852,750 shares of the Common Stock of Reorganized Prism substantially in the form of Exhibit A attached hereto.
                 ---------

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
     or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and its correlated meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns, directly or
                 --------
     indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation (other than securities having such power only by reason of the happening of a contingency), or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person), will be deemed to control such corporation or other Person.

          "Assumed Options" means options of VCI to be assumed by Reorganized
           ---------------
     Prism upon the Merger to purchase an aggregate of 1,685,000 shares of Reorganized Prism.

          "Business Day" means any Monday, Tuesday, Wednesday, Thursday or
           ------------
     Friday on which Ingram is open for business at its address for notice designated as provided herein.

          "Closing" means the consummation of the transactions contemplated by
           -------
     this Agreement, which shall be deemed to take place concurrently with the effectiveness of the Merger.

          "Closing Date" means the date of Closing.
           ------------

          "Collateral Documents" means the New Security Agreement and Copyright
           --------------------
     Mortgages.

          "Collier" means Barry Collier.
           -------

          "Copyright Mortgage" means a mortgage agreement, in form and substance
           ------------------
     satisfactory to Ingram, granting to Ingram a security interest and lien on all right, title and interest of Reorganized Prism in and to the Film Library and the Film Library Accounts Receivable, including, without limitation, all copyrights with respect to the Film Library in form and substance acceptable to Ingram.

          "Debt Documents" means, collectively, this Agreement, the Note, the
           --------------
     Collateral Documents, the Supply Agreement, the New Warrants, the Additional Warrants and any other certificates, documents or agreement of any type or nature heretofore or hereafter executed or delivered by Reorganized Prism or any other Party to Ingram in any way relating to or in furtherance of this Agreement and/or the Note, and in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended.

          "Disclosure Statement" means the Disclosure Statement for Prism's
           --------------------
     Amended Plan of Reorganization dated September 23, 1996, as may be amended.

          "Effective Time" means the consummation of the Merger.
           --------------

          "Escrow and Warrant Agreement" means, as to the New Warrants, the
           ----------------------------
     Escrow and Warrant Agreement substantially in the form of Exhibit B attached hereto.

          "Event of Default" shall have the meaning provided in Section 7.1.
           ----------------

          "Film Library" means the rights of Prism in the motion pictures listed
           ------------
     on Schedule 5.25 to the Merger Agreement.

          "Film Library Accounts Receivable" means all present and future
           --------------------------------
     accounts, accounts receivable, rights to payment, and all forms of obligations owing to Reorganized Prism or in which Reorganized Prism may have any interest, however created or arising, relating to the Film Library.

          "Governmental Agency" means (a) any international, foreign, federal,
           -------------------
     state, county or municipal government, or political subdivision thereof,
     (b) any
     governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court, administrative tribunal or public utility.

          "Guaranty Release" means the release by Ingram of the Lee Guaranty,
           ----------------
     the Stock Pledge Agreement and the Note Pledge Agreement to be executed and delivered at the Closing substantially in the form of Exhibit C attached
                                                           ---------
     hereto.

          "Ingram Shares" means 1,500,000 shares of the Common Stock of
           -------------
     Reorganized Prism.

          "Laws" means, collectively, all international, foreign, federal, state
           ----
     and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any property, including any agreement to grant any of
                                        ---------
     the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of, or agreement to, give any financing statement (other than a precautionary
                                                 ----------
     financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any property.

          "Lock-Up Agreement" means an agreement to be executed and delivered at
           -----------------
     the Closing between Lee, Collier and Ingram pursuant to which Lee (on his own behalf and on behalf of the Trust) and Collier agree to refrain from selling, pledging or encumbering the Lock-Up Shares, substantially in the form of Exhibit D attached hereto.
             ---------

          "Lock-Up Shares" means 1,026,983 shares of Common Stock of Reorganized
           --------------
     Prism, 721,983 shares of which will, upon the Closing, be held by Lee and 305,000 shares by Collier.

          "New Collateral" means, collectively, a first lien on the property and
           --------------
     assets of Reorganized Prism described in Schedule A attached hereto (other than the Film Library and the Film Library Accounts Receivable of Reorganized Prism) and a second priority lien on the Film Library and the Film Library Accounts Receivable of Reorganized Prism subject only to the lien of Imperial Bank, all as more fully described in the New Security Agreement.

          "New Security Agreement" means the Security Agreement, dated as of the
           ----------------------
     Closing Date, executed by Reorganized Prism in favor of Ingram, substantially in the form of Exhibit E attached hereto, either as
                                  ---------
     originally executed or as it may from time to time on or after the Closing Date be supplemented, modified, amended, restated or extended.

          "New Warrants" means warrants to purchase the New Warrant Shares to be
           ------------
     delivered to Ingram at the Closing pursuant to the Escrow and Warrant Agreement.

          "New Warrant Shares" means an aggregate of 8 1/2% of the number of
           ------------------
     shares of the Common Stock of Reorganized Prism to be received by the VCI Shareholders pursuant to the Merger, provided, however, that the aggregate number of shares to be received by the VCI Shareholders will not be less than 4,930,000. The number of New Warrant Shares is currently estimated to be 410,444.

          "Note" means the promissory note of Reorganized Prism to be delivered
           ----
     to Ingram at the Closing evidencing the Remaining Debt, substantially in the form of Exhibit F attached hereto.
                 ---------

          "Party" means any Person (including Reorganized Prism and/or any
           -----
     Affiliate of Reorganized Prism), other than Ingram, which now or hereafter is party to any of the Debt Documents.

          "Person" means any entity, whether an individual, trustee,
           ------
     corporation, general partnership, limited partnership, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, governmental agency, or otherwise.

          "Plan" means the Plan of Reorganization of Prism and its subsidiaries,
           ----
     as may be amended.

          "Registrable Securities" means the Ingram Shares, the New Warrant
           ----------------------
     Shares and any securities issuable upon exercise of the Additional
     Warrants.

          "Registration Rights Agreement" means an agreement between Prism and
           -----------------------------
     Ingram regarding the registration of the Registrable Securities substantially in the form of Exhibit G attached hereto.

          "Remaining Debt" means the difference between the VCI Debt and
           --------------
     $3,000,000.

          "Reorganized Prism" means the surviving entity upon the consummation
           -----------------
     of the Merger.

          "Reorganized Prism Securities" means the Ingram Shares, the New
           ----------------------------
     Warrants, the New Warrant Shares, the Additional Warrants and any securities issuable upon exercise of the Additional Warrants.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Stockholders Agreement" means an agreement to be executed and
           ----------------------
     delivered at Closing among Reorganized Prism, Lee, Collier and Ingram substantially in the form of Exhibit H attached hereto.
                                  ---------

          "Supply Agreement" means the Supply Agreement between Reorganized
           ----------------
     Prism and Ingram to be executed and delivered at the Closing substantially in the form of Exhibit I attached hereto.
                    ---------

          "VCI Shareholders" means the shareholders of VCI immediately prior to
           ----------------
     the Effective Time.


                                   ARTICLE 2

                             RESTRUCTURING OF DEBT

          2.1   Conversion of Debt; Release of Lee Guaranty and Old
                ---------------------------------------------------
Collateral.  At the Closing, Ingram shall convert $3,000,000 of principal amount
----------
of the VCI Debt into the Ingram Shares. In connection therewith, at the Closing, Ingram shall release the Stock Pledge Agreement, the Note Pledge Agreement and the Lee Guaranty pursuant to the Guaranty Release, redeliver and reassign to Lee the Pledged Shares and to VCI the Pledged Note, and execute and deliver to Reorganized Prism UCC-2 termination statements with respect to the Old Collateral; and Reorganized Prism shall execute and deliver to Ingram the Note, the New Security Agreement and UCC-1 financing statements covering the New Collateral pursuant to which Reorganized Prism shall grant to Ingram first priority liens and security interests in and to the New Collateral except that the lien and security interest in the Film Library and the Film Library Accounts Receivable shall be subject to and subordinate to the lien therein of Imperial Bank.

          2.2   Termination of Workout Agreement; Payment of Remaining Debt.
                -----------------------------------------------------------
The Workout Agreement shall be terminated effective at the Closing, and Ingram shall thereupon release all of its future claims thereunder. The Remaining Debt shall be evidenced by the Note and payable as follows:

          (a) Interest shall be payable on the outstanding daily unpaid principal amount of the Remaining Debt from the Closing until payment in full is made, shall accrue and be payable at the rate of 10% per annum and shall be payable monthly. Any accrued interest not paid on a date scheduled for the payment of interest shall be added to the principal of the Remaining Debt and all of such principal, as so increased shall thereafter bear interest at the lesser of 4% in excess of the existing rate or the maximum rate permitted by applicable law. All proceeds from the exercise of all options or warrants to purchase capital stock of Reorganized Prism shall be applied to the reduction of the Remaining Debt, first to any accrued unpaid interest and then to principal.

          (b) If not sooner paid, the Remaining Debt and all accrued interest thereon shall be payable on the third anniversary of the Closing.

          (c) The Remaining Debt may, at any time and from time to time, be paid or prepaid in whole or in part without premium or penalty, provided that each prepayment of principal shall be accompanied by payment of interest accrued through the date of payment on the amount of principal paid.

          (d) Should any installment of principal or interest not be paid when due, a late charge equal to 5% of the payment then due, payable on demand, shall be charged with respect to such payment.

          (e) All computations of interest shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

          (f) If any payment to be made by Reorganized Prism shall become due on a day other than a Business Day, payment shall be made on the next succeeding Business Day and the extension of time shall be reflected in computing interest.

          (g) Each payment hereunder shall be made by Reorganized Prism by wire transfer to Ingram or to such other account as Ingram may direct in writing. All payments shall be made in lawful money of the United States of America and shall be deemed made when verified by the receiving bank.

                                   ARTICLE 3

                           ISSUANCE OF NEW WARRANTS

          At the Closing, certain of the VCI shareholders shall issue to Ingram the New Warrants to purchase the New Warrant Shares pursuant to the Escrow and Warrant Agreement. It is understood that certificates representing the New Warrant Shares shall be issued at the Closing in the names of the VCI Shareholders, but shall be delivered to an escrow agent acceptable to the parties to be held pending exercise of the New Warrants by Ingram or the expiration of the Warrant Period. For such time as the New Warrant Shares are held in escrow, the VCI Shareholders shall be entitled to vote the New Warrant Shares. Upon expiration of the Warrant Period, the escrow agent will be authorized and instructed to deliver to the VCI Shareholders all New Warrant Shares to the extent that the New Warrants have not been exercised therefor.
Any exercise by Ingram of the New Warrants shall be done on a ratable basis with respect to the New Warrant Shares with the exercise price(s) therefor to be paid to Reorganized Prism.


                                   ARTICLE 4

                              ADDITIONAL WARRANTS

          At the Closing, Reorganized Prism shall issue to Ingram the Additional Warrants.


                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

               5.1  Representations and Warranties of VCI.  VCI hereby
                    -------------------------------------
represents and warrants to the other parties hereto as follows:

          (a) VCI has the full right, power and authority to enter into, execute and deliver this Agreement and all the other Debt Documents to which VCI is a party.

          (b) VCI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to own and operate its properties and to carry on its business as now conducted. VCI is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on VCI's financial position or its ability to conduct its business in the manner now conducted.

          (c) VCI has taken all action necessary to authorize the entering into and performance of its obligations under this Agreement and all other related documents to which VCI is a party. This Agreement and all the other agreements, documents, and instruments contemplated hereby to which VCI is a party, are, and as of the Closing will be, the legal, valid and binding obligation of VCI, enforceable in accordance with their respective terms.

          (d) The representations and warranties of VCI set forth in the Merger Agreement are true and correct as of the date hereof.

          (e) The execution, delivery and performance by VCI of this Agreement and the other Debt Documents does not and will not (i) contravene or conflict with the Articles of Incorporation or bylaws of VCI, (ii) contravene or conflict with or constitute a violation of any provision of any law, statute, rule, regulation, judgment, injunction, order, writ or decree binding upon or applicable to VCI or any part of its business, or (iii) contravene or conflict with or constitute a violation, breach, or default under any agreement to which VCI is bound.

               5.2     Representations and Warrants of Prism.  Prism hereby
                       -------------------------------------
represents and warrants to the other parties as follows:

          (a) Prism is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to own and operate its properties and to carry on its business as now conducted. Prism is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Prism's financial position or its ability to conduct its business in the manner now conducted.

          (b) Prism has the full right, power and authority to enter into, execute and deliver this Agreement and all other related documents to which Prism is a party.

          (c) Prism has taken all action necessary to authorize the entering into and performance of its obligations under this Agreement and all other related documents to which Prism is a party. This Agreement and all other agreements, documents, and instruments contemplated hereby are, and as of the Closing will be, the legal, valid and binding obligation of Prism, enforceable in accordance with their respective terms.

          (d) The representations and warranties of Prism set forth in the Merger Agreement are true and correct as of the date hereof.

          (e) The Reorganized Prism Securities, when issued, shall be duly authorized, validly issued, fully paid and non-assessable.

          (f) The execution, delivery and performance by Prism of this Agreement and the Debt Documents to which Prism is a party does not and will not
(i) contravene or conflict with the Certificate of Incorporation or bylaws of Prism, (ii) contravene or conflict with or constitute a violation of any provision of any law, statute, rule, regulation, judgment, injunction, order, writ or decree binding upon or applicable to Prism or any part of its business, except that the consummation of the transactions contemplated herein is subject to the confirmation of the Plan, or (iii) contravene or conflict with or constitute a violation, breach, or default under any agreement to which Prism is bound.

          (g) The Plan provides for sufficient number of shares of Common Stock of Reorganized Prism in connection with the issuance of the New Warrant Shares, the Ingram Shares and any securities issuable upon exercise of the Additional Warrants.

          (h)    Place of Business.  The records with respect to all intangible
                 -----------------
personal property constituting a part of the New Collateral are and will be maintained at Reorganized Prism's chief place of business and chief executive office, which has the address of 6851 McDivitt Drive, Suite A, Bakersfield, California 93313. All tangible personal property constituting a part of the New Collateral is or will be located at Reorganized Prism's chief place of business and chief executive office and/or at any specific store locations.

          (i)    Imperial Bank.  As of the date hereof, the total outstanding
                 -------------
principal amount of the indebtedness of Prism to Imperial Bank (the "Imperial Indebtedness"), is no more than $3,100,000.

               5.3  Representations and Warranties of Ingram.  Ingram hereby
                    ----------------------------------------
represents and warrants as follows:

          (a) Ingram has the full right, power and authority to enter into, execute and deliver this Agreement and all other related documents to which Ingram is a party.

          (b) Ingram has taken all action necessary to authorize the entering into and performance of its obligations under this Agreement and all other related documents to which Ingram is a party. This Agreement and such related documents are, and as of the Closing will be, the legal, valid and binding obligation of Ingram, enforceable in accordance with their respective terms.

          (c) Ingram understands and agrees that (subject to the Registration Rights Agreement):

                 (i) The Reorganized Prism Securities shall not have been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, based upon an exemption from such registration requirements under the Securities Act and applicable state securities law;

                 (ii) The Reorganized Prism Securities are and will be "restricted securities" as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act;

                 (iii) The Reorganized Prism Securities may not be sold or otherwise transferred unless they have been first registered under the Securities Act and applicable state securities laws, or unless exemption from such registration provisions are available with respect to said resale or transfer;

                 (iv) Prism is relying on the representation by Ingram that Ingram has such knowledge and experience in financial or business matters that Ingram is capable of evaluating the merits and risks involved in the investment in the Reorganized Prism Securities;

                 (v) The Reorganized Prism Securities are and will be acquired by Ingram for Ingram's own account and not with a view to, or for resale in connection with, any distribution other than resales made in compliance with the Securities Act and applicable state securities laws.

                 (vi) Ingram acknowledges that it has received the Disclosure Statement, together with a copy of the Plan. Ingram has been, or will be prior to Closing, furnished with such information and documents pertaining to Reorganized Prism as Ingram has requested, and has been, or will be prior to Closing, given the opportunity to meet with officials of Prism and VCI and to have such persons answer questions regarding Reorganized Prism's affairs and conditions.

                                   ARTICLE 6

                              COVENANTS BY PRISM

          Unless Ingram otherwise consents in writing, which consent may be exercised or withheld in Ingram's sole discretion, so long as Reorganized Prism is indebted to Ingram under this Agreement, and until the payment in full of the Remaining Debt (as to all covenants in this Article) and until the later to occur of the termination of the Stockholders Agreement or the payment in full of the Remaining Debt (as to Sections 6.11, 6.12, 6.14, 6.16, 6.17 and 6.18), Prism covenants as follows:

          6.1   Punctual Payment.  Reorganized Prism shall punctually pay
                ----------------
the interest and principal of the Remaining Debt at the times and place and in the manner specified herein and in the Note.

          6.2   Accounting Records.  Reorganized Prism shall maintain full
                ------------------
and complete books and accounts and other records reflecting all of its properties and the results of its business in accordance with generally accepted accounting principles consistently applied.

          6.3   Financial Information.  Reorganized Prism shall deliver, or
                ---------------------
cause to be delivered, to Ingram, in form and detail satisfactory to Ingram:

          (a) As soon as available, but in any event not later than 105 days after the end of each fiscal year, an audited balance sheet of Reorganized Prism as at the end of such fiscal year, and statements of income and cash flow for such fiscal year, together with the equivalent information for the prior fiscal year, all in detail reasonably satisfactory to Ingram. Such balance sheet and statements shall be prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the periods involved and accompanied by a report of a certified public accountant of recognized national standing reasonably satisfactory to Ingram.

          (b) As soon as available, but in any event not later than 50 days after the end of each fiscal quarter (except for the fourth quarter), an unaudited balance sheet of Reorganized Prism as at the end of such fiscal quarter (except for the fourth quarter) and a statement of income for such fiscal quarter (except for the fourth quarter) and the year to date, together with the equivalent information for the same period in the prior fiscal year, all in accordance with generally accepted accounting principles consistently maintained throughout the period involved, except for the absence of footnotes. Such financial statements shall be certified by the chief financial officer of Reorganized Prism as fairly presenting the financial condition and results of operations of Reorganized Prism in accordance with generally accepted accounting principles, consistently applied, as at such date and for such periods, except for the absence of footnotes. The foregoing may be satisfied by delivery of the applicable Form 10-Q Report.

          6.4   Existence.  Reorganized Prism shall (a) preserve and
                ---------
maintain its existence and all of its material rights, licenses, privileges and franchises, (b) continue to operate in substantially the same line of business as VCI presently engages in, namely, the business of renting and selling prerecorded video entertainment for consumer use, (c) comply with the requirements of all applicable Laws of any Governmental Agency, and (d) use its best efforts to conduct its business in an orderly, efficient, and regular manner.

          6.5   Maintenance of Properties.  Reorganized Prism shall
                -------------------------
maintain, preserve and protect all of its properties and equipment in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties, except that the failure to maintain,
                                        ------
preserve and protect a particular item of property or equipment that is not of significant value, including property not of significant value due to its technological obsolescence, either intrinsically or due to the operation of Reorganized Prism, shall not constitute a violation of this covenant.

          6.6   Taxes and Other Liabilities.  Reorganized Prism shall pay
                ---------------------------
and discharge when due any and all indebtedness, obligations, assessments and taxes including without limitation federal and state income taxes, and all such obligations imposed by any Governmental Agency which are or may become a Lien affecting Reorganized Prism's properties or any part thereof, except such as
                                                              ------
Reorganized Prism may in good faith contest by appropriate proceedings, so long as Reorganized Prism has established and maintains reserves adequate to pay any such contested liabilities in accordance with generally accepted accounting principles and, by reason of non-payment, none of Reorganized Prism's property or the Liens of Ingram thereon are in danger of being lost or forfeited.

          6.7   Reporting Requirements.  Reorganized Prism shall cause to be
                ----------------------
delivered to Ingram, in form and detail satisfactory to Ingram:

                (a) promptly upon Reorganized Prism's learning thereof, notice of:

                    (i) any material litigation affecting or relating to Reorganized Prism, or any of its properties;

                    (ii) any dispute between Reorganized Prism and any Governmental Agency relating to Reorganized Prism's property, the adverse determination of which might materially adversely affect such property;

                    (iii)  any change in senior management of Reorganized
          Prism;

                    (iv)   any Default or Event of Default.

               (b) written notice of any change in the location of Reorganized Prism's principal place of business or any other place in which it maintains any of the New Collateral or its books and records at least 30 days prior to the date of such change;

               (c) such other information relating to Reorganized Prism, and/or its properties as Ingram may reasonably request from time to time.

          6.8     Insurance.  Reorganized Prism shall provide or cause to
                  ---------
be provided the following policies of insurance:

               (a) public liability insurance in an amount deemed reasonably necessary from time to time by Ingram;

               (b) property damage and casualty insurance in an amount deemed reasonably necessary from time to time by Ingram; and

               (c) such other policies of insurance as Ingram may reasonably require from time to time.

All insurance policies (i) shall be maintained throughout the term of the Remaining Debt at Reorganized Prism's sole expense, (ii) shall be issued by insurers of recognized responsibility which are reasonably satisfactory to Ingram, (iii) shall be in form and substance reasonably satisfactory to Ingram, and (iv) with respect to insurance coverage damage to the New Collateral, (A) shall name Ingram as an additional insured and/or loss payee, as appropriate, and (B) shall contain a "lender's loss payable" endorsement in form and substance reasonably satisfactory to Ingram. Reorganized Prism shall deliver or cause to be delivered to Ingram, from time to time at Ingram's reasonable request, originals or copies of such policies or certificates in form reasonably satisfactory to Ingram, evidencing the same. Such certifications shall provide that such insurance coverage shall not be reduced, cancelled or terminated without 30 days prior written notice to Ingram.

          6.9       Inspection Rights.  At any time during regular business
                    -----------------
hours and as often as reasonably requested, Reorganized Prism shall permit Ingram, or any employee, agent or representative of Ingram, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Reorganized Prism and to discuss the affairs, finances and accounts of Reorganized Prism with any of its officers and key employees, and, upon request, furnish promptly to Ingram true copies of all financial information and internal management reports made available to the management of Reorganized Prism. As used herein, "key employees" means all employees at least of Regional Manager or department head rank.

          6.10      Compliance with Agreements, Duties and Obligations.
                    --------------------------------------------------
Reorganized Prism shall promptly and fully comply with all of its agreements, duties and obligations under the Debt Documents and, in all material respects, under any other material agreements, indentures, leases and/or instruments to which it and Ingram are each a party. Reorganized Prism shall use its best efforts to promptly and fully comply with all of its agreements, duties and obligations under any material agreements, indentures, leases and/or instruments to which it and another Person (other than Ingram) are each a party.

          6.11      Mergers, Consolidations and Acquisitions.  Reorganized Prism
                    ----------------------------------------
shall not (a) enter into any transaction of merger or consolidation or contemplating the sale or transfer of all or substantially all of its assets; or
(c) make any material change in the nature of its business as conducted and presently proposed to be conducted; or (d) change the form of organization of its business; provided, however, that nothing herein shall prevent Reorganized Prism from selling the Film Library (subject, however, to the conditions set forth in Section 6 of the Security Agreement), or from entering into a transaction of merger where (i) Reorganized Prism is the surviving party; (ii) upon the consummation of such merger, 50% or more in interest of the stockholders of Reorganized Prism own and control 50% or more of the voting equity of the combined company; (iii) a majority of the board of directors of the combined company consist of directors of Reorganized Prism immediately prior to such merger; and (iv) the terms of the Supply Agreement will continue to apply.

          6.12      Redemption, Dividends, Distributions.  Reorganized Prism
                    ------------------------------------
shall not redeem or repurchase stock or other ownership interests, declare or pay any dividends or make any other distribution, whether of capital, income or otherwise, and whether in cash or other property.

          6.13      Application of Exercise Prices.  Reorganized Prism shall
                    ------------------------------
apply all proceeds from the exercise of any options or warrants to purchase capital stock of Reorganized Prism to the reduction of the Remaining Debt, first to any accrued, unpaid interest and then to principal.

          6.14     Restriction on Employee Stock Options.  Except for the
                   -------------------------------------
Assumed Options and the option in favor of Collier to purchase 175,000 shares (the "Collier Option"), Reorganized Prism shall not issue any employee stock options or warrants (a) at exercise prices below the greater of the book value per share or the fair market value per share on the date of grant or (b) to the extent that the total amount of shares issuable pursuant to the exercise of such new stock options plus 461,000 shares exceeds 10% of the then issued and outstanding shares of Reorganized Prism's Common Stock and Common Stock equivalents. No options or warrants (including the Assumed Options and Collier Option) will be repriced at an exercise price below the greater of the book value per share or the fair market value on the date of original grant (subject to adjustments for any stock splits, combinations, etc.) and provisions of vesting and forfeiture of any such options shall not be amended or modified.

          6.15      Imperial Indebtedness.  In no event shall Reorganized Prism
                    ---------------------
allow the aggregate principal amount of Imperial Indebtedness to exceed the amount outstanding as of the date hereof except as to accrued interest and for costs and expenses incurred by Imperial Bank from the date hereof. Reorganized Prism shall promptly provide and deliver to Ingram any and all notices received from the holder(s) of the Imperial Indebtedness of any default or Event of Default under the documents, instruments and agreements evidencing, securing or otherwise relating to the Imperial Indebtedness or of the exercise of remedies with respect to any collateral therefor.

          6.16      Employee Matters.  Reorganized Prism shall not amend or
                    ----------------
modify the employment agreements with Collier, Lee and Craig Kelly attached as exhibits to the Merger Agreement. Reorganized Prism shall not extinguish, forgive or reduce (except for payment made) any debt owed to Reorganized Prism from any employee.

          6.17      Reservation of Shares.  Reorganized Prism shall reserve a
                    ---------------------
sufficient number of shares of its Common Stock issuable upon exercise of any Additional Warrants.

          6.18      Board Approval.  Without the unanimous approval of the Board
                    --------------
of Directors of Reorganized Prism, Reorganized Prism shall not enter into any line of business other than (i) the sale and rental of video product and related goods and accessories, (ii) completion of the sole film Prism currently has under way expected to be titled "When the Bough Breaks II," and (iii) the exploitation of the Film Library.

                                   ARTICLE 7

                               EVENTS OF DEFAULT

          7.1   Events of Default.  The occurrence of any one or more of the
                -----------------
following, whatever the reason therefor, shall constitute an "Event of Default" hereunder in addition to any event of default described in any other document relating to other transactions between the parties thereto:

              (a) Reorganized Prism shall fail to pay any installment of principal or interest on the Note when due, or any other amount owing under this Agreement, the Note or the other Debt Documents when due; provided, however,
                                                          --------  -------
Reorganized Prism shall be allowed two times in any 12 month period to pay an installment of principal or interest due under the Note not more than five days after the due date for such payment provided that the late charge imposed by
Section 2.2 is paid; or

              (b) Reorganized Prism shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any of the Debt Documents on its part to be performed or observed, within 30 days after the date the same was to have been performed or observed; provided, however, that if
                                                      --------  -------
the failure to perform is capable of being cured, but cannot reasonably be cured within 30 days after the date the same was to have been performed or observed, no Event of Default shall be deemed to have occurred if Reorganized Prism shall have commenced to perform the same within 30 days after the date the same was to have been performed or observed and shall diligently continue to complete the performance or observance; or

              (c) any representation or warranty in any of the Debt Documents or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any of the Debt Documents proves to have been incorrect when made in any material respect; or

              (d) Reorganized Prism (i) shall fail to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $100,000 or more, or to fulfill its obligations under any guaranty of present or future indebtedness for borrowed money of $100,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in connection with any present or future indebtedness for borrowed money of $100,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $100,000 or more, if as a result of such failure any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due, or has commenced judicial or nonjudicial action to collect such indebtedness or to foreclose or otherwise realize upon security held therefor, or has taken or is taking such other actions as might materially adversely affect the Collateral, the interests of Ingram under the Debt Documents or the ability of Reorganized Prism to perform its obligations under the Debt Documents; or

          (e) Any Debt Document, at any time after its execution and delivery and for any reason other than the agreement of Ingram or satisfaction in full of all the obligations of Reorganized Prism thereunder, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Party thereto denies that it has any or further liability or obligation under any Debt Document, or purports to revoke, terminate or rescind same; or

          (f) A final judgment against Reorganized Prism is entered for the payment of money in excess of $250,000 and such judgment remains unsatisfied without procurement of a stay of execution for 30 calendar days after the date of entry of judgment; or

          (g) All or a substantial portion of Reorganized Prism's property is seized or appropriated by any Governmental Agency; or

          (h) Reorganized Prism is dissolved or liquidated or all or substantially all of the property of Reorganized Prism is sold or otherwise transferred without Ingram's written consent; or

          (i) Reorganized Prism is the subject of an order for relief by a bankruptcy court that is not stayed within 30 days, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Reorganized Prism applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Reorganized Prism and the appointment continues undischarged or unstayed for 60 calendar days; or Reorganized Prism institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to it or to all or any part of its property under the Laws of any jurisdiction; or any similar proceeding is instituted without the consent of Reorganized Prism and continues undismissed or unstayed for 60 calendar days; or any judgment, writ, attachment, execution or similar process is issued or levied against all or any part of the property of Reorganized Prism and is not released, vacated or fully bonded within

30 calendar days after its issue or levy; or Reorganized Prism voluntarily ceases to transact business for more than five consecutive days; or

          (j) Reorganized Prism shall claim that any Debt Document is ineffective or unenforceable, in whole or in part, for any reason.


                                   ARTICLES 8

                        RIGHTS AND REMEDIES UPON DEFAULT

     8.1       Remedies Generally.  If an Event of Default shall occur,
               ------------------
Ingram may, at its option and without demand or notice to Reorganized Prism, which notice is expressly waived, do any one or more of the following:

          (a) accelerate and declare the principal of all amounts owing under this Agreement, the Note and the other Debt Documents, including without limitation all obligations secured by the Collateral Documents, together with interest thereon, to be immediately due and payable, regardless of any other specified maturity or due date, without presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and without the necessity of prior recourse to any security;

          (b) to the extent permitted by applicable Laws, proceed to protect, exercise and enforce any or all of its rights and remedies under any or all of the Debt Documents, including without limitation the right to notify any account debtor of Ingram's security interest in all of Reorganized Prism's accounts and effect collection of any account directly from such debtor, the right to take possession of and protect, enforce and exercise its rights with respect to the New Collateral, and such other rights and remedies as are provided by Law or equity, all in such order and manner as Ingram in its sole discretion may determine; and/or

          (c) to the extent permitted by applicable Laws, exercise any and all legal or equitable remedies afforded to Ingram as provided in any Collateral Documents heretofore or hereafter entered into between Ingram, Reorganized Prism, or as provided for under the Uniform Commercial Code, or under any other applicable law.

     8.2       Cumulative Remedies.  The rights and remedies granted to
               -------------------
Ingram are cumulative, and Ingram shall have the right to exercise any one or more of such rights and remedies alternatively, successively or concurrently as Ingram may, in its sole discretion, deem advisable.

                                   ARTICLE 9

                  CONDITIONS PRECEDENT TO INGRAM'S OBLIGATIONS

          The obligations of Ingram to consummate the transactions contemplated herein on the Closing Date shall be subject to the performance by Reorganized Prism of all of its covenants to be performed hereunder, to the accuracy of the representations and warranties herein contained, and to the fulfillment to Ingram's satisfaction, on or before the Closing Date, of each of the following conditions, unless waived by Ingram, in its sole discretion, in writing:

               (a) Delivery to Ingram of an executed original of this Agreement, of each of the following documents and of each of the exhibits, documents, and ancillary agreements contemplated therein:

                         (i)     the Note;

                         (ii)    the New Security Agreement;

                         (iii)   the Copyright Mortgages;

                         (iv)    the Escrow and Warrant Agreement;

                         (v)     the Additional Warrants;

                         (vi)    the Lock-Up Agreement;

                         (vii)   the Supply Agreement;

                         (viii)  the Stockholders Agreement;

                         (ix)    the Registration Rights Agreement;

                         (x) UCC-1 financing statements covering the New Collateral;

                    (xi) any other filings deemed necessary by Ingram to perfect its lien and security interest in the Film Library and Film Library Accounts Receivable;


                    (xii) opinion of counsel to Prism as to matters, and in such form, as reasonably requested by Ingram;

                    (xiii) evidence satisfactory to Ingram as to insurance coverage;

                    (xiv) incumbency certificate as to the officers of Reorganized Prism;

                    (xv) certified copy of the Certificate of Incorporation and Bylaws of Reorganized Prism and resolutions of Reorganized Prism, good standing certificates of Reorganized Prism, authorizing the transactions contemplated herein;

                    (xvi) any other instruments or documents reasonably requested by Ingram in connection with the transactions contemplated hereby.

               (b) The representations and warranties of VCI and Prism contained in Sections 5.1 and 5.2 and in the Merger Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date.

               (c) All corporate and other proceedings, including adoption by the Board of Directors of Prism and VCI of resolutions authorizing the consummation of the transactions contemplated herein and authorizing the performance by Prism and VCI of the covenants hereunder, and all actions required to be taken in connection with the transactions contemplated herein, and all documents incident thereto, shall be satisfactory in form and substance to Ingram and its counsel and Ingram shall have received certified copies of the same.

               (d) All legal matters with respect to and all legal documents executed in connection with the transactions contemplated by this Agreement and the other Debt Documents shall be reasonably satisfactory to counsel for Ingram.

               (e) The entry of an order or orders of the Bankruptcy Court confirming the Plan on terms reasonably acceptable to Ingram.

               (f) The effectiveness of the Merger, pursuant to a Merger Agreement in form and substance satisfactory to Ingram.

               (g) No provision of any applicable law or regulation, and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated herein.

               (h) Immediately after the Closing, the Board of Directors of Reorganized Prism shall consist of eight members, two of which shall be designees of Ingram.

               (i) Ingram shall have received satisfactory evidence that, upon execution of the Debt Documents, Reorganized Prism will be the owner of the New Collateral and that Ingram has a second priority lien (subject only to the first lien of Imperial Bank) on the Film Library and the Film Library Accounts Receivable and a first priority lien as to all other collateral.

               (j) Ingram shall have been given a full and complete opportunity to review the books, records, and operations of Prism and to review the collateral security that will be the subject of the Collateral Documents and shall be satisfied, in its reasonable discretion, with such review and investigation.


                                   ARTICLE 10

             CONDITIONS PRECEDENT TO PRISM'S AND VCI'S OBLIGATIONS

          The obligations of Prism and VCI to consummate the transactions contemplated herein on the Closing Date shall be subject to the performance by Ingram of all of its covenants to be performed hereunder, to the accuracy of the representations and warranties herein contained, and to the fulfillment to Prism's and VCI's satisfaction, on or before the Closing Date, of each of the following conditions, unless waived by Prism and VCI, in their sole discretion, in writing:

               (a) Delivery by Ingram of an executed original of this Agreement and of each of the following documents and of each of the exhibits, documents and ancillary agreements contemplated therein:

                         (i)     the Stockholders Agreement;

                         (ii) UCC-2 Termination Statements with respect to the Old Collateral; and

                         (iii)   the Guaranty Release.

               (b) Delivery and reassignment by Ingram to Lee of the Pledged Shares and to VCI of the Pledged Note.

               (c)    The representations and warranties of Ingram contained in
     Section 5.3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date.

               (d) All corporate and other proceedings, including adoption by the Board of Directors of Ingram of resolutions authorizing the consummation of the transactions contemplated herein and authorizing the performance by Ingram of the covenants hereunder, and all actions required to be taken in connection with the transactions contemplated herein, and all documents incident thereto, shall be satisfactory in form and substance to Reorganized Prism and its counsel and Ingram shall have delivered certified copies of the same to Reorganized Prism.

               (e) All legal matters with respect to and all legal documents executed in connection with the transactions contemplated by this Agreement and the other Debt Documents shall be reasonably satisfactory to counsel for Reorganized Prism.

               (f) The entry of an order or orders of the Bankruptcy Court confirming the Plan.

               (g)    The effectiveness of the Merger.

               (h) No provision of any applicable law or regulation, and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated herein.


                                   ARTICLE 11

                                 MISCELLANEOUS

          11.1      Notices.  All notices, requests and other communications to
                    -------
any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

          if to Prism, to:

               Prism Entertainment Corporation
               1888 Century Park East, Suite 350
               Los Angeles, California  90067
               Attention:  Barry L. Collier
               Telecopy:  (310) 203-8036

               with a copy to:

               Loeb & Loeb LLP
               1000 Wilshire Boulevard, Suite 1800
               Los Angeles, California  90017
               Attention:  David L. Ficksman, Esq.
               Telecopy:  (213) 688-3460

          if to VCI:

               (prior to the Effective Time)

               Lee Video City, Inc.
               6851 McDivitt Drive, Suite A
               Bakersfield, California  93313
               Attention:  Robbie Lee
               Telecopy:  (805) 397-7955

               with a copy to:

               Troy & Gould
               1801 Century Park East, 16th Fl.
               Los Angeles, California  90067
               Attention:  William J. Feis, Esq.
               Telecopy:  (310) 201-4746

          if to Ingram:

               Ingram Entertainment, Inc.
               Two Ingram Boulevard
               La Vergne, Tennessee  37089
               Attention:  John Fletcher, Esq., General Counsel
               Telecopy:  (615) 287-4465

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

          11.2      Amendments; No Waivers.
                    ----------------------

              (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

              (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          11.3      Successors and Assigns.  The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          11.4      Governing Law.  This Agreement shall be construed in
                    -------------
accordance with and governed by the laws of the State of California, without giving effect to the conflict of laws principles thereof.

          11.5      Counterparts; Effectiveness.  This Agreement may be signed
                    ---------------------------
in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11.6      Entire Agreement.  This Agreement (and all attached Exhibits
                    ----------------
and Schedules, which are hereby incorporated herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement, including without limitation, the Letter of Intent dated September 16, 1996 the Workout Agreement, the Stock Pledge Agreement, the Note Pledge Agreement, the prior Supply Agreement, the Old Warrants and the Old Security Agreements. No representation, inducement, promise, understanding, condition or warranty not set forth herein, or in the Merger Agreement, or in any other Debt Document has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          11.7      Severability.  If any one or more provisions of this
                    ------------
Agreement shall, for any reasons, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          11.8      Captions and Section References.  The captions herein are
                    -------------------------------
included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to "Sections" without further citation refer to sections of this Agreement.

          11.9      Interpretation.  Where the context or construction requires,
                    --------------
all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

          11.10     Attorneys' Fees.  In the event of any litigation or
                    ---------------
legal proceedings (including arbitration) between the parties hereto, the nonprevailing party shall pay the expenses, including reasonable attorneys' fees and court costs, of the prevailing party in connection therewith. Reorganized Prism shall pay the attorneys' fees (up to $15,000) and expenses for Ingram's outside counsel in connection with this Agreement and the other Debt Documents.

          11.11     No Third-Party Rights.  Nothing in this Agreement,
                    ---------------------
whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement.


                                  Lee Video City, Inc., a
                                  California corporation


                                  By
                                    -------------------------------------
                                   Its
                                       ----------------------------------


                                  ---------------------------------------
                                  Robert Y. Lee


                                  Prism Entertainment Corporation, a
                                  Delaware corporation


                                  By
                                    -------------------------------------
                                   Its
                                       ----------------------------------

                                  Ingram Entertainment Inc., a
                                  Tennessee corporation


                                  By
                                    -------------------------------------
                                   Its
                                       ----------------------------------

                                   SCHEDULE A

          All present and future right, title and interest of Reorganized Prism in or to any property or assets whatsoever, and all rights and powers of Reorganized Prism to transfer any interest in or to any property or assets whatsoever, including, without limitation, any and all of the following
            ---------
property, whether in existence, owned or held, or hereafter acquired, entered into, created or arising, and wherever located:

                    (a)    The Film Library;

                    (b) The Film Library Accounts Receivable and all other accounts receivable, including, all present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Reorganized Prism or in which Reorganized Prism may have any interest, however created or arising;

                    (c) All present and future accounts, accounts receivable, contract rights, chattel paper, instruments, general intangibles, all tax refunds of every kind and nature to which Reorganized Prism now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information and insurance proceeds;

                    (d) All present and future deposit accounts of Reorganized Prism, including, without limitation, any demand, time,
                             ---------
          savings, passbook or like account maintained by Reorganized Prism with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Reorganized Prism, whether or not deposited in any such deposit account;

                    (e)    All present and future books and records, including
                                                                     ---------
          without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Reorganized Prism or the business thereof, all receptacles and containers for such records, and all files and correspondence;

                    (f)    All present and future goods, including, without
                                                         ---------
          limitation, all consumer goods, farm products, inventory, equipment, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Reorganized Prism's business, including without
                                                             ---------
          limitation, all goods as defined in the Uniform Commercial Code;

                    (g) All present and future inventory and merchandise including, without limitation, all present and future goods held for
          ---------
          sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

                    (h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

                    (i) All other tangible and intangible property of Reorganized Prism;

                    (j) All rights, remedies, powers and/or privileges of Reorganized Prism with respect to any of the foregoing; and

                    (k) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general
                     ---------
          intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided that the term "New Collateral" shall not include the interest of
                                        -----------------
Reorganized Prism in real property or real property leases ("real property" for the purposes hereof having the same meaning as such term is used in California Code of Civil Procedure Section 726).

                                   EXHIBIT E

                           SCHEDULE 4.23 "INSURANCE"
                           -------------------------

                                 SCHEDULE 4.23
                                   INSURANCE

                                                                                       AMOUNT OF         POLICY        PREMIUM PAID
INSURANCE COVERAGE                                CARRIER/AGENT NAME                    COVERAGE     EXPIRATION DATE   THROUGH DATE
-----------------------------------------------------------------------------------------------------------------------------------
Worker's Compensation        National Fire Insurance Co. / Vansa Insurance Services
                             - Tom Putnam                                              $1,000,000          04/10/97      04/10/97


General Liability            Transcontinental Insurance / Vansa Insurance Services
                             - Tom Putnam                                              $2,000,000          04/10/97      04/10/97


Fire and Extended            Insurance / Vansa Insurance Services
Coverage                     - Tom Putnam                                              $2,000,000          04/10/97      04/10/97


Business - Personal          Transcontinental Casualty / Vansa Insurance Services
Property                     - Tom Putnam                                              $1,100,000          04/10/97      04/10/97


Theft                        Transcontinental Casualty / Vansa Insurance Services
                             - Tom Putnam                                              $1,100,000          04/10/97      04/10/97


Vehicle                      American Casualty Co. / Vansa Insurance Services
                             - Tom Putnam                                              $1,000,000          04/10/97      04/10/97


Umbrella Liability           General Star National Ins. / Vansa Insurance Services
                             - Tom Putnam                                              $4,000,000          04/10/97      04/10/97


Distributors Errors          American Casualty Co. / Vansa Insurance Services
and Omissions (1)            - Tom Putnam                                             $3,000,000          01/01/97      Monthly


Accidental Death &           Federal Insurance Co. / Vansa Insurance Services
 Dismemberment               - Tom  Putnam                                             $1,500,000          06/07/97       06/07/97


Directors and               National Union Fire Insurance Co. / Vansa Insurance
Offiers                     Services - Tom Putnam                                      $1,500,000          12/29/96       Monthly
Liability (2)


(1)  This policy has been renewed through 01/01/00.
(2)  This policy has been renewed through 01/29/97.

There are no pending claims under any of the above policies.